Exhibit 10.2

VAT Lease Liège DC4 Unit D

Warehouse Agreement

Between the undersigned:

1.

The limited liability company Prologis Belgium III BVBA, having its registered office at 2850 Boom, Scheldeweg 1, registered with the Crossroads Bank for Enterprises under the number 0472.435.629 (RLE Antwerp) and with VAT number 0472.435.629, represented by Mr. Bram Verhoeven, holder of a special proxy,

hereinafter referred to as "Prologis",

AND

2.

The limited liability company Skechers EDC Sprl, having its registered office at 4041 Milmort (Liège), avenue du Parc Industriel 3, registered with the Crossroads Bank for Enterprises under the number 0478.543.758 (RLE Liège) and with VAT number 0478.543.758, represented by Mr. David Weinberg, Business Manager,

hereinafter referred to as "Skechers",

Prologis and Skechers hereinafter jointly referred to as “Parties” or individually as a “Party”;

AND

3.

The limited liability company under the laws of the State of Delaware (USA) Skechers USA Inc., having its registered office at CA 90266 Manhattan Beach (USA), Manhattan Beach Blvd. 228, and registered under the Commission File Number 001-1429 with I.R.S. Employer Identification No. 95-437615, represented by Mr. David Weinberg, Director

hereinafter referred to as "Guarantor",

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WHEREAS:

1.

Skechers has concluded an "Agreement for the availability of Space for the storage of goods and Offices for the management of this" dated 12 August 2002, as amended, with respect to the Prologis Park Liège Distribution Center I located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the "Agreement DC I"), an "Agreement for the availability of Space for the storage of goods and Offices for the management of this" dated 20 May 2008, as amended with respect to Prologis Park Liège Distribution Center II located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the "Agreement DC II") and a "Warehouse Agreement" dated 19 September 2014, with respect to the Prologis Park Liège Distribution Center III located in the Industrial Park Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (the "Agreement DC III").

2.

Prologis is currently negotiating the acquisition of an additional parcel of land located in the Industrial Park Hauts-Sarts, Milmort, Liège, Avenue du Parc Industriel (the "Land", as further described in Part I - Article 1.1, last paragraph of the present agreement).

3.

On this Land and on a portion of the land on which Prologis Park Liège Distribution Centers II and III has been, respectively is being constructed (together referred to as the "Site"), Prologis intends to construct additional warehouses, mezzanine and offices, i.e. the Prologis Park Liège Distribution Center IV (the "Premises" as further described in Part I - Article 1.1, first paragraph of the present agreement).

3.	Skechers wishes to perform activities related to the storage, handling, transportation and distribution in the Premises which will be constructed on the Site.
4.

Parties and the Guarantor now wish to conclude an agreement by which the Premises will be designed and constructed by Prologis and put at the disposal of Skechers subject to the terms and conditions as set out and mutually agreed upon in present agreement (hereinafter referred to as the "Agreement").

THE FOLLOWING HAS BEEN AGREED:

Preliminary Part - Conditions Precedent
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1. The design and construction of the Premises and the putting at the disposal thereof to Skechers shall be subject to the cumulative fulfilment of the following conditions precedent ("Conditions Precedent"):

1.1.

Obtaining of undisputable, executable and final building and environmental permit(s) (as the case may be "permis unique") in accordance with the permit application mentioned in Part I - Article 2.1., and any other authorizations and consents required for the design and construction of the Premises; and

1.2.

Subject to the fulfilment of the condition precedent set forth in Article 1.1. above, acquisition by Prologis of the Land from Services Promotion Initiatives en Province de Liège (SPI) SCRL for a purchase price not exceeding € 48.00 / m² land, which in addition implies that an agreement is to be reached between Prologis and Services Promotion Initiatives en Province de Liège (SPI) SCRL with respect to the ground levelling works required. Prologis is however entitled (but not obliged) to waive the application of the present Condition Precedent as far as relating to the purchase price and/or agreement on ground levelling works.

2. Prologis shall endeavour all best efforts in order to have the Conditions Precedent satisfied cumulatively as soon as possible. Should the condition precedent set forth in Article 1.1. not be satisfied at the above due date or should the Conditions Precedent not be satisfied cumulatively by 30 September 2015 (this day included) at the latest, each of the Parties is entitled to consider the present Agreement void, subject to prior notification by the relevant Party to the other Party, without any damages or costs being due by either Party or the Guarantor to any other Party or the Guarantor, provided however that should it be, in both Parties' opinion, reasonably obvious that all of the Conditions Precedent can be satisfied shortly after 30 September 2015, without impact on the Delivery Date provided for in Article 4 of Part I below, the Parties will conduct good faith negotiations in view of extending the abovementioned date of 30 September 2015. If so, a specific addendum to this Agreement will be attached.

3. For the avoidance of doubt only and without prejudice to the above, it is clarified that Prologis will at any moment be entitled to proceed to the acquisition of the Land at the terms and conditions to be agreed with Services Promotion Initiatives en Province de Liège (SPI) SCRL, despite - as the case may be - the non-fulfilment of the condition precedent set forth in Article 1.1. above.

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Part I - Design and construction of the Premises
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Article 1 - Design and construction

1.1 Subject to the Conditions Precedent, Prologis undertakes to deliver to Skechers, an industrial building referred to as "Prologis Park Liège Distribution Center IV", designed and constructed according to Prologis' own design, with due observance of the Outline Specifications of the Premises, attached as Appendix 3, having a surface of approx. 26,451 m² and consisting of:

•	approx. 24,309 m² warehouses (hereinafter referred to as the "Warehouses");
•	approx. 1,792 m² mezzanine (hereinafter referred to as the "Mezzanine");
•	approx. 350 m² offices (hereinafter referred to as the "Offices").

i.e. the "Premises".

The Warehouses, Mezzanine, Offices and accompanying car parking places are indicated on the situation plan of the Premises which is attached to present Agreement as Appendix 2. The situation plan of the Premises may be modified subject to the mutual written consent by the Parties and in conformity with the permit(s) obtained by Prologis in conformity with Article 2.1. below.

The Premises shall be constructed on a parcel of land located in the Industrial Park Hauts-Sarts, Milmort, Liège (Herstal), Avenue du Parc Industriel, with cadastral references Herstal, 6th Division (Vottem, A La Chaussée), Section A, number 559/E/2 (part), with a total surface of approx. 40,372 m² (hereinafter referred to as the "Land") and on a portion of the land on which Prologis Park Liège Distribution Centers II and III has been respectively is being constructed (together hereinafter referred to as the "Site"). A plan of the Site is attached as Appendix 1 to present Agreement.

1.2. Prologis shall be responsible for producing the provisional design, technical design, final design and the building specifications, based on the above description and the Outline Specifications of the Premises, attached as Appendix 3.

1.3. Prologis may, in consultation with Skechers carry out variations or substitute alternative materials of a similar colour and to no less a quality or performance criteria within the relevant Belgian Standards (i) so long as it does not materially alter the design, layout and nature of the Premises, or (ii) if the changes are to comply with planning or statutory requirements.

1.4. Skechers shall provide Prologis with all reasonably required documents and information in time. Failure to do so shall, to the extent this failure is (at least partly) attributable to Skechers, result in a deferral of the construction period with the number of working days in the construction sector equal to the number of working days in the construction sector during which Skechers failed to provide the documents or information concerned, unless Prologis is able to reasonably demonstrate that the delay by Skechers has additional consequences on the construction period.

1.5. During the construction works best efforts will be used to minimize hindrance to the activity in and the use of Distribution Center I, Distribution Center II and Distribution Center III adjoining to the Land, by Skechers, it being understood that Skechers will not be entitled to claim damages for any remaining hindrance during the works.

1.6. For the avoidance of doubt, Parties confirm that articles 7.2. and 7.3. of Part I of the Agreement DC III remain applicable, to the exception, however, of those sections of both articles where reference is being made to the possibility of leasing Distribution Center IV (or granting other rights in this respect) to third parties. For avoidance of doubt, it is understood that Distribution Center IV will be built for and leased (by means of a “terbeschikkingstelling”) to Skechers only, and that no rights in connection with Distribution Center IV will be granted to third parties.

Article 2 - Permits and authorisations (construction phase)

2.1. Prologis shall endeavour to apply for the required building and environmental permit(s) and other administrative consents and authorizations for the construction of the Premises, as soon as possible.

Prologis shall provide Skechers with a draft of the application(s) allowing Skechers to formulate reasonable technical remarks. Skechers shall as soon as possible and in any event within 8 business days as from the receipt of the draft application(s), either confirm that such application(s) is/are entirely satisfactory or provide Prologis with reasonable technical remarks. Both the

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application(s) as the reasonable technical remarks, if any, shall be in full conformity with Appendices 1, 2 and 3 of the present Agreement, and with any agreed upon modifications, as the case may be, pursuant to Article 3 “Request for modifications” below. If Skechers fails to reply within the 8 business days delay, it shall be considered to have accepted the draft application(s).

A copy of the application(s) as filed will be attached as Appendix 5 to present Agreement.

Prologis will inform Skechers on a regular basis about the progress of the application (and will answer specific enquiries from Skechers in this respect without delay), and will also immediately inform Skechers of any and all circumstances that may affect the Delivery Date or the fulfilment of other obligations of Prologis. Skechers will be invited to and is entitled to participate in any meetings with the competent authorities.

2.2. For the avoidance of doubt, it is clarified that if any environmental or operating permit, authorisation or notification is (are) required for the activities of Skechers, Skechers shall be responsible, at its sole risk and expense, for the application and obtainment thereof. Failure to timely obtain such permits or authorisations shall, however, not result in a deferral or cancelling of the Delivery or Commencement Date, as defined below. Prologis will be held harmless with respect hereto.

Article 3 - Requests for modifications

3.1. Prologis shall offer Skechers or its representative the opportunity to assess the design documents and the specifications in time, as soon as these documents become available.

3.2. Skechers is entitled to timely submit requests for changes to be made to the building specifications, as far as (i) (still) technically feasible, (ii) in accordance with the Outline Specifications of the Premises, attached as Appendix 3, and (iii) permitted by the permits applied for and obtained pursuant to article 2 above.

Prologis shall implement such changes to the building specifications, unless this cannot reasonably be required from Prologis for reasons of lettability or future disposals of the Premises, or unless not compliant with the first paragraph.

3.3. As soon as practically possible following receipt and prior to implementing the change to the specifications, Prologis shall inform Skechers in writing with respect to the consequences thereof, as the case may be, on the construction period and/or on the Compensation due to Prologis.

3.4. The estimated construction period shall be deferred with the period of time as communicated by Prologis, required to execute the changes to the building specifications requested by Skechers in accordance with this Article 3, provided Prologis has informed Skechers in writing on the impact of these changes in accordance with Article 3.3. above and provided Skechers has agreed in writing within five business days upon receipt of the reply from Prologis, to proceed with these changes.

If Skechers fails to answer in writing within this delay, it shall be considered to have refused the new delivery date and financial consequences proposed by Prologis, in which case - for the avoidance of doubt - the requested modifications shall not be executed.

Article 4 - Timing

4.1. Target date for the Delivery of the Premises in accordance with Article 5 below is 1 April 2016. This date is based upon start of the construction works on 1 May 2015, i.e. an irrevocable building permit is in place at that moment and no other circumstances have occurred or occur preventing a start of the construction works at that date. Prologis shall endeavour all best efforts in order to reach this target date.

An overview of milestones is attached as Appendix 4, for information purposes.

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4.2. The target date shall be deferred in the event of one or more of the following occurrences:

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occurrence of circumstances which are to be considered as force majeure or Acts of God, including war, hostilities, terrorism, rebellion, ionising radiation, contamination by radioactivity, riot, commotion, strikes or disorder, earthquake, storm, flooding and lightning, bad weather, and/or circumstances related to the presence of wildlife or environmental fragility; the target date shall be deferred with the number of working days in the construction sector equal to the number of working days in the construction sector during which one or more of the above circumstances occur(s) or persist(s), unless Prologis is able to reasonably demonstrate that the circumstance(s) referred to has (have) additional consequences on the construction period.

-

in the event of modifications in accordance with Article 3.3. and 3.4.; the deferral of the target date shall be equal to the number of calendar days as agreed upon between Skechers and Prologis pursuant to article 3.4.

-

any delay or retardation attributable to Skechers’ non-compliance with its obligations under this Agreement; the target date shall be deferred with the number of working days in the construction sector equal to the number of working days in the construction sector during which Skechers is in non-compliance, unless Prologis is able to reasonably demonstrate that such non-compliance has additional consequences on the construction period.

-

any delay or retardation caused by Skechers’ right to review pursuant to Part II, Article 4.4. or by the Parties' discussions pursuant to Part II, Article 4.5.; the target date shall be deferred with the number of working days in the construction sector equal to the number of working days in the construction sector between Prologis' notification and Skechers' agreement pursuant to Part II, Article 4.4. respectively equal to the number of working days in the construction sector of discussion pursuant to Part II, Article 4.5., unless Prologis is able to reasonably demonstrate that such delay has additional consequences on the construction period.

4.3. Parties are aware of the likely presence of archaeological artefacts on the Site, which may have an impact on the timing of the construction works. Prologis will use best efforts in order to enter into an agreement ("protocol") with the Walloon archaeological authorities, if so requested by these authorities, with regard to the archaeological survey of the Land and their timing. As the case may be, the different process steps (and timing) for the archaeological survey will be described in that agreement. Prologis shall use best efforts to have such agreement based on the protocol as agreed upon for the archaeological survey of DC III.

If needed, the target date set out above will be adjusted on the basis of the timing required for the archaeological survey. Such timing may - as the case may be - be set forth in the protocol to be agreed with the Walloon archaeological authorities. In case the authorities do not comply or do not timely comply with their obligations under the aforementioned agreement, Prologis undertakes to take all necessary actions which are reasonably in its powers, towards the authorities in view of enforcing their obligations under the agreement.

Article 5 - Completion - Delivery

5.1. Completion shall take place in accordance with the Outline Specifications of the Premises, attached as Appendix 3.

The approval of the completion shall occur in accordance with the following principles (the "Delivery"):

-	The Premises shall be approved by Skechers in its entirety (not phased), in accordance with Article 5.3 below.
-	However, in the relation with each of its contractors separately, Prologis is allowed to perform phased approval procedures.
-

Before approving works performed by the (individual) contractors, Prologis shall invite Skechers to inspect the respective works and to communicate, within five working days, technically relevant remarks, with due motivation. Such technically relevant remarks of Skechers shall be incorporated in the remarks of Prologis towards its contractors.

-	If Skechers does not communicate its remarks within the abovementioned timeframe of five working days as from its inspection of the works, it shall be deemed to have accepted the works concerned.
-

Approval of the Premises by Skechers can only be refused for non-compliance with the Outline Specifications of the Premises, attached as Appendix 3 to the extent such non-compliance would impede the normal use of the Premises by Skechers for the purposes as described in Part II - Article 2 and 3 of this Agreement.

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5.2. Skechers or its representative and/or consultants are entitled to inspect the Premises at all times and receive an invitation for the building meetings and shall receive a copy of the notes of the construction meetings. Prologis and Skechers agree that the minutes of the construction meetings will be given only for the convenience of attendees present and/or absent. No rights, obligations, amendments or decisions are to be concluded from these notes.

5.3. Prologis shall give notice to Skechers, in writing, at least ten (10) business days in advance of the date when the Premises shall be ready for Delivery, taking into account and without prejudice to the principles set forth in Article 5.1. above. It shall provide Skechers with the technical descriptions as available at that moment (such as, but not limited to, with regard to the concrete ("béton") used). In the event that Skechers fails to attend the Delivery meeting, in despite of having been notified correctly and having been provided with the technical descriptions available, Delivery shall be deemed to be accepted.

The Parties shall, during the Delivery meeting, draft and sign the list of remaining snagging items, if any, i.e. any defect or non-conformity which does not impede the operation of the Premises and, hence, the Delivery. The Parties will agree upon a time table for the carrying out of the remedial works relating to the snagging items.

In any case, a disagreement regarding these snagging items shall not prevent Delivery from taking place.

Delivery shall be deemed to be granted by Skechers once the Parties have agreed upon and executed Delivery minutes, to which - as the case may be - a list of snagging items may be attached. Skechers shall no longer be entitled to make claims for apparent defects that are not mentioned on the list of snagging items.

5.4. A complete copy of the As-Built file shall be handed over to Skechers as soon as available.

Article 6 - Customer fit-out works

6.1. Best effort will be made by Prologis to make the Premises available for customer fit-out works one month before expected date of Delivery. As from that moment, Skechers will have access to the Premises but only to execute the customer fit-out works in the Premises. Skechers shall expeditiously and carefully carry out the customer fit-out works.

6.2. The customer fit-out works shall be carried out by Skechers at its own risk and expense.

6.3. The inclusion of the customer fit-out works in the construction schedule will be coordinated by Prologis, and Skechers agrees that as a result, both Prologis and the contractor of Prologis can give binding instructions to the contractor(s) of Skechers with respect to the execution of the customer fit-out works. Skechers shall comply with, and shall take care that the contractors comply with, the reasonable instructions given by Prologis and/or the contractor of Prologis.

6.4. Skechers shall execute the customer fit-out works (i) in a professional manner and not in breach of the environmental and building permit ("permis unique") for the construction, or any civil or public law or regulations, (ii) using good quality materials, (iii) in a way which causes as little nuisance and inconvenience as possible to Prologis, the contractor of Prologis or to lessees, owners or users of adjacent parcels, if applicable, and (iv) in accordance with the reasonable instructions given by Prologis and/or the contractor of Prologis, if any.

6.5. Skechers shall at all times ensure that neither the construction work executed by Prologis or a contractor are hampered by the (execution of the) customer fit-out works and Skechers shall not cause any delay, inconvenience or increase of the costs for the construction works. Skechers shall at any time provide Prologis and its contractors access to the Premises.

For the period between the moment Skechers has access to the Premises to execute the customer fit-out works in the Premises and the Commencement Date (as defined in Part II - Article 6), the costs for utilities (gas, water, electricity, etc) for the Premises, will be equally divided between Skechers and Prologis (or its contractor). During the same period, Skechers shall comply with all obligations (except for the payment obligations) under this Agreement.

6.6. Skechers shall immediately notify Prologis of the completion of the customer fit-out works and shall provide Prologis with two (2) sets of as-built plans with respect to the customer fit-out works, and this within three (3) weeks after completion of the customer fit-out works.

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Part II - VAT Warehouse Lease ("Terbeschikkingstelling")
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Article 1 - Premises

1.1. Prologis puts the Premises at the disposal of Skechers, who accepts.

1.2. Skechers is perfectly familiar with the Premises and requires no further description thereof. By executing the Delivery minutes as provided for in Article 5 of Part I of this Agreement, Skechers acknowledges the Premises to be appropriate for the use as further described in Article 2 and 3 of Part II of present Agreement.

1.3. Parties waive their rights in case of difference between the actual total measure(s) of the Premises and the abovementioned measure(s).

Article 2 - Purpose of the Premises

2.1. The Premises may only be used by Skechers for activities as described in article 18, § 1, second section, 9° of the Belgian VAT Code (Decision of the VAT authorities dated 29 September 1995 with reference E.T. 84.364, as completed by the decision of the VAT authorities dated 13 January 2005 with reference E.T. 108.597).

2.2. The purpose agreed upon - i.e. the use of the Premises as a distribution and logistics center by Skechers for the purpose of storing goods in accordance with the provisions of article 44, §3, 2°, a), second dash of the Belgian VAT Code - constitutes an essential condition of the present Agreement, without which Prologis would never have entered into the present contract. In the event that due to a use of the Premises during the term of this Agreement which is not in conformity with the terms of this Agreement, the payments under the present Agreement would be no longer subject to VAT, either in part or in their entirety, Skechers will compensate Prologis and hold Prologis harmless for any loss suffered by the latter in this respect, including interests and fines and including the loss which Prologis may suffer by being unable to recuperate the VAT which has been already paid.

2.3. Parties furthermore expressly agree that the Premises can in no event be used by Skechers for carrying out activities which could be qualified as retail trade or as an activity as a craftsman in direct contact with the public, according to which present Agreement should be governed by the Belgian law of 30 April 1951 on commercial leases.

2.4. In no event the purpose and use of the Premises can be modified by Skechers without the prior, written and express consent of Prologis, who may always refuse, provided it does so for justified reasons.

Article 3 - Use of the Premises

3.1. Without prejudice to Article 2 above, Skechers will only use the Premises for the purpose of storing goods in general and for activities relating to handling, storage, transportation, distribution and repair of normal (dry) (consumer) goods or products in particular. The ancillary Offices of which the surface currently is - and always should be - less than 10 % of the total surface of the Warehouses and Offices, can only be used by warehousemen and / or employees of Skechers in charge of the management of the Warehouses.

3.2. Skechers will furthermore use and operate the Premises in compliance with all the applicable legal, regulatory, administrative, zoning, planning and other requirements. Skechers will comply with any and all regulations and requirements concerning fire safety and technical installations, as imposed by any advices or reports by the fire department, the relevant permits, the general regulation for labour protection (“RGPT” or “Règlement général pour la protection du travail” / “ARAB” or “Algemeen Reglement voor Arbeidsbescherming”), the general regulations on electrical installations (“RGIE” or “Règlement général des installations éléctriques” / “AREI” or “Algemeen Reglement voor Elektrische Installaties”), the applicable stipulations of the legislation on well-being on the workplace, or by any other applicable regulation. Furthermore, Skechers will be solely responsible at the discharge of Prologis, to maintain the Premises in conformity with the building and environmental permits and with any legislation, regulations, norms, decrees or advices of any competent authority which might become applicable during the term of present Agreement, in so far as such legislation or regulations would apply to the activities of Skechers in the Premises.

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3.3. Skechers may not carry out any activities in the Premises, nor install any objects or equipment which could generate excessive loads on the floors or extreme pressure on the structure of the Premises. In this respect, Skechers shall comply with the maximum floor loads permitted on the floors of the Premises, namely 5.000 kg/m² with respect to the floor of the Warehouses and 400 kg/m² with respect to the floor of the Offices (weight of partition included).

3.4. Skechers shall be solely responsible for the obtaining of all licenses, authorizations and/or permits that might be required under applicable and future federal, regional or local laws and regulations with respect to Skechers’ use and operation of the Premises as described in present Article, without any obligation for Prologis to intervene, nor any recourse against Prologis in this respect.

3.5. Skechers undertakes to use the Premises as a bonus pater familias (i.e. normally prudent person in similar circumstances) and not to exercise any activity of which could reasonably be expected that such activity would materially disturb the occupants of the adjacent and neighbouring parcels.

3.6. Skechers accepts and agrees that during the term of the present Agreement the roof surface of the Premises may be used by Prologis or by a third party appointed by Prologis for the installation and exploitation of a photovoltaic installation. In such case:

•

Prologis will take care of all additional obligations and liabilities (including as to maintenance and repair) in connection with the roof of the Premises, i.e. those obligations and liabilities in connection with the roof of the Premises that would not have existed in the event no photovoltaic installation had been installed;

•

Prologis will obtain a separate (or complementary) insurance with respect to the photovoltaic installation, which shall include a waiver of recourse against Skechers and the premiums in relation to that policy shall not be charged to Skechers;

•

The access to the roof for whatever reason (setting-up, the connection and the maintenance of the photovoltaic installation) will be executed autonomously and separately from the access of Skechers to the Premises, to the extent materially possible;

•

Prologis  will hold Skechers harmless for and against all damages incurred as a result or in connection with the building, setting-up, connecting, operating, or  maintaining of the photovoltaic installation;

•

Prologis undertakes to include the abovementioned obligations of this Article 3.6 in any agreement it may enter into with a third party in view of operating a photovoltaic installation on the roof, and it undertakes and warrants (by means of “sterkmaking”/”convention de porte-fort” as referred to in article 1120 of the Belgian Civil Code) that that third party shall comply with those obligations;

•

Skechers will not plant any plantation or install any installation on the Site which can overshadow in whole or in part the photovoltaic installation installed on the roof of the Premises, unless strictly necessary for Skechers to operate its activities in the Premises.

Prologis undertakes that the installation and exploitation of such photovoltaic installation shall not entail any additional cost for Skechers. In addition, Parties shall use best efforts in order to identify and implement possibilities for Skechers to benefit from such photovoltaic installation.

3.7. An overview of the easements and obligations encumbering the Site and the Premises shall be attached as Appendix 9. Skechers undertakes to fully comply with such easements and obligations, as modified from time to time, and will hold Prologis harmless for any damage and/or costs which may arise in this respect, without prejudice to Article 18 below.

Article 4 - Compensation

4.1. The annual base compensation consists of:

-	€ 42.40 / m² / year for the Warehouses, i.e. a total amount of € 1,030,701.60 / year;
-	€ 23.00 / m² / year for the Mezzanine, i.e. a total amount of € 41,216.00 / year;
-	€ 85.00 / m² / year for the Offices, i.e. a total amount of € 29,750.00 / year;

and has been determined at an amount of € 1,101,667.60 per year resp. € 275,416.90 per quarter, always to be increased with VAT, and excluding Services as further defined in Article 8.3. below and other expenses, and subject to the yearly adjustment as further described in Article 5 below (hereafter respectively referred to as the "Annual Compensation", the "Quarterly Compensation" and in general the "Compensation").

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4.2. The Quarterly Compensation is payable in advance at the latest on the first day of the months of January, April, July and October of each year. If the Commencement Date is not equal to January 1st, April 1st, July 1st, or October 1st, the Quarterly Compensation due for the first quarter will be calculated on a pro rata basis and will be due on the Commencement Date, without prejudice to Articles 4.4 and 4.5.

The payments of the Quarterly Compensation shall be credited in EURO to Prologis' account number which shall be communicated in due course. Any bank transfer costs are for the account of Skechers.

4.3. Overdue Compensation shall automatically bear interest at an interest rate determined in conformity with the Law of 2 August 2002 relative to late payments in commercial transactions applicable on the due date per annum, as from the date payments are due, and this without notice of default and without prejudice to Prologis' right to sue for termination for cause of the present Agreement.

4.4. The amounts of the Compensation in Article 4.1. have been based (amongst others parameters) on the following assumptions:

•

ground levelling works to realize the same ground / altitude level as Prologis Park Liège Distribution Center I, Prologis Park Liège Distribution Center II and Prologis Park Liège Distribution Center III;

•	foundation equal to the foundation level of Prologis Park Liège Distribution Center II and Prologis Park Liège Distribution Center III;
•

utilities for the Premises will be connected to the existing infrastructure of Prologis Park Liège Distribution Center I, Prologis Park Liège Distribution Center II and Prologis Park Liège Distribution Center III.

Should one or more of these assumptions not be correct or not confirmed, the additional cost shall unconditionally and exclusively be borne by Skechers. Without prejudice to this principle, the Parties shall agree on the terms of this additional compensation by Skechers, and Skechers shall be offered the opportunity to review the full details of the excess costs. Prologis shall not commit to any such excess costs, unless Skechers, after having reviewed the above, has agreed on such costs, whereby it is understood that Skechers shall not unreasonably withhold or delay its approval.

4.5. In addition, the amounts of the Compensation in Article 4.1. have also been based (amongst others parameters) on the assumption of the acquisition by Prologis of the Land from Services Promotion Initiatives en Province de Liège (SPI) SCRL for a purchase price not exceeding € 30.00 / m².

In the event of a purchase price exceeding € 30.00 / m² but not exceeding € 48.00 / m² for the acquisition of the Land (cf. Condition Precedent under Part I, Article 1.2), Parties agree that the first portion of the additional cost for acquiring the Land at a price exceeding € 30.00 / m² but not exceeding € 48.00 / m², in an amount of € 250,000 shall in any event be borne by Prologis, whereas the reminder shall be borne by Skechers.

In the event the additional cost for acquiring the Land at a price exceeding € 30.00 / m² should be inferior to € 250,000, the entire amount of such lower additional cost shall be borne by Prologis.

The above implies that should the Land be acquired at € 48.00 / m², the additional cost for acquiring the Land amounts to € 726,696, of which amount € 250.000 shall be borne by Prologis and € 476,696 shall be borne by Skechers.

Additional registration taxes and notary costs linked to the additional cost for acquiring the Land at a price exceeding € 30.00 / m² shall be borne by Prologis.

The amount due by Skechers by virtue of this Article 4.5. is to be considered as Compensation and shall be paid upon invoice by Prologis, at the latest at the moment of the acquisition of the Land (and payment of the purchase price thereof) by Prologis. The Condition Precedent under Part I, Article 1.1 does not apply to this obligation of Skechers.

In the event of a purchase price exceeding € 48.00 / m² for the acquisition of the Land (and a waiver by Prologis of Condition Precedent under Part I, Article 1.2 in fine), Parties engage to further negotiate in good faith.

It is explicitly agreed that this Article 4.5 shall not impact in any way whatsoever the right of Prologis to appeal to the Condition Precedent under Part I, Article 1.2 in fine (or not).

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Article 5 - Adjustment of the Compensation

5.1. The Annual Compensation is linked to the health index as published each month in the Belgian State Gazette.

5.2. The Annual Compensation will be adjusted automatically and as of right each year on January 1 (for the first time on January 1, 2018) and this in accordance with the following formula:

New Annual Compensation =	Annual Compensation X New index
Base index

whereby

-	Annual Compensation = the Annual Compensation referred to in Article 4 of Part II of present Agreement;
-	base index = the health index of the month preceding the month during which Parties signed present Agreement, namely the index of January 2015, i.e. 100,61 (with 2013 = 100);
-	new index = the health index of the month preceding the month of the adjustment of the Compensation (December).

However, the new Annual Compensation will never be less than the Annual Compensation due during the year preceding the adjustment of the Annual Compensation.

5.3. In the event that the calculation and the publication of the health index should be discontinued or cancelled, the Annual Compensation will be linked to the consumer price index. In the event that the calculation and publication of the consumer index should be discontinued or cancelled, the Annual Compensation will be linked to the new index published by the Belgian government which might replace the consumer price index. In the event that no new official index is published and Parties fail to agree on a new method of adjusting the Annual Compensation, the method of adjustment will be determined by an expert appointed by the Justice of the Peace in whose jurisdiction the Premises are located.

5.4. It is explicitly agreed that Prologis shall only waive the right to adjust the Annual Compensation arising from this Article by a written confirmation, signed by the latter.

Article 6 - Commencement and duration

6.1. The right to occupy and use the Premises under present Agreement shall start on the date of the Delivery in accordance with Part I, Article 5, i.e. the "Commencement Date", for an initial and unreducible period of 15 consecutive years, which as a result shall end 15 years after the Commencement Date, notwithstanding however Article 6.2. below.

6.2. Following the expiry of the period referred to in Article 6.1. above, this Agreement will be automatically extended for subsequent periods of 5 years, unless one of the Parties expressly terminates present agreement by registered mail or bailiff's writ served not less than (i) 12 months prior to the end of the period referred to in Article 6.1. above or (ii) 12 months prior to the end of the applicable five year extension period.

Notices hereunder shall be deemed given and effective in accordance with Article 2.2. of Part III of this Agreement.

Article 7 - Transfer of rights and disposal to third parties

7.1. Skechers may put the Premises (wholly or partially) at the disposal of third parties ("sub-lease") and/or transfer its rights (wholly or partially) subject to prior written permission by Prologis. No such prior written permission shall be required, however, in case of a disposal ("sub-lease") to a Skechers affiliate (whereby “affiliate” shall have the meaning as referred to in article 11 of the Belgian Company Code). In case of disposal of the Premises to a third party (other than a Skechers affiliate), such a permission shall not unreasonably be withheld by Prologis insofar the Articles of the present Agreement are complied with. In case of transfer of rights to a third party, it shall be reasonable for Prologis to withhold its consent in any of the following instances:

i)	the identity or business reputation of the candidate will, in good faith judgment of Prologis, tend to damage the goodwill or reputation of the Premises;
ii)	the creditworthiness of the candidate is unsatisfactory to the fair judgment of Prologis;

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iii)	the transfer to another customer of Prologis on the Site is at a rate, which is below the rate charged by Prologis for comparable space on the Site.
iv)	the terms and conditions of the transfer agreement are not the same as the terms and conditions of this Agreement.
v)	the term of the transfer agreement exceeds the remaining term of this Agreement.
vi)	the transfer is not subjected to VAT during its' entire course.

Even if the transfer of rights is approved by Prologis because of compliance with the instances above or by way of consent of Prologis, Skechers is not allowed to market the Premises for a price lower than the Compensation under the present Agreement. Any approved transfer of rights shall be expressly subject to the terms and conditions of the present Agreement.

Skechers shall provide Prologis all information concerning the third party to whom the Premises are put at the disposal or to whom rights are transferred, and this at Prologis' first request.

7.2. In the event that Prologis authorizes the disposal of the Premises to a third party, Skechers will remain jointly and severally responsible and liable to Prologis for all obligations arising under present Agreement, and in particular for any additional costs resulting from such disposal to a third party.

7.3. In the event that Prologis authorizes the disposal of the Premises or the transfer of the present Agreement to a third party, such authorization shall be conditional upon Skechers providing Prologis with a declaration from that third party’s bank that upon effective transfer of the Agreement or disposal of the Premises, as the case may be, that bank will issue a bank guarantee equivalent to six (6) months' Compensation plus applicable VAT, without prejudice to Article 20.

Article 8 - Taxes and charges

8.1. Taxes

8.1.1. All taxes, duties and contributions whatsoever with respect to the Premises including but not limited to the real estate withholding tax for the benefit of the State, the Region, the Municipality, the Province, or any other public authority, are to be borne exclusively by Skechers during the term of present Agreement. This enumeration is not limited.

To the extent such taxes, duties and contributions are claimed from Prologis, the latter will immediately (and to the extent possible no later than 10 working days as from receipt of the first invitation to pay from the relevant authority) invoice the amount to Skechers (always joining a copy of the original first invitation to pay from the relevant authority). Prologis undertakes to proceed with prompt payment of any such taxes to the authority concerned, immediately upon receipt of the corresponding payment from Skechers.

8.1.2. Furthermore, all taxes, duties and contributions related to the activities of Skechers in the Premises and, in general, related to the occupation and use of the Premises by Skechers, are to be borne exclusively by Skechers.

8.1.3. In the event that a law should impose that the real estate withholding tax in part or in whole has to be borne by Prologis, the latter reserves the right to adjust the Compensation in such way that it will be equal to the amount of the current Compensation increased with the amount of the new taxes to be borne by Skechers.

8.1.4. Further to the obligation sub article 8.1.1. above, Prologis undertakes to make the necessary and correct applications or notifications to the authorities so as to ensure that the authorities are in a position to calculate the taxes, duties or contributions on the basis of correct data. Prologis shall , to the exclusion of any liability for Skechers in this respect, bear any costs, fines, or excess taxes, duties or contributions, that are the result of Prologis not having filed or not having timely filed the necessary and correct applications or notifications mentioned above.

8.1.5. Skechers will compensate Prologis for any loss (such as late payment interests and fines) which Prologis may suffer as a result of any overdue payments of the aforementioned taxes, duties and contributions, as the case may be provided such overdue payment is the consequence of Skechers’ failure to timely pay the invoice mentioned above sub article 8.1.1. To the extent the overdue payment is attributable to Prologis' non-compliance with Article 8.1.1. second paragraph, late payment interests and fines caused by such overdue payment will be borne by Prologis.

8.2. Individual Charges

8.2.1. Skechers will bear all costs relating to the use of water, gas, electricity, telephone, telex, etc. or relating to any other services and utilities of the Premises. Furthermore, Skechers will also pay any charges invoiced by the utility companies for measurement appliances, systems, wiring, pipes, mains, etc.

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8.2.2. Skechers may not claim any compensation from Prologis in case of any discontinuance or interruption, irrespective of the duration of such discontinuance or interruption of the water supply, gas and electricity, telephone, telex, etc., or of any other services and provisions such as heating, airing, etc. related to the Premises, whatever the reason, unless such a discontinuance or interruption may be ascribed to serious failure of Prologis to take reasonable measures to ensure the continuation of such provisions and services.

8.3. Services

8.3.1. Skechers will take care of all the services, supplies and site maintenance of the Premises according to the specifications provided by Prologis at Skechers' costs, attached to present Agreement as Appendix 7 (hereinafter referred to as the "Services").

8.3.2. Skechers undertakes for the full term of this Agreement, as a bonus pater familias and in accordance with the requirements of good management, to conclude all agreements which, in Skechers' opinion are required, for the Services. Skechers shall inform Prologis of the conclusion of these agreements. Skechers shall, with the exclusion of Prologis, be responsible for the due execution of such agreements. Skechers shall fully indemnify and hold harmless Prologis for all damages or claims which could result from agreements for Services concluded by Skechers.

8.3.3. Prologis has the right to inspect and review the Premises. If Skechers does not perform the Services properly, Prologis will notify Skechers in writing to comply within thirty (30) calendar days. If Skechers fails to comply therewith, Prologis is entitled to take over all supply, services and maintenance of the Premises. Skechers will be invoiced accordingly.

8.3.4. For the avoidance of doubt, Parties confirm that article 8.3.4. of Part II of the Agreement DC III shall not longer be applicable.

Article 9 - Insurance

9.1. Prologis undertakes to take out an insurance with respect to the Premises (covering fire and water damage, civil liability as well as all windows in the Premises) at rebuilding value. The insurance premiums in relation thereto shall be charged to Skechers.

9.2. Skechers undertakes to take out and maintain during the entire term of this Agreement an all risk insurance by a reputable insurance company related to all movables and personal assets of Skechers including equipment situated in the Premises, covering the risks of fire, loss due to electrical faults, water damage, storm and hail damage, and civil liability. Skechers shall submit proof of such insurance to Prologis at the latter's first request.

Skechers' insurance policy will furthermore include a clause stating that the insurance company will notify Prologis by registered mail at least 15 days in advance in case of termination or suspension of Skechers' insurance policy for whatever reason.

9.3. Subject to and to the extent of the effective intervention of the aforementioned insurance compan(y)(ies), the Parties and the Guarantor mutually waive any recourse they might be entitled to exercise against each other, as well as against the owner, long lessee, tenants, sub-tenants, transferors, transferees, occupants and managers of the Premises, as well as against all those in their service and their authorised agents, for any damage they might suffer because of the occurrence of the insured risks, except for loss resulting from gross negligence or intentional misconduct. Skechers guarantees that the obligation of a waiver of recourse will be accepted by the third party occupier / customer and its insurer except for loss resulting from gross negligence or intentional misconduct.

9.4. Skechers expressly and unconditionally waives any right of recourse it might have under articles 1382 to 1386 of the Civil Code. Furthermore, Skechers waives the application per analogiam of articles 1719, 1720 and 1721 of the Civil Code.

9.5. Damage to the Premises caused by burglary or attempt to burglary, or vandalism will always be borne exclusively by Skechers.

9.6. If the activities of Skechers in the Premises result in an increase of the insurance premium to be paid by Prologis as referred to under Article 9.1. above, said increased premium will be at the exclusive charge of Skechers.

Article 10 - Advertising signs and satellite dish

10.1. Advertising signs and/or satellite dish(es) on and around the Premises can only be installed by Skechers if the latter has obtained express, prior and written consent of Prologis, who is entitled to impose conditions related to the dimensions, the colours and the content of such advertising signs resp. satellite dish(es). Displaying or advertising any brand and/or company names which are (also) brand and/or company names of - or refer to - companies or parties with activities similar to the activities of Prologis is also prohibited.

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10.2. Without prejudice to the above, the placement and the removal of the advertising signs and satellite dish(es) are at the costs and risk of Skechers who will be also responsible for obtaining all necessary authorisations and permits, without any obligation for Prologis to intervene nor any recourse against Prologis in this respect.

10.3 Within the framework of the maintenance of the Premises, Skechers will at its own costs and upon the Prologis' first request temporally remove the advertising signs and satellite dish(es) on and around the Premises if reasonably necessary.

10.4. Drilling in face brick and blue limestone will in any event be strictly prohibited

Article 11 - State of the Premises at the Commencement Date

11.1. Before Skechers commences its occupation of the Premises, a "State-of-Delivery" report will be agreed upon by the Parties, describing the current status of the Premises as well as the way the Premises should be delivered at the end of the Agreement, including a list of improvements that do and do not need to be reinstated by Skechers, subject to the provisions in Article 13 below. Any improvements by Skechers are to be maintained by Skechers without any compensation or payment due to Skechers.

11.2. This "State-of-Delivery" report will be signed by Skechers and Prologis on the date of Delivery of the Premises and will then be attached to this Agreement as Appendix 6.

Article 12 - Repair and maintenance of the Premises

12.1. Skechers shall occupy the Premises with due and proper care. It undertakes to keep the Premises at its own cost in a constant good state of maintenance and repair during the entire term of the present Agreement.

12.2. In addition to the obligations on the part of Skechers arising from the general regulations of the Belgian Civil Code (as the case may be applicable per analogiam), Skechers will, inter alia, be responsible for the following (without prejudice to the non-restrictive nature of this enumeration):

-	to maintain, repair and renew the interior paintwork and the interior decoration of the Premises.
-	to maintain, repair and, if necessary, to replace the sanitary fittings, the water faucets and any equivalent appliances and fittings.
-	to properly maintain the water pipes, the water outlets and sewer pipes, emptying grease traps and protect them against frost and, if necessary, to unblock them.
-	to repair any damage which is not directly the result of age or a defective condition and, if necessary, to replace them.
-	to repair and, if necessary, to replace the wall panelling, floors, all locks and electrical equipment.
-	to replace any broken windows, whatever the reason thereof (the costs hereof shall, however, be covered by the insurance referred to in the first paragraph of Article 10 above).
-	to maintain the heating and ventilation system and to repair any damage which is not directly the result of age or a defective condition.
-	to clean the ventilation ducts and to have the chimneys swept.
-	to be responsible for maintaining the paving of the grounds forming part of the Premises and keeping it at its original level.
-	to insure and properly maintain the roof of the Premises.

Skechers undertakes to submit to Prologis the annual statement regarding the maintenance of the heating and the ESFR Sprinkler system, as well as the annual statement of the sweeping of the chimneys by an approved chimney sweeper.

To keep the certificate of the sprinkler system valid, Skechers shall at least every two weeks start up the engine of the sprinkler pumps. The results of this test must be added to the logbook belonging to the sprinkler system.

12.3. Prologis is, for its own account, only responsible for structural works and repairs as mentioned under article 605 and article 606 of the Civil Code, i.e. the works of maintenance and repair relative to the structure, the foundations and the floor (upper floor covering excepted), the roof and the external walls of the Premises. If however structural works (or defects), which would normally be borne by

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Prologis are the result of a failure by Skechers to perform its maintenance obligation or of any misuse or inadmissible use by Skechers or of any other reason which may be attributed to Skechers, the latter will also be responsible for such works or defects.

12.4. Prologis may require Skechers to carry out all necessary repair and maintenance works and to complete them within two (2) weeks as from receipt by Skechers of the notification (including a plan of the works ("bestek"/"devis"). Should Skechers fail to meet these obligations, Prologis is authorized to have the works carried out in order to maintain and restore the Premises in good condition at the expense and risk of the defaulting Skechers. In such event Skechers will reimburse all costs of the works, without prejudice to any other rights or actions of Prologis.

12.5. Skechers will tolerate, without compensation or reduction of Compensation, the execution of all structural works, repairs or improvements which might become necessary during the term of present Agreement and this regardless the duration of said structural works, repairs or improvements.

12.6. Skechers will inform Prologis as soon as reasonably possible following discovery of any structural repairs incumbent upon Prologis. In case Skechers would not inform Prologis hereof in due time, Skechers will be responsible for the costs of the necessary structural repairs.

12.7. During the entire duration of the Agreement, both Parties will have to comply with any statutory, administrative or any other applicable regulations. They will be responsible towards each other for any consequences arising from failure to comply with these regulations.

Article 13 - Alteration and modification of the Premises

13.1. Skechers is entitled to fix partitions and lighting systems in the Premises and to carry out small works and improvements necessary for or useful to its activities. Upon the termination of this Agreement, Prologis may, at its own choice, keep the partitions, lighting system, small works and improvements itself without any compensation or payment to Skechers, or oblige Skechers to remove the partitions, lighting system, small works and improvements and to return the Premises to their original state, at the costs of Skechers.

13.2. If applicable Skechers shall provide Prologis as soon as possible with a copy of the post intervention files related to such works.

13.3. Significant alterations or work, in particular where they affect the structure of the Premises, are not permitted, unless prior written permission has been given by Prologis. Prologis will have to give the reasons for withholding its permission. If Prologis gives such permission, it will also immediately inform Skechers, whether or not, upon termination of the Agreement, it will keep the significant alterations or work subject to the permission. In the absence of such decision by Prologis, the significant alterations or work need to be removed at charge of Skechers.

13.4. Expenses resulting from any transformation, alteration or extension of the Premises, required by or by virtue of legal, administrative, professional or any other prescriptions and regulations of any kind becoming applicable during the term of present Agreement, are to be borne by Skechers.

Article 14 - Return of the Premises

14.1. At the end of the term of present Agreement as stipulated in Article 6 above or in the event of early termination, Skechers shall return the Premises well-maintained and clean.

The Parties agree that the "State of Delivery" report, as referred to in Article 11 above, shall be the leading document and shall be the basis for a new inspection report of the Premises. As soon as Skechers has completed his removal from the Premises and in any event on the latest day of the term of present Agreement as described in Article 6 above, Prologis will, in the presence of Skechers, draw up a new inspection report of the Premises. The inspection report shall indicate the damages in the Premises for which Skechers is responsible and liable (whereby it is understood that Skechers shall never be liable for deterioration of the Premises as a result of ‘fair wear and tear’) , as well as the duration of non-availability of the Premises due to the execution of the repair works.

In case of disagreement between the Parties on the content of the inspection report, the Parties will address this matter as soon as possible to an independent expert specialized in real estate. This expert shall be appointed by the Parties or, failing agreement between the Parties, at the request of either Party, by the President of the Commercial Court of Liège. The decision of the expert shall be binding to the Parties and the Guarantor and the costs shall be equally divided between the Parties.

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14.2. Skechers shall be liable for any damage to the Premises, caused by an act or omission on its part or caused by any act or omission on the part of its representatives, employees and of any persons in general for which Skechers is liable by law or in accordance with this Agreement.

In addition to the costs for the execution of repair works, Skechers shall also pay a compensation for non-availability of the Premises due to damage to the Premises caused by an act or omission for which Skechers is liable pursuant to the preceding paragraph or caused by the fact that Skechers has not vacated the Premises in due time. This compensation for non-availability of the Premises shall be equivalent to the amount of the Compensation in force covering the whole period of unavailability of the Premises, as determined between the Parties or by the expert in the inspection report.

14.3. The transfer of the keys, in whatever form, upon or after departure by Skechers shall in no event release or discharge Skechers of its obligations, either in part or in their entirety under this Agreement, and in particular with respect to possible repair works to be executed by Skechers and / or the non-availability of the Premises after the (early) termination of present Agreement.

Article 15 - Expropriation

In the event that the Premises, either in part or in their entirety, are expropriated, Skechers will have no right of recourse against Prologis. The rights which Skechers may assert against the expropriating authority shall at no time affect the rights which Prologis shall have against the expropriating authority.

Article 16 - End of the Agreement - Visits to the Premises

16.1. Prologis, its agent and representatives are authorized to visit the Premises with a person appointed Skechers, whenever necessary, subject to prior notification (at least 24 hours) to Skechers.

16.2. During the six (6) months preceding the termination of the Agreement or in the event of any sale of the Premises, Prologis is entitled to fix the necessary advertising signs and announcements on the Premises, announcing the putting at the disposal or sale of the Premises.

Article 17 - Environment and soil

17.1. Skechers shall at all times use its best efforts to minimize the impact of its activities on the environment and human health as required in accordance with applicable laws and regulations.

17.2. Skechers shall, both during the term of present Agreement and afterwards, fully indemnify Prologis and hold Prologis harmless for all damages and costs resulting from the release by Skechers of harmful substances into the air, the water, the soil and the groundwater, or from any activity which is harmful for the environment or human health, including but not limited to (i) the fees and expenses for surveys or other studies, preventive or remedying measures and for monitoring programs, (ii) the decrease of the value of the Site, (iii) the loss of benefit of the exploitation of the Site, (iv) liabilities towards third parties and/or public authorities, (v) all penalties, interests, proceedings and fees of technical, legal and financial experts.

17.3. Prior to the Commencement Date, Prologis shall have conducted a Phase I Environmental Site Assessment and a Geotechnical Site Investigation on the Site, for its own account. The Assessment and the Geotechnical Site Investigation will be attached to present Agreement as Appendix 8.

17.4. Prior to the termination of this Agreement, Skechers will, at its sole expense, order an accredited expert to carry out an exploratory soil survey on the Site. If the results of this exploratory soil survey indicate that there are concentrations of substances in the soil and/or the groundwater of the Site exceeding the standards which apply on such date and/or which give cause to further survey measures and/or soil decontamination, Skechers will have these further surveys and soil decontamination carried out, for its own account.

Skechers will also compensate Prologis for any damage which the latter may suffer as a result of any soil and/or groundwater contamination exceeding the contamination ascertained in the Assessment and the Geotechnical Site Investigation that will be attached as Appendix 8 or as a result of the survey and remediation measures carried out by Skechers for such contamination, unless and to the extent Skechers is able to proof that such contamination is due to third party’s activities.

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Skechers will make a reasonable effort to ensure that the survey and remediation measures are carried out prior to the termination of the Agreement and interfere as little as possible with the use of the Site.

Article 18 - Terms of the Property Title

18.1. As soon as Prologis has acquired the Land from Services Promotion Initiatives en Province de Liège (SPI) SCRL, Prologis will communicate an extract containing the provisions of the property title which are relevant to Skechers. Said extract will also be attached as Appendix 10 to present Agreement. Skechers has been provided with a draft of the agreement (or at the least, with an extract containing the draft provisions of the property title which are relevant to Skechers), in order to allow Skechers to verify whether these provisions are not materially more burdensome than the ones provided for in the property title in connection with the land on which Distribution Center I, Distribution Center II and Distribution Center III are built.

18.2. Skechers undertakes to comply with the terms of the Property Title and undertakes, for itself, any of its entitled parties and any of its successors and assigns, to comply conscientiously with the relevant provisions of the property title, in so far as these provisions are or can be applicable to Skechers, and to ensure that these provisions are also complied with conscientiously by any third parties which may acquire a right of lease, use or any other right to the Premises or the Site.

18.3. Skechers shall indemnify and hold fully harmless Prologis for any damage and/or costs which may arise from a failure to comply with the relevant terms of the property title.

Article 19 - Bankruptcy - Default

19.1. In the case of failure, bankruptcy and liquidation, either voluntary or involuntary or in the event of the winding-up of Skechers, in the event of seizure on any of the assets of Skechers or if Skechers is in default of any of its obligations under this Agreement or other material agreements, Prologis shall be entitled to terminate present Agreement, without being due any damages. In this event, Skechers will, however, have to pay as an indemnification to Prologis the Compensation, indexed, for the remaining duration of this Agreement as mentioned under Article 6.1, or in the event of an extension in conformity with Article 6.2.

19.2. The above indemnification has been explicitly agreed on the basis of the fact that the Premises are forward financed and constructed by Prologis at the request and upon instruction of Skechers and that, as a result, the ability of Prologis to receive the agreed Compensation during at least 15 years constitutes an essential condition of present Agreement, without which Prologis would never have entered into present Agreement.

Article 20 - Bank Guarantee

20.1. In the event of a material change in the liquidity, solvability and financial performance of Skechers and/or the Guarantor or any threat thereof, as compared to the liquidity, solvability and financial performance of Skechers and/or the Guarantor at the moment of the execution of the present Agreement, Skechers will provide Prologis, at first request of the latter, as security for the good performance by Skechers of its obligations under this Agreement as well as under the Agreement DC I, the Agreement DC II and the Agreement DC III (and their respective amendments), with an abstract, transferable and on first demand callable, irrevocable and unconditional bank guarantee issued in favour of Prologis and Prologis Belgium II Sprl (and any future owner of the respective premises) by a major bank of good standing (A rating) with registered seat in Belgium (in the form approved by Prologis in advance at its own discretion), equal to the total amount of three (3) months’ Compensation under this Agreement as well as under the Agreement DC I, the Agreement DC II and the Agreement DC III (hereinafter referred to as the "Bank Guarantee").

The Bank Guarantee, as the case may be, will be valid for the term of this Agreement, Agreement DC I, Agreement DC II and Agreement DC III, including any possible extension thereof, plus six (6) months.

20.2. As the case may be, at the end of each five years' period of present Agreement, the amount of the Bank Guarantee shall be adapted so that it always corresponds to three (3) months’ Compensation under the Agreement DC I plus the applicable VAT due at that time.

20.3. As the case may be, in the event that one or more of the beneficiaries of the Bank Guarantee partly or wholly execute(s) the Bank Guarantee during the term of present Agreement, Skechers undertakes to provide the beneficiaries (within a period requested by the latter) with a replacement Bank Guarantee (or an amendment to the Bank Guarantee which has been partly or wholly executed) which amounts to three (3) months’ Compensation due at that time under the Agreement DC I plus the applicable VAT.

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20.4. As the case may be, the beneficiaries of the Bank Guarantee shall be entitled to call on the Bank Guarantee in order to, without limitation, (i) cover the costs of returning the Premises under present Agreement as well as under the Agreement DC I, the Agreement DC II and the Agreement DC III (and their respective amendments) to the state as described in the respective inspection reports in conformity with the respective provisions of present Agreement and the Agreements DC III, DC II and DC I; and/or (ii) set-off any amounts owed by Skechers to one or more beneficiaries under said Agreements; and/or (iii) set-off any damages, losses, costs and expenses incurred by the beneficiaries of the Bank Guarantee as a result of any breach of these Agreements by Skechers, without prejudice to any other remedy provided in said Agreements or provided by law. The collection by one or more of the beneficiaries of the Bank Guarantee of all or part of the amounts from the Bank Guarantee shall not release Skechers from performing its relevant obligations under present Agreement and the Agreements DC III, DC II and DC I.

20.5. Present clause is without prejudice to the applicability and enforceability of Article 21 below.

Article 21 - Parent Company Guarantee ("hoofdelijke borgtocht/caution solidaire")

21.1. The Guarantor shall be jointly and severally liable with Skechers vis-à-vis Prologis for the good performance by Skechers of its obligations and undertakings under present Agreement.

21.2. The Guarantor waives its rights under articles 2026 and 2037 of the Civil Code.

21.3. The Guarantor agrees not to claim against Skechers the reimbursement of any payment made to Prologis in accordance to this Article 21 or accept any payment or security from Skechers, whenever such reimbursement or payment to the Guarantor could jeopardize the due compliance of Skechers of its obligations under the present Agreement.

21.4. Skechers shall provide Prologis with annual financial statements of the Guarantor at its first request. If there has been a material adverse change in the financial condition of the Guarantor, Skechers shall procure that another company acceptable to Prologis provides a replacement guarantee on the terms as set out in this Article and Skechers shall procure that such other company concludes an amendment to this Agreement upon written demand by Prologis.

21.5. The costs relating to the present guarantee, its enforcement before the courts or before a public official, and its execution shall be borne exclusively by the Guarantor.

21.6. The Guarantor declares that the entering into the parent company guarantee as described in present Article, is in accordance with its corporate purpose.

21.7. Present clause is without prejudice to the applicability and enforceability of Article 20 above.

Article 22 - Registration

22.1. Skechers is responsible for the registration of present Agreement and will pay all costs, charges and fines in this respect.

22.2. Given the fact that present Agreement is to be considered as an agreement by which the Premises are put at the disposal of Skechers for activities as described in article 18, § 1, second section, 9° of the Belgian VAT Code, present Agreement will be registered at the fixed registration duty of € 50.

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VAT Lease Liège DC4 Unit D

Part III - General and final Clauses
`

Article 1 - Language

1.1. The Parties and the Guarantor acknowledge that they have required the present Agreement to be drawn up in the French and the English language. The French version will be used for registration purposes. The English version will be attached to the French version as Appendix 11. In the event of discrepancies the English version will prevail.

1.2. The Parties and the Guarantor acknowledge that they have required all notices and legal proceedings provided for hereunder or related hereto, to be drawn up in the English language, to the extent permitted by rules of public policy relating directly or indirectly to these proceedings.

Article 2 - Choice of residence - Notices

2.1. For purposes of this Agreement, Parties and the Guarantor elect domicile at their respective registered office.

2.2. Any notice under this Agreement shall be given by bailiff's writ or by registered letter. Notices hereunder shall be deemed given and effective (i) if delivered by a bailiff, upon delivery, or (ii) if sent by registered mail within two (2) business days of deposit in the post office.

Article 3 - Various clauses

3.1. This Agreement, including Appendices, contains the entire agreement of the Parties hereto and the Guarantor with regard to the object to which it refers and contains everything the Parties and the Guarantor have negotiated and agreed upon within the framework of this Agreement.

No amendment or modification of this Agreement shall take effect unless it is in writing and is executed by duly authorized representatives of the Parties and - as the case may be - the Guarantor .

The Appendices to this Agreement form an integral part thereof and any reference to this Agreement shall include a reference to the Appendices and vice versa.

Present Agreement replaces and annuls any agreement, communication, offer, proposal, or correspondence, oral or written, previously exchanged or concluded between the Parties and the Guarantor and referring to the same object.

3.2. Notwithstanding any provision contrary to the present Agreement, neither Party shall be liable for a delay or failure to fulfil its obligations under this Agreement arising from any cause beyond its reasonable control or arising from strikes, lockouts, work stoppages or other collective labour disputes, insofar that the Party invoking the force majeure informs the other Party as soon as reasonable possible of the occurrence and the estimated duration and the termination thereof, as well as an accurate description of the causes thereof. In case the situation of force majeure has a duration of more than 2 (two) months, the other Party is entitled to terminate this Agreement in accordance with the terms of this Agreement.

3.3. If one or more of the provisions of this Agreement is declared to be invalid, illegal or unenforceable in any respect under the applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected. In the case whereby such invalid, illegal or unenforceable clause affects the entire nature of this Agreement, each of the Parties and - as the case may be - the Guarantor shall use its best efforts to immediately and in good faith negotiate a legally valid replacement provision which is economically equal to the affected clause.

3.4. No failure or delay of a Party to exercise any right or remedy under this Agreement shall be considered a final waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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VAT Lease Liège DC4 Unit D

Article 4 -Applicable law and jurisdiction

4.1. Present Agreement is governed by Belgian law.

4.2. The commercial courts of Liège will have sole and exclusive jurisdiction with respect to any dispute relating to the conclusion, validity, the implementation or the interpretation of this Agreement.

*

*          *

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VAT Lease Liège DC4 Unit D

Done in […], on […] , in four original counterparts, each Party and the Guarantor acknowledging receipt of a fully executed original copy, and one remaining counterpart being intended for the registration office.

Prologis

/s/ Bram Verhoeven
Name:	Bram Verhoeven
Capacity:	Holder of a special proxy

Skechers

/s/ David Weinberg
Name:	David Weinberg
Capacity:	Business Manager

Guarantor

/s/ David Weinberg
Name:	David Weinberg
Capacity:	Director

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VAT Lease Liège DC4 Unit D

Appendices:

1.	Plan of the Site (including the Land and the land adjacent to the Land)
2.	Building plan of the Premises
3.	Outline specifications of the Premises
4.	Milestones
5.	Copy of the application for the building and environmental permit - added when available
6.	State of delivery report - added when executed
7.	List of supplies and services
8.	Soil survey of the Site - added when executed
9.	Easements and obligations - added when available
10.	Extract from property title - added when available
11.	French version of the present Agreement
12.	Ground levelling agreement

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porte sectionale porte sectionale nouvelle porte sectionale : Rf 1/2 h 4.00 x 6.00 nouvelle porte sectionale : Rf 1/2 h 4.00 x 6.00 auvent condensation gaz condensation gaz LOCAL D'INCENDIE Rf 1/2h Rf 1h groupe diesel 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 FEC. ETAGE SAN. ETAGE TUYAUX D'ATTENTE FEC. ETAGE SAN. ETAGE TUYAUX D'ATTENTE FILTRE EAU DE PLUIE E.P. E.P. E.P. E.P. E.P. E.P. E.P. E.P. E.P. E.P. E.P. CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 DEGRAISSEUR DEGRAISSEUR CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 CHAMBRE DE TIRAGE 100x100 pente : 4 % pente : 5.3 % chambre compteur d'eau 110x80 int. chambre compteur d'eau 220x220 int. cabine gaz 388x150 C.V.5 radier: 169.762 C.V.6 radier: 170.050 C.V.7 radier: 170.646 C.V.8 radier: 171.859 C.V.9 radier: 176.080 AVENUE DU PARC INDUSTRIEL trottoir dalle 30/30 bande de stationnement Axe de la route TECHSPACE AERO S.A. protection kath. 173.217 172.966 179.135 178.024 173.263 182.299 181.555 181.31 180.435 179.265 178.179 176.38 175.23 174.428 174.19 173.935 173.706 173.428 181.546 181.756 181.98 179.573 180.866 180.403 180.088 179.246 177.695 177.392 176.729 176.082 175.629 174.855 181.61 181.801 181.699 182.166 180.634 180.134 181.281 181.409 181.951 173.037 176.205 175.215 179.728 180.148 180.643 180.97 181.507 181.991 182.588 181.402 182.235 181.988 180.48 179.808 179.098 178.363 177.355 177.462 176.784 174.951 175.224 181.375 178.159 174.946 177.341 181.25 174.674 177.005 174.35 181.845 180.892 179.73 178.591 177.498 176.248 175.129 174.723 173.991 173.68 173.495 173.252 178.038 176.859 178.653 178.607 178.64178.637 173.305 172.991 181.972 181.517 180.956 180.222 179.064 177.968 176.14175.076 174.473 174.34 174.073 174.058 173.987 173.95 173.712 173.484 173.226 172.985 174.321 175.865 178.77 179.72 179.901 179.702 180.01 179.91 179.663 179.567 179.389 181.748 181.845 182.031 181.953 181.788 180.017 181.568 181.214 180.382 176.32 175.187 174.475 174.128 173.882 173.65 173.139 178.313 178.489 179.531 179.35 179.419 182.03 181.567 181.049 180.283 179.127 178.034 176.2 175.095 174.394 174.02 173.781 173.553 173.285 173.037 178.622 178.639 177.978 177.475 176.999 176.676 176.29 176.185 172.774 172.595 173.116 172.749 172.483 173.275 172.685 172.441 175.709 175.754 175.929 175.976 176.121 176.372 173.582 173.85 174.152 174.899 175.501 175.232 173.247 173.612 173.613 173.019 174.312 173.533 173.374 172.598 172.812 172.875 172.576 172.983 172.721 172.448 173.697 175.498 173.075 173.118 172.769 172.491 173.253 174.167 173.144 172.54 173.208 172.806 172.555 176.062 176.215 176.4 173.487 179.843 181.919 182.133 181.625 174.858 174.647 181.993 181.486 181.004 180.221 179.082 177.976 176.161 175.012 173.955 173.729 -0.40 -0.10 -1.30 asphalte asphalte industrielle asphalte -1.30 pente : 2,5% -0.90 pente : 2,5% -2.40 -0.10 -0.95 -0.75 pente : 2% pente : 4% -1.25 -1.20 asphalte industrielle asphalte asphalte -0.75 pente : 2% pente : 3% -0.75 zone verte zone verte -1.20 -1.25 -0.95 -0.75 pente : 2% pente : 2% pente : 4% -0.05 -0.75 asphalte industriel -1.30 -1.30 asphalte 176.692 176.23 175.948 175.745 177.412 177.855 178.033 179.152 179.164 179.65 179.232 178.471 177.143 177.842 175.525 176.321 178.295 177.614 176.712 176.634 175.761 174.976 174.789 175.615 176.055 176.336 175.793 175.368 176.446 175.955 176.33 177.389 177.812 178.074 177.319 177.61 178.037 178.6 176.942 176.74 177.098 176.702 176.464 178.652 178.243 177.281 177.76 178.163 177.868 177.415 177.005 178.309 177.711 178.182 179.505 179.095 179.027 179.69 180.161 179.038 179.617 178.483 181.545 180.896 179.879 180.056 180.013 180.566 180.337 177.094 177.424 177.696 183.626 181.16 181.381 181.081 179.985 180.48 180.617 186.911 185.895 185.773 179.508 178.838 186.578 178.785 178.598 178.659 178.507 178.078 178.642 178.632 184.232 184.877 187.139 185.742 176.968 176.423 177.006 177.259 176.631 184.499 177.573 177.333 181.258 181.322 180.591 179.433 180.389 179.545 179.171 179.825 180.435 179.855 179.395 178.96 178.349 177.239 178.719 182.624 avaloir avaloir bordure/filet d'eau avaloir asphalte industriel poteau asphalte industriel asphalte industriel asphalte PARKING asphalte PARKING avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir bordure/filet d'eau bordure/filet d'eau asphalte asphalte asphalte asphalte asphalte bordure bordure bordure/filet d'eau bordure/filet d'eau bordure/filet d'eau asphalte asphalte asphalte asphalte asphalte asphalte industriel asphalte asphalte asphalte industriel asphalte asphalte asphalte -1.20 -1.25 -0.90 pente : 2% pente : 2% pente : 2,5% -1.50 zone verte zone verte zone verte zone verte -1.20 -1.25 -0.90 pente : 2% pente : 2% pente : 2,5% -1.50 -1.50 pente : 4% pente : 2,5% pente : 4% pente : 2,5% pente : 3% -0.05 -0.10 -0.10 -0.35 -0.35 -0.35 avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir bordure/filet d'eau bordure/filet d'eau bordure/filet d'eau -1.50 -1.50 -1.50 -1.50 poteau poteau poteau poteau poteau poteau poteau borne d'incendie collecteur/bassin d'orage :. collecteur drainant 600 exist. collecteur/bassin d'orage : collecteur drainant 600 exist. collecteur/bassin d'orage : collecteur drainant 600 exist. collecteur/bassin d'orage :. collecteur drainant 600 exist. bordure/filet d'eau bordure/filet d'eau bordure/filet d'eau avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir avaloir BARRIERE BUR HAUTEUR LIBRE : 12.20 m HAUTEUR LIBRE : 10.80m ACCES INTERCOM LOOP INTERCOM VAN INTERCOM VAN 174.35 4710 12690 14500 5610 11790 14500 250 875 485 2400 1100 1700 1700 15265 2552 16845 1580 PYLONE H.T. 8481 wc SAS D'ENTREE LOCAL D'ATTENTE 1 30 2200 INTERCOM 1250 1200 1200 1200 1200 900 1500 1200 1200 1200 1250 16845 5308 18345 16765 650 500 380 250 485 1100 2000 . 14 DOCKS 14 DOCKS 28 DOCKS 28 DOCKS 20 PARKINGS 130 PARKINGS NIV. 175.10 NIV. 175.10 NIV. 175.10 25 PARKINGS 45 PARKINGS 111 PARKINGS 2313 02 01 02 01 02 01 02 01 02 01 02 01 02 01 02 01 02 01 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 02 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 04 04 04 04 04 05 05 05 05 05 05 05 05 05 05 05 05 05 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 09 09 09 09 09 09 09 09 08 08 07 07 07 07 07 07 09 07 08 08 08 08 08 08 08 08 08 08 07 07 07 07 07 07 08 07 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 08 16 16 16 16 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 16 16 16 16 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 17 18 18 18 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 19 18 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 20 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11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 22 13 21 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 13 23 13 23 13 23 13 23 13 23 13 23 13 23 13 23 13 23 13 23 13 23 13 15 15 15 15 15 15 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 15 14 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 12 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 10 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 27 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 26 1050 1646 9995 175.08 175.00 174.50 174.40 174.90 180.00 173.85 173.75 175.08 175.00 175.00 175.00 175.08 174.80 174.80 295 BORNE D'INCENDIE 174.75 174.98 174.72 174.80 174.72 173.85 173.75 174.50 175.10 174.90 174.75 174.75 174.65 1200 174.70 200 1450 174.70 174.00 174.00 174.70 174.00 171.60 2990 174.70 171.60 171.60 174.70 174.00 174.70 BASSIN D'ORAGE 2.000 m3 (DC 1+2+3+4) 174.00 174.50 174.40 500 1300 600 1700 200 2400 3500 174.00 174.50 3500 200 173.85 173.75 174.75 173.85 173.75 174.90 174.50 174.50 174.50 174.75 174.50 174.50 174.75 174.70 174.00 174.70 174.00 1100 174.00 174.50 174.50 174.40 174.75 174.00 174.50 25 PARKINGS 875 91 PARKINGS SHARED ROAD: surf. terr. 2.076,48 m2 PHASE I - DC 3 surf. terr. 42.856,31 m2 DC1 - surf. terr. 37.235,00 m2 DC2 - surf. terr. 36.000,90 m2 - 15.00 - - 31.73 - - 189.80 - - 235.25 - - 186.68 - - 169.11 - - 9.50 - - 198.31 - - 9.55 - - 12.49 -- 6.56 - - 172.25 - - 9.53 - - 85.59 - - 53.24 - - 5.00 - - 40.89 - - 11.74 - - 185.39 - - 10.61 - - 196.00 - - 207.34 - - 15.00 - - 168.91 - - 193.97 - - 183.45 - - 25.82 - - 168.98 - - 4.83 - - 5.17 - PHASE II - DC 4 surf. terr. 40.372,49 m2 1115 axe AVENUE DU PARC INDUSTRIEL CV 170.446 CV CV CV CV CV CV CV CV CV CV CV CV KWS 1 - 30L/s CV CV BUREAU D' ACCES ASPHALTE BETON ASPHALTE BETON ASPHALTE DALLE GAZON B B A A PROFIL TERRAIN - AA axe AVENUE DU PARC INDUSTRIEL 940 2200 BATIMENT EXISTANT - DC 1 NIVEAU DE REFERENCE +175.10 EXTENSION - DC 3 NIVEAU DE REFERENCE +175.10 TERRAIN ACTUELLE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE HAUTEUR LIBRE : 12.20 m NIV. 175.10 18 PARKINGS 28 DOCKS 7215 200 1000 5550 1300 200 700 46 2400 1100 200 1250 1200 1200 1200 1200 1200 1200 1200 1200 1200 1200 1250 1000 3781 ASPHALTE BETON ASPHALTE BETON BORNE D'INCENDIE BORNE D'INCENDIE BORNE D'INCENDIE ESCALIER DEBARRAS 31 59 60 wc SAS LOCAL D'ENTREE D'ATTENTE 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 +0.00 BORNE D'INCENDIE 180.00 R15,00 R15,00 R15,00 R15,00 13 PARKINGS DALLE GAZON DALLE GAZON DALLE GAZON OPTIONNEL 700 1050 200 340 1378 5030 7250 C C 1275 FEC. ETAGE SAN. ETAGE CITERNE EAU DE PLUIE 2x 15.000 l 325 x 226 FILTRE EAU DE PLUIE TUYAUX D'ATTENTE C.V. C.V. C.V. CITERNE EAU DE PLUIE 2x 15.000 l 325 x 226 FEC. ETAGE SAN. ETAGE TUYAUX D'ATTENTE FILTRE EAU DE PLUIE E.P. E.P. CHAMBRE DE TIRAGE 100x100 DEGRAISSEUR DEGRAISSEUR E.P. E.P. CHAMBRE DE TIRAGE 100x100 HAUTEUR LIBRE : 12.20 m 16765 174.70 174.80 175.00 171.60 174.00 174.70 175.10 PROFIL TERRAIN - BB axe AVENUE DU PARC INDUSTRIEL DC 3 - NIVEAU DE REFERENCE +175.10 DC 4 - NIVEAU DE REFERENCE +175.10 179.395 174.80 NIVEAU EXISTANT NOUVEAU NIVEAU BETON ARME (20cm) SOUS FONDATION ASPHALTE (6/4cm) SOUS FONDATION GRAVIER (5cm) SOUS FONDATION PARKING VOITURES PARKING/ROUTE CAMIONS QUAIS DE CHARGEMENT BETON ARME (20cm) SOUS FONDATION DALLE DE SOL 1275 173.85 173.75 174.50 175.10 174.90 174.75 174.00 174.50 174.40 500 1300 600 1700 200 2400 3500 1100 1115 axe AVENUE DU PARC INDUSTRIEL PROFIL TERRAIN - CC axe AVENUE DU PARC INDUSTRIEL 940 2200 BATIMENT EXISTANT - DC 2 NIVEAU DE REFERENCE +175.10 EXTENSION - DC 4 NIVEAU DE REFERENCE +175.10 TERRAIN ACTUELLE 180.00 174.70 171.60 174.00 174.70 1450 465 520 463 310 240 70 SURPLUS VERS EGOUT PUBLIC BASSIN D'ORAGE BASSIN D'ORAGE 2.000 M3 AIDarchitecten bvba Kasteellaan 29 - 2390 Malle AIDarchitecten Tel: 03-636.04.20 Fax: 03-636.04.26 info@AIDarchitecten.be IMPLANTATION 1/500 4901 EXTENSION HALL DE STOCKAGE - PROLOGIS LIEGE DC4 Scheldeweg 1 - 2850 Boom Prologis Belgium II 4041 Herstal - Avenue du Parc Industriel 159 A B C D E F G H I J ECHELLE FEUILLE CACHETS-TIMBRES DOSSIER MAITRE DE L'OUVRAGE ARCHITECT ENTREPRENEUR MODIFICATIONS SITUE PROJET DATE LEGENDE K L M N DEMANDE DE PERMIS D'URBANISME 1/100 AVANT PROJET 30.01.2015 PLAN PROVISOIRE 16.02.2015 ---- ---- 02/06

45 45 tuyaux d'attente t.a. 2x ..125 chamrbe de tirage 100x100 t.a. 2x ..125 chamrbe de tirage 100x100 tuyaux d'attente STANDLEIDING 9 STANDLEIDING 8 Q=50.1L/s Q=129.96L/s CV WACHTAANSLUITING WACHTAANSLUITING CV CV CV FEC. ETAGE SAN. ETAGE CITERNE EAU DE PLUIE 2x 15.000 l ..325 x 226 FILTRE EAU DE PLUIE TUYAUX D'ATTENTE C.V. C.V. C.V. CITERNE EAU DE PLUIE 2x 15.000 l ..325 x 226 FEC. ETAGE SAN. ETAGE TUYAUX D'ATTENTE FILTRE EAU DE PLUIE E.P. E.P. CHAMBRE DE TIRAGE 100x100 29 DEGRAISSEUR DEGRAISSEUR FEC. ETAGE SAN. ETAGE TUYAUX D'ATTENTE E.P. E.P. E.P. DEGRAISSEUR 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 E.P. E.P. 1250 625 600 600 390 440 490 440 440 2200 2200 2200 2200 2200 2200 2200 1365 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 490 390 440 440 460 1250 25 625 600 600 25 25 16765 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 650 13250 14500 14500 13250 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 435 215 435 215 16765 2200 2200 2200 2200 2200 2200 2200 1365 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 440 440 460 25 E D F C B A 31 CHAMBRE DE TIRAGE 100x100 AIDarchitecten bvba Kasteellaan 29 - 2390 Malle AIDarchitecten Tel: 03-636.04.20 Fax: 03-636.04.26 info@AIDarchitecten.be DEMANDE DE PERMIS D'URBANISME FONDATION 1/200 03/06 AVANT PROJET 4901 30.01.2015 EXTENSION HALL DE STOCKAGE - PROLOGIS LIEGE DC4 Scheldeweg 1 - 2850 Boom Prologis Belgium II 4041 Herstal - Avenue du Parc Industriel 159 A B C D E F G H I J PLAN PROVISOIRE 16.02.2015 ---- ---- ECHELLE FEUILLE CACHETS-TIMBRES DOSSIER MAITRE DE L'OUVRAGE ARCHITECT ENTREPRENEUR MODIFICATIONS SITUE PROJET DATE LEGENDE

tuyaux d'attente    tuyaux d'attente    LANTERNEAU  EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    28 29 30  FEC ETAGE  SAN ETAGE  TUYAUX D'ATTENTE    EP  16  16  16  16  17  17  16  16  16  16  17  17  18  18  18  18  19  18  20  20  20  20  20  20  20  20  20  20  20  20  20  10  20  10  20  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  11  11  11  11  11  11  12  11  12  11  12  11  11  11  11  11  11  11  13  13  13  13  13  13  13  22  13  21  13  13  15  15  15  15  15  15  10  10  10  10  10  10  10  10  10  10  10  10  11  12  11  12  11  12  11  11  11  11  11  11  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  27  10  27  10  27  10  27  27  27  27  27  27  26  26  26  26  26  26  26  26  26  26  26  26  72 m  84 m  81 m  71 m  85 m  86 m  86 m  85 m  86 m  86 m  75 m  EP  EP  HALL DE  STOCKAGE  1 2 3 4 5 6 7  1 2 3 4 5 6 7  ESCALIER  DEBARRAS  31 59 60  wc  SAS  LOCAL D'ENTREE  D'ATTENTE 1250  625 600 600  390 440 490 440 440  2200 2200 2200 2200 2200 2200 2200 1365  440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 490 390 440 440 460  1250  25 625 600 600  25  25  16765  600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 650  13250  14500  14500  13250  600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 435 215  435 215  16765  2200 2200 2200 2200 2200 2200 2200 1365  550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 440 440 460 25  E D  F  C  B  A  LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU  EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    78 m  84 m  81 m  84 m  81 m  32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58  EI160 FA EI 60 EI 120 EI160 FA EI 120 EI160 FA EI 120 EI160 FA EI 60 EI 120 EI160 FA  +000  H H H H  FEC ETAGE  SAN ETAGE  TUYAUX D'ATTENTE    FEC ETAGE  SAN ETAGE  TUYAUX D'ATTENTE    EP  EP  EP  EP  AIDarchitecten bvba  Kasteellaan 29 - 2390 Malle  AIDarchitecten  Tel: 03-6360420  Fax: 03-6360426  info@AIDarchitectenbe  DEMANDE DE PERMIS D'URBANISME  REZ-DE-CHAUSSEE 1/200 04/06  AVANT PROJET  4901  30012015  EXTENSION HALL DE STOCKAGE - PROLOGIS LIEGE DC4  Scheldeweg 1 - 2850 Boom  Prologis Belgium II  4041 Herstal - Avenue du Parc Industriel 159  A B C D E F G H I  J  PLAN PROVISOIRE 16022015  ---- ----      ECHELLE FEUILLE  CACHETS-TIMBRES  DOSSIER  MAITRE DE L'OUVRAGE  ARCHITECT  ENTREPRENEUR  MODIFICATIONS  SITUE  PROJET  DATE  LEGENDE  Remarque incendie:  -   - EFC: cfr NBN S 21-208-1  - Sprinklage: ESFR  -   -

EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    EXUTOIRE FUMEE    ep  ep  ep ep ep ep ep ep ep  LANTERNEAU  EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    TOILETTE  douche  TOILETTE  douche  80 m  16  16  16  16  17  17  16  16  16  16  17  17  18  18  18  18  19  18  20  20  20  20  20  20  20  20  20  20  20  20  20  10  20  10  20  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  11  11  11  11  11  11  12  11  12  11  12  11  11  11  11  11  11  11  13  13  13  13  13  13  13  22  13  21  13  13  15  15  15  15  15  15  10  10  10  10  10  10  10  10  10  10  10  10  11  12  11  12  11  12  11  11  11  11  11  11  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  10  27  10  27  10  27  10  27  27  27  27  27  27  26  26  26  26  26  26  26  26  26  26  26  26  80 m  1250  625 600 600  390 440 490 440 440  2200 2200 2200 2200 2200 2200 2200 1365  440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 440 490 390 440 440 460  1250  25 625 600 600  25  25  16765  600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 650  13250  14500  14500  13250  600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 600 435 215  435 215  16765  2200 2200 2200 2200 2200 2200 2200 1365  550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 550 440 440 460 25  E D  F  C  B  A  LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU LANTERNEAU  EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EXUTOIRE    EI 120 EI 120 EI 120 EI 120 EI 120  +525  EI130 FA EI 60 EI130 FA  +525  AIDarchitecten bvba  Kasteellaan 29 - 2390 Malle  AIDarchitecten  Tel: 03-6360420  Fax: 03-6360426  info@AIDarchitectenbe  DEMANDE DE PERMIS D'URBANISME  MEZZANINE 1/200 05/06  AVANT PROJET  4901  30012015  EXTENSION HALL DE STOCKAGE - PROLOGIS LIEGE DC4  Scheldeweg 1 - 2850 Boom  Prologis Belgium II  4041 Herstal - Avenue du Parc Industriel 159  A B C D E F G H I  J  PLAN PROVISOIRE 16022015      ECHELLE FEUILLE  CACHETS-TIMBRES  DOSSIER  MAITRE DE L'OUVRAGE  ARCHITECT  ENTREPRENEUR  MODIFICATIONS  SITUE  PROJET  DATE  LEGENDE  Remarque incendie:  -   - EFC: cfr NBN S 21-208-1  - Sprinklage: ESFR  -   -

120 350 265 135 280 100 295  450 580 100 295  A  31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60  FACADE LATERALE DROITE  1030 100 295  225  1425  100 100 100 90 135 75 100 105  120 350 265 135 280 100 295  120 350 265 135 280 100 295  450 580 100 295  450 580 100 295  1  1  1  1  2 2  3  3  4  6 6  8 7 9 7 8 7 9 7 8  10 10  11  12 12 12  13  14 14  15  15  8 12 8  20 21 22 23 24 25 26 27 28 29 30  1  1  2  4  6  8 7 9 7 8  10  11 11 11  12 12  13  14  8  11 11 11 11 11 11 11 11  4 5 5 5  5 5  13  1  6  295 100 805 225  1425  105 100 75 135 90 100 100 100 225  F  C  F A C A D E A R R I E R E  C O U P E C - D        film en PE  sous fondation  C O U P E C - D    isolation        isolation        film en PE  sous fondation  balustrade en acier  205 1220  695 525  faux plafond  profil de rive    film en PE  sous fondation  295 100 805 225 55  1200 280  1425      216  80 260  profil de rive  60 31  FACADE LATERALE DROITE  A  1370 : hauteur maximale avec K25  C O U P E E - F      805 100 295    isolation        isolation        film en PE  sous fondation  55 225  280  1220 205  1200  1425    film en PE  sous fondation  profil de rive    EI120    cellulaire: EI120  nouvelle  porte  EI160 FA  nouvelle  porte sectionale  400X650 EI60  nouvelle  porte  EI160 FA   nouvelle  porte sectionale  400X650 EI60  nouvelle  porte  EI160 FA  nouvelle  porte  EI160 FA  nouvelle  porte  EI160 FA  profil de rive    isolation        film en PE  sous fondation  nouvelle  porte sectionale   400X650 Rf 1h nouvelle  porte  Rf 1h    cellulaire: Rf 2h    1   2   3   4   5   6   7   8   9 Sas de quai : noir  10   11   12   13   14   15 Brise-soleil: profils horizontal alu - gris, RAL 7035  1220  695 525  205  hauteur libre=420  profil de rive      porte sectionale      isolation        couche de compression  hourdis lisse  balustrade en acier  1425 125  1075 350  295 100 280 50 300  100 105  135 90  profil de rive      EI 120    film en PE  sous fondation  C O U P E A - B    sellulaire: EI 120  135 265  150 1275  nouvelle  porte sectionale  400X650 EI60  nouvelle  porte sectionale  400X650 EI60  F  C  AIDarchitecten bvba  Kasteellaan 29 - 2390 Malle  AIDarchitecten  Tel: 03-6360420  Fax: 03-6360426  info@AIDarchitectenbe  DEMANDE DE PERMIS D'URBANISME  FACADES - COUPES 1/200 06/06  AVANT PROJET  4901  30012015  EXTENSION HALL DE STOCKAGE - PROLOGIS LIEGE DC4  Scheldeweg 1 - 2850 Boom  Prologis Belgium II  4041 Herstal - Avenue du Parc Industriel 159  A B C D E F G H I  J  PLAN PROVISOIRE 16022015      ECHELLE FEUILLE  CACHETS-TIMBRES  DOSSIER  MAITRE DE L'OUVRAGE  ARCHITECT  ENTREPRENEUR  MODIFICATIONS  SITUE  PROJET  DATE  LEGENDE  Remarque incendie:  -   - EFC: cfr NBN S 21-208-1  - Sprinklage: ESFR  -   -

Functional Description (including tenant specific extra’s) LIEGE DC 4 – SKECHERS 11th OF MAY 2015 PROLOGIS

Page  2 standard equipment DESCRIPTION OF THE BUILDING Warehouse approx. 24.309 m² gross floor area Clear height warehouse 12,20 m (similar to DC2) Mezzanine Office approx. 350 m² gross floor area Mezzanine (4KN/m²) approx. 1.787 m² gross floor area Loading docks 28 pcs*. Ground-floor gates 2 pcs*. Fire compartments 1 pcs. Truck parking space 31 pcs (13 pcs in front of DC 3) Extra car parking space 40 pcs (in front of DC 3) CHARACTERISTICS Supporting Structure and Floor Slab · Supporting structure warehouse: construction of concrete and steel, reinforced concrete foundation, steel binders · Floor Slab: Capability area loads of 50 KN/ m² and point loads of 60 KN per shelf post with a base plate of 150x150 mm, flatness upgrade to DIN15185 in racking area without flexible joints Prepared for tenant specific guide wire system. Installation of tenant-specific guide wire system for Skechers’ expense. Prologis will co-ordinate the installation of the guide wires. Wall elements, façade and roof · Robust prefabricated reinforced concrete plinth 2250 mm above floor level and an insulation value of Rc≥3.5 m² K/W. · Roof system with vapour barrier, inflammable FM-approved PIR thermal insulation Rc-value ≥ 3,5 m2K/W and PVC roof membrane with internal polyester scrim reinforcement t=1.5mm (light grey). Fastening-plan according to FM-global. · Roof safety system and safety zone marking. · Roof dewatering system with emergency overflow system partly insulated. · Wall cladding panels with thermal insulation Rc-value ≥ 3,5 m2K/W. Docks and Gates · Dock levelers 26 pcs– l/w = 2.50/ 2.00 m, dynamic load capacity of 60 kN, hinged lip with under-passages. Running plate thick 6/8mm with gap sealing. · Jumbo dock levelers 2 pcs– l/w = 4.50/ 2.00 m, dynamic load capacity of 60 kN, hinged lip with under-passages. Running plate thick 6/8mm with gap sealing. · Dock shelters with head and side flaps of PVC. · Buffer: each dock leveler 2 pcs. rubber buffers with steel cover plate* · Dock spotlights 28 pcs. · Dock doors electrical operated 28 pcs: – w/h = 3.0 / 3.0 m, equipped with sight windows and seals. · Ground level access doors electrical operated 2 pcs: – w/h = 4.0 / 4.5 m equipped with sight windows and seals. · Fire door 4 pcs: - w/h = 4.0 / 6.5 m in the fire-rated wall between DC 2 & 3 · Exterior loading docks numbers on the façade in the center above each door. · Concrete wheel guides. Interior Work Office · Entrance hall equipped with tiles 30x30 cm, sanitary facilities 15x15 cm, all with a skirting board h= 5 cm · Locker rooms equipped with tiles 30x30cm. · Office rooms open plan equipped with anti-static, with standing chair rolls carpet tiles, wear class 4 · Clean-off zone: 1.50x2.50 m at the main entrance · Pantry with refrigerator and dishwasher.  PL 017-04N/2009 page 3 standard equipment www.prologis.com · Windows: coated aluminum windows with insulating glazing Uw≤1.1W/ m²K · Offices with large windows same as DC 2 managers office. · Outside doors: made of aluminum with glass-insert and a canopy at the main entrance · Inside doors: tubular chipboard door leaves, steel frame, door stops · Mail box and bell system: representative stainless steel, 1 pcs. per floor with intercom system · Inside walls: office- double planked gypsum board, white painted wallpaper, - sanitary facilities - tiles up to edge of door frame– 15x15 cm. · Ceiling: suspended mineral-fiber plate ceiling 60x60 cm or 120x60 cm Outdoor Facilities · Fencing: mesh-wire fence h=2.00 m,3 flagpoles in front of office · Loading area: -1,20 m FFL warehouse, concrete 24m, suitable for heavy loads SLW 60, 18m max. slope of 2% and 6m max. slope 8%. · Car moving space: half-open grass tiles of concrete. · Access roads: asphalt or concrete suitable for heavy loads SLW 60 · Lawn: according to the requirements of the zoning plan · bicycle shed Building Service · Control panel: each 1 pcs. for light and heat control · Utilities: connected to existing utilities, submeter each unit 1 pcs. for power, gas and water, 1 pcs. submeter each office part for power.  PL 017-04N/2009 page 4 standard equipment www.prologis.com Power · Socket outlets warehouse: 1 pcs, 230V/16A each second dock leveller, 1 pcs. socket outlet combination 1x400V/16A and 2x230V/16A each 1.000 m² · Fork-Lift charging stations: 10 pcs. each 15.000 m² existing of 5x400V/16A and 5x400V/32A each 5-pole. · Office: double power outlet each 1.800mm in cable ducts along outside wall · Kitchenette: 2 pcs power sockets. · Corridors: 1 pcs. each 20 m² · Transformer: not applicable, connected to the existing transformer of DC1&2 Lighting · Warehouse: power saving reflector lamps, energy efficient T5 Eco fluorescent lamps – average light intensity 200 lux warehouse (based on narrow aisle racking*), 250 lux picking area (+1.0m FFL), control by movement sensors. · Office: power saving grid lamps, energy efficient T5 fluorescent lamps – average light intensity 500 lux office rooms with daylight sensor along window side, 250 lux entrance area, 100 lux stairs (+1.0m FFL) · Outside facilities: energy efficient LED lamps at loading area 75 lux, truck parking space 15 lux, car parking space 10 lux and und 10m distance warehouse 5 lux (+1.0m FFL) Heating/Cooling · Warehouse: 18 o C – high efficiency directly gas-fired tube heaters with outside temperature of -10 o C · Office: Energy efficient HR boiler with profiled flat-/valve radiators, step less thermostat valves according to the local work place legislation and infrared heaters. · Air-conditioning split-units in the office areas. · Ventilation or top-cooling in the social areas. Fire Protection · Sprinkler system: ESFR K25-ceiling-sprinkler according to NFPA/FM-Global, ANPI certified. · Fire alarm system: in compliance with fire protection requirements · Fire extinguisher cabinets: in compliance with fire protection requirements · Smoke hatches in roof with translucent panels and additional skylights above expedition area. · Evacuation Alarm System: in compliance with fire protection requirements · Separation wall elements according to fire regulations Sustainability Energy efficient T5 Eco fluorescent lamps. Movement sensors for warehouse strip lighting High efficiency (HR) heating systems for warehouse and office. Grey water system for flushing toilets. Building certificate according to BREEAM, minimum classification ‘Very Good’ Minimum requirement for air-tightness 3.0 m3/( m²h)  PL 017-04N/2009 page 5 standard equipment ologis.com Tenant specific extra’s *(included) · Additional dock positions 8 pcs. · Steel cover plate dock buffers 28 pcs. · Dock spotlights 28 pcs. · Additional ground floor gate 1 pcs. · Warehouse strip lighting for narrow aisles. · Upgrade of floor flatness according to DIN 15185. · Interior upgrade of existing main office of a value of € 30.000 excl. VAT, exact works to be discussed. Tenant works / options (excluded) · Burglar alarm · Racking and in-rack sprinkler · CCTV Video and access control · Radio system · Telephones  · Hand fire extinguishers · Server room · LED lighting in office and warehouse · Furniture · ICT incl. data cabling  PL 017-04N/2009

ID	Task Name	Duration	Start	Finish
1	**Indicative milestone schedule Liege DC 4 SKECHERS**	**330 days**	**Tue 4/28/15**	**Mon 8/1/16**
2	Skechers & Prologis: Signing lease	0 days	Tue 4/28/15	Tue 4/28/15
3	Prologis & SPI: Discuss purchase agreement of land	15 days	Tue 4/28/15	Mon 5/18/15
4	Prologis & SPI: Sign purchase agreement of land	0 days	Mon 5/18/15	Mon 5/18/15
5	SPI/SPW municipality of Liege: preliminary archaeological survey - probes	10 days	Tue 5/5/15	Mon 5/18/15
6	Prologis, Skechers and SPI/SPW municipality of Liege: discuss and sign contract for archaeological survey	10 days	Tue 5/19/15	Mon 6/1/15
7	SPI/SPW municipality of Liege: detailed archaeological survey	60 days	Tue 6/2/15	Mon 8/24/15
8	SPI/SPW municipality of Liege: Completion of archaeological survey and devlivery of land	0 days	Mon 8/24/15	Mon 8/24/15
9	Prologis: Prepare application for building permit for construction works and ground levelling works	15 days	Tue 4/28/15	Mon 5/18/15
10	Municipality: Building permit procedure for construction works and soil levelling works	60 days	Tue 6/2/15	Mon 8/24/15
11	Municipality: Expected approval building permit	0 days	Mon 8/24/15	Mon 8/24/15
12	Prologis: Tender construction works and soil levelling works	10 days	Tue 5/19/15	Mon 6/1/15
13	Prologis: Sign Contractor Agreement subject to building permit	0 days	Mon 6/1/15	Mon 6/1/15
14	Prologis: Start soil levelling works before building permit is irrevocable	0 days	Mon 8/24/15	Mon 8/24/15
15	LONG STOP DATE for obtaining building permit	0 days	Wed 9/30/15	Wed 9/30/15
16	Prologis: Start construction works	0 days	Mon 10/5/15	Mon 10/5/15
17	Prologis: Execution soil levelling works	90 days	Tue 8/25/15	Mon 12/28/15
18	Prologis: Structural engineering and preparation of work	20 days	Tue 6/2/15	Mon 6/29/15
19	Prologis: Lead time construction elements (prefab concrete foundation, -plinth, -floorslab, steel cladding and steel structure)	45 days	Tue 8/25/15	Mon 10/26/15
20	Prologis: Foundation and substructure works	30 days	Tue 10/20/15	Mon 11/30/15
21	Prologis: Construction works structure	40 days	Tue 12/1/15	Mon 1/25/16
22	Prologis: Façade cladding and façade elements	20 days	Tue 12/29/15	Mon 1/25/16
23	Prologis: Roof cladding mounting	30 days	Tue 1/26/16	Mon 3/7/16
24	Prologis: Roof isulation and covering	30 days	Tue 2/23/16	Mon 4/4/16
25	Prologis: Shell building complete	0 days	Mon 4/4/16	Mon 4/4/16
26	Prologis: Sewerage system and water mains	20 days	Tue 3/15/16	Mon 4/11/16
27	Prologis: Pour in-situ floor slab warehouse	20 days	Tue 4/12/16	Mon 5/9/16
28	Prologis: Structurally complete	0 days	Mon 5/9/16	Mon 5/9/16
29	Prologis: Installation of dock equipment & dock doors	20 days	Tue 5/10/16	Mon 6/6/16
30	Prologis: Technical installations warehouse	45 days	Tue 5/10/16	Mon 7/11/16
31	Prologis: Finishes offices	50 days	Tue 5/10/16	Mon 7/18/16
32	Prologis: Exterior finishes and window frames	25 days	Tue 5/10/16	Mon 6/13/16
33	Prologis: Pavement, landscaping and terrain	43 days	Tue 5/10/16	Thu 7/7/16
34	Skechers fit out: Construct racking and installation of tenant specific systems	40 days	Tue 6/7/16	Mon 8/1/16
35	**Prologis: DELIVERY OF BUILDING, "handover to SKECHERS" (subject to construction start 1/1/15)**	0 days	Thu 7/7/16	Thu 7/7/16



May
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September
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January
February
March
April
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June
July
August
September
330 days
Indicative milestone schedule Liege DC
Skechers & Prologis: Signing lease
Prologis & SPI: Discuss purchase agreement of land
Prologis & SPI: Sign purchase agreement of land
SPI/SPW municipality of Liege: preliminary archaeological survey - probes
Prologis, Skechers and SPI/SPW municipality of Liege: discuss and sign contract for archaeological survey
SPI/SPW municipality of Liege: detailed archaeological survey
SPI/SPW municipality of Liege: Completion of archaeological survey and devlivery of land
15 days
Prologis: Prepare application for building permit for construction works and ground levelling works
60 days
Municipality: Building permit procedure for construction works and soil levelling works
Municipality: Expected approval building permit
Prologis: Tender construction works and soil levelling works
Prologis: Sign Contractor Agreement subject to building permit
Prologis: Start soil levelling works before building permit is irrevocable
LONG STOP DATE for obtaining building permit
Prologis: Start construction works
Prologis: Execution soil levelling works
20 days
Prologis: Structural engineering and preparation of work
45 days
Prologis: Lead time construction elements (prefab concrete foundation, -plinth, -floorslab, steel cladding and steel structure)
30 days
Prologis: Foundation and substructure works
40 days
Prologis: Construction works structure
20 days
Prologis: Façade cladding and façade elements
30 days
Prologis: Roof cladding mounting
30 days
Prologis: Roof isulation and covering
Prologis: Shell building complete
20 days
Prologis: Sewerage system and water mains
Prologis: Pour in-situ floor slab warehouse
Prologis: Structurally complete
20 days
Prologis: Installation of dock equipment & dock doors
45 days
Prologis: Technical installations warehouse
50 days
25 days
Prologis: Exterior finishes and window frames
43 days
Prologis: Pavement, landscaping and terrain
40 days
Skechers fit out: Construct racking and
Prologis: DELIVERY OF BUILDING, "handover to SKE

Project: 20130328_Indicative planning
Date: Fri 5/15/15

Task	Summary	External MileTask	Inactive Summary	Manual Summary Rollup	Finish-only
Split	Project Summary	Inactive Task	Manual Task	Manual Summary	Progress
Milestone	External Tasks	Inactive Milestone	Duration-only	Start-only	Split

Page 1

List of Supplies and Services - DISTRIBUTION CENTER  Component  Frequency  Doors  * Inspection and maintenance of dock equipment (overhead doors, levellers, shelters)  1x p.a. or acc. to Belgian  legislation  * Maintenance of exterior door and window furniture   Grounds  * Maintenance of paved areas   1x p.a.  * Clean channels, pump sumps, inspection chambers and outlets, flush through foul water sewer  1x p.a.   and clean settlement tank  2x p.a.   including removal of waste in an environmentally sound manner  * Preventative maintenance of electric sliding gates and turnstiles on site  1x p.a. or acc. to Belgian  legislation  * Maintenance of green areas  T.B.D.  * Sweep whole site   T.B.D.  * Barriers/outdoor lighting  T.B.D.  External walls  * Clean external walls and claddings of warehouse, offices + guardhouse   1x/3 years  * Clean external walls and claddings of offices 1x p.a. after first cleaning  1x p.a.  * Clean glazing  T.B.D.  Paintwork  * Touch up interior paintwork   1x p.a.  Roof surfaces  * Check roof safeties   acc. to Belgian legislation  * Clean roof surfaces   2x p.a.  * Inspect roof (payable by owner)  T.B.D.  General structural  * Minor structural maintenance, split between several visits per year (max. 3)  1x p.a.  * Preventative maintenance of fire shutters  1x p.a.  * Preventative maintenance of (interior) sun shading  1x p.a.  lift systems  * Regular maintenance of lift systems in accordance with regulations   acc. to Belgian legislation  * Testing of lift systems in accordance with regulations  Building maintenance systems  * Regular maintenance of building maintenance systems in accordance with regulations   acc. to Belgian legislation  * Testing of building maintenance systems in accordance with regulations  Plumbing and HVAC systems  * Preventative maintenance of plumbing and HVAC systems  1x p.a. or acc. to Belgian  legislation   System components:   * Boiler systems   * Switching cabinets and control equipment   * Air conditioning systems   * Gas-fired air heaters   * Cooling systems (split systems and/or refrigeration equipment)   * Tempering valves, motorised valves, valves, filling and drain cocks   * Circulating pumps, pressure expansion tanks, non-return valves, safety devices   * Air humidifiers  * Jobs to be performed:   * Inspection and maintenance of equipment installed  1x p.a.   * Check filters (clean, replace)  1x p.a.   * STEK / F gases decree inspections of refrigeration equipment and airco  2x p.a.   * Periodic inspection of heating equipment under Environmental Management Act  1x/2 years  * including consumables such as air filters (1x p.a.), drive belts,   lubricants, cleaning agents, paint, indicator lamps,   screw fuses up to 25A, ionisation / ignition pins  * Use lifting platform  T.B.D.F

List of Supplies and Services - FOR YOUR NEW DITRIBUTION CENTER  Component  Frequency  Sanitary installations  * Preventative maintenance of sanitary installations, installation components:  1x p.a.   * Toilet, basin, shower, utility sink and urinal combinations   * Fire hose reels   * Electric water heaters, gas water heater   * Wash troughs   * Booster-systems   * Eye showers   * Pantries   * Rainwater outlet and emergency overflow outlets   * Duborain systems   * Fire hydrants, including flow meters  Electrical systems  * Preventative maintenance of electrical systems with 8 hour response time  1x p.a. or acc. to Belgian  legislation   System components:   * Electrical system   * Emergency lighting system   * Lightning protection    * Barrier system   * Intercom system   * Evacuation alarm system  * Thermographic inspection of electrical system  1x/3 years  * Replace fluorescent tubes in racking warehouse   1x/8 years  * Replace fluorescent tubes in other warehouse locations  1x/5 years  * Systems/equipment installed by tenant, e.g. security systems,  T.B.D.   access control systems, internal turnstiles, battery chargers, wrapping machines,   T.B.D.   additional compressors, equipment in ESD room, etc.  T.B.D.  Sprinkler system  * Preventative maintenance of sprinkler system  1x p.a. or acc. to Belgian  legislation  * Test sprinkler system on fortnightly basis as per regulations  26x p.a.  * Replace gaskets in alarm valves  1x/3 years  * Preventative maintenance of sprinkler control panel  1x p.a.  * Replace batteries in sprinkler control panel  1x/3 years  * Preventative maintenance of sprinkler pump set  1x p.a.  * Replace oil and filters on sprinkler pump set  1x p.a.  * Replace gaskets, thermostat etc.   1x/2 years  * Replace hoses and V belts   1x/6 years  * Major overhaul of pump set   1x/12 years  * Check condition of clean water tank  1x/15 years  * Inspection of sprinkler system by inspection bureau   2x p.a.  * Preventative maintenance of fire doors   1x p.a.  * Preventative maintenance of smoke vents   1x p.a.  * Produce legionella control plan  T.B.D.  * Perform checks detailed in legionella control plan  T.B.D.  Environment  * Take air and/or contact samples for checking indoor environment   acc. to Belgian legislation  General  * Gas  * Electricity  * Pest control  * Component if applicable; specific in-house components may be added.

List of Supplies and Services - DISTRIBUTION CENTER  Component  Frequency  Doors  * Inspection and maintenance of dock equipment (overhead doors, levellers, shelters)  1x p.a. or acc. to Belgian  legislation  * Maintenance of exterior door and window furniture   Grounds  * Maintenance of paved areas   1x p.a.  * Clean channels, pump sumps, inspection chambers and outlets, flush through foul water sewer  1x p.a.   and clean settlement tank  2x p.a.   including removal of waste in an environmentally sound manner  * Preventative maintenance of electric sliding gates and turnstiles on site  1x p.a. or acc. to Belgian  legislation  * Maintenance of green areas  T.B.D.  * Sweep whole site   T.B.D.  * Barriers/outdoor lighting  T.B.D.  External walls  * Clean external walls and claddings of warehouse, offices + guardhouse   1x/3 years  * Clean external walls and claddings of offices 1x p.a. after first cleaning  1x p.a.  * Clean glazing  T.B.D.  Paintwork  * Touch up interior paintwork   1x p.a.  Roof surfaces  * Check roof safeties   acc. to Belgian legislation  * Clean roof surfaces   2x p.a.  * Inspect roof (payable by owner)  T.B.D.  General structural  * Minor structural maintenance, split between several visits per year (max. 3)  1x p.a.  * Preventative maintenance of fire shutters  1x p.a.  * Preventative maintenance of (interior) sun shading  1x p.a.  lift systems  * Regular maintenance of lift systems in accordance with regulations   acc. to Belgian legislation  * Testing of lift systems in accordance with regulations  Building maintenance systems  * Regular maintenance of building maintenance systems in accordance with regulations   acc. to Belgian legislation  * Testing of building maintenance systems in accordance with regulations  Plumbing and HVAC systems  * Preventative maintenance of plumbing and HVAC systems  1x p.a. or acc. to Belgian  legislation   System components:   * Boiler systems   * Switching cabinets and control equipment   * Air conditioning systems   * Gas-fired air heaters   * Cooling systems (split systems and/or refrigeration equipment)   * Tempering valves, motorised valves, valves, filling and drain cocks   * Circulating pumps, pressure expansion tanks, non-return valves, safety devices   * Air humidifiers  * Jobs to be performed:   * Inspection and maintenance of equipment installed  1x p.a.   * Check filters (clean, replace)  1x p.a.   * STEK / F gases decree inspections of refrigeration equipment and airco  2x p.a.   * Periodic inspection of heating equipment under Environmental Management Act  1x/2 years  * including consumables such as air filters (1x p.a.), drive belts,   lubricants, cleaning agents, paint, indicator lamps,   screw fuses up to 25A, ionisation / ignition pins  * Use lifting platform  T.B.D.F

ARCADIS Infrastructure Water Environment – Buildings Page 1 of 32 Imagine the result Phase I ESA report Avenue du Parc Industriel, 159 Lot II 4041 Milmort (Herstal) Prologis Liège DC1 Project number BE0114.000521 | version 2 | 03 03 2015

ARCADIS Page 2 of 32  BE0114.000521 Client Prologis Germany GmbH Peter-Müller-Str. 16-16a 40468 Düsseldorf (Airport City) Contact Kirsten Leo Telephone Telefax +49 211-542310-22 -E-mail Website KLeo@prologis.com http://www.prologis.com Client ARCADIS Belgium nv/sa Main Office Koningsstraat 80 B-1000 Brussels Postadres Kortrijksesteenweg 302 9000 Gent Contact Telephone Telefax Herwig Teughels +32 3 360 83 75 +32 3 360 83 01 E-mail Website h.teughels@arcadisbelgium.be www.arcadisbelgium.be Phase I ESA report

ARCADIS Page 3 of 32 BE0114.000521 Table of content EXECUTIVE SUMMARY 1 INTRODUCTION 7 1.1 Purpose .7 1.2 Scope of Work  7 1.3 User reliance  ...8 1.4 Deletions and deviations  8 1.5 Limitations  ..8 1.6 Consultant Qualifications 9 2 SITE DESCRIPTION 10 2.1 Legal description 10 2.2 Owner..10 2.3 Zoning (noise/traffic)  ....10 2.4 Utilities (location and capacity).11 2.4.1 Potable water  11 2.4.2 Gas. 11 2.4.3 Electricity 11 2.4.4 Sewage network. 13 2.5 Current use  ...13 3 REGIONAL DESCRIPTION . 14 3.1 Topography  ...14 3.2 Surface water  14 3.3 Floodplains ....14 3.4 Geology 14 3.5 Hydrogeology  15 3.6 Surroundings Properties 15 4 SITE AND REGIONAL HISTORY 19 4.1 Aerial photographs  19 4.2 Topographic Maps  19 4.3 Historic Maps  19 4.4 Historic Site Occupants 20 4.5 Historic Site Ownership 21 4.6 Environmental Liens or Use Limitations 21 4.7 Valuation Reductions for Environmental Issues . 21 4.8 Prior Assessments 21 4.9 Unexploded Ordinance  22 5 SITE INSPECTION AND INTERVIEWS.23 5.1 Interviews 23 5.1.1 Interview with the past owner  23 5.1.2 Interview with the local government official  23 5.1.3 Interview with the contact centre of Elia  23 5.1.4 Interview with the service de l’archéologique (Walloon Region) 23 5.2 Information asked by e-mail23 5.3 Storm Water  ..24 5.4 Material and W aste Storage . 24 Phase I ESA report

ARCADIS Page 4 of 32 BE0114.000521   5.5 Storage tanks . 24  5.6 Wastewater discharges...24  5.7 Air Emissions 24  5.8 PCBs . 24  5.9 Groundwater Wells.25  6 ENVIRONMENTAL RECORD REVIEW .25    6.1 Contaminated Land Register 25  7 SUPPLEMENTAL CONSIDERATIONS.26    7.1 Wetlands.26  7.2 Asbestos . 26  7.3 Lead-In-Paint 26  7.4 Lead-In-Drinking Water. 26  7.5 Radon 26  7.6 Mold.26  8 CONCLUSIONS AND RECOMMENDATIONS..27  Appendices .29 Phase I ESA report

Arcadis Page 5 of 32 BE0114.000521   EXECUTIVE SUMMARY    ARCADIS Belgium was commissioned by Prologis Germany to perform a Phase  Environmental Site Assessment (ESA) for a property (lot II) located at Avenue du Parc  Industriel 159, 4041 Milmort, Belgium. The survey is carried out in view of the potential  extension of a warehouse located to the North (“Lot I”). ARCADIS Belgium was  commissioned in two steps: phase C in June 2014 (Liège DC1 – unit C) and phase D in  January 2015 (Liège DC1 – unit D).   This assessment is based on a Site visit, performed on 18 June 2014, and the review of  available documents and information related to the Site. No new Site visit has taken place  within the phase D of the ESA (Liège DC1 – unit D). However the entire footprint (unit  C+D) was part of the assessment on the site visit.   Throughout the assessment, focus is provided at 2 levels, namely a) findings related to  the Site and b) findings related to the construction footprint (buildings DC1 – unit C and  DC1 -unit D ; approx.. 55% of the total site property).   This Phase I ESA was performed in general conformance with the scope and limitations  of the following: 1) American Society for Testing and Materials (ASTM) Standard Practice  E1527-13 Standard Practice for Environmental Site Assessments: Phase I Environmental  Site Assessment Process (and any and all subsequent amendments thereto); and 2) the  United States Environmental Protection Agency’s (EPAs) standards for All Appropriate  Inquiries (AAI) as far as applicable in Belgium, Walloon Region 3) the Master Service  Agreement dated 06 December 2010.   RECs/ HRECs / CRECs   The assessment did not identify current, historic or controlled recognized environmental  conditions (RECs) for the subject site and the construction footprint, and no further  assessment is warranted.   Phase I ESA report

Arcadis Page 6 of 32 BE0114.000521   Others findings   Topic Recommendation for the Site Recommendation for the  construction footprint  (buildings DC1 unit C and  DC1 unit D)  Archaeology:  archaeological remains  from the old roman  road and a late Roman  Empire site  Obligation to let the “Service  Archéologique” perform  investigations on site. The  duration has to be defined in a  mutual agreement protocol.  While a protocol has been set  up for the unit C, it still has to be  defined for the unit D.  Geotechnical/Foundati  on design  Building design should follow  geotechnical recommendations  as discussed in this investigation  report -July 2014 (performed on  unit C and unit D footprint)  Waste deposits Removal of minor debris: waste  collection and disposal prior to  development  Removal of minor debris: waste  collection and disposal prior to  development  High voltage power  lines  Height limitations  Prohibition of construction within  15 m around the electric pylon  Construction difficulties (with  cranes,R) during execution of  construction works  Restrictions may be imposed on  construction works (e.g. limited  movement of cranes)   Phase I ESA report

Arcadis Page 7 of 32  BE0114.000521   1  INTRODUCTION   1.1 Purpose  ARCADIS Belgium was commissioned by Prologis Germany to perform a Phase I  Environmental Site Assessment (ESA) for a property (“lot II”) located at Avenue du Parc  Industriel 159, 4041 Milmort, Belgium.    ARCADIS Belgium was commissioned in two steps: phase C in June 2014 (Liège DC1 –    unit C) and phase D in January 2015 (Liège DC1 – unit D).  The survey is carried out in view of the potential extension of an existing warehouse  located to the North (“Lot I”).    The purpose of this Phase I Environmental Site Assessment report is to identify  recognized environmental conditions that may impair, impose a liability to, or restrict the  use of the subject property, including conditions associated with past or current practices  at or around the Site.    Recognized environmental conditions is defined as the presence or likely presence of any  hazardous substances or petroleum products in, on or at a property (1) due to release to  the environment; (2) under conditions indicative of a release to the environment; or (3)  under conditions that pose a material threat of a future release to the environment.    The Phase I also included the review of the availability of utilities and their capacities and    a review of the regional Urban Plan regulations.  Objectives of the works were to determine environmental deficiencies and / or deviations  from legal obligations by inspection of documents, visual inspection and interviews and to  assess the necessities of remediation/investigation measurements.    No soil investigation is included in the Phase I Site Assessment, based on the ASTM  practice.    1.2 Scope of Work  The Phase I ESA is based upon the following activities:   •  On-Site inspection of the Site, including the construction footprint, to assess current  environmental conditions and note any areas of concern as defined above;  •  Observation of adjacent properties and the local area to evaluate the potential for  adverse environmental impact to the Site and the construction footprint;  •  Interviews with the previous owner and the local authorities;  •  Review of available documents related to the Site;  •  Review of regional regulatory databases and review of available environmental  documents for the Site.  Phase I ESA report

Arcadis Page 8 of 32 BE0114.000521   The Phase I ESA did not include the collection or analysis of soil, groundwater, surface   water, air, radon, paint, or asbestos.  ARCADIS considered a Level of Materiality of EUR 5,000 per issue for the environmental  assessment. Identified issues with expected costs exceeding this threshold were  considered as “material” in the assessment and therefore mentioned in the report. Similar  issues that do not exceed this threshold individually but in their aggregate were also  considered and mentioned in the report. Issues with expected costs below this threshold  were not included in the assessment.   1.3 User reliance  The report may be relied upon by Prologis and by Prologis permitted assigns.   1.4 Deletions and deviations  No significant deviations from the referenced ASTM Standard occurred. It should be  noted however, that the ASTM standard is not fully applicable in Belgium, given the lack  of publicly available historical information and publicly available site specific information  such as EDR databases.   1.5 Limitations  It is understood that the services performed and any opinions expressed by ARCADIS in  the report are based upon the limits of the investigation as described above. It is  understood that ARCADIS has relied upon the accuracy of documents, oral information  and other material and information provided by Site representatives and others, and  ARCADIS assumes no liability for the accuracy of such data. Similarly, past and present  activities on the Site indicating the potential for the existence of environmental concerns  may not have been discovered by ARCADIS’ inquiries.   ARCADIS can offer no assurances and assumes no responsibility for Site conditions or  Site activities that are outside the scope of the services as described above, or for  changes to Site conditions or regulatory requirements that may apply after completion of  the services by ARCADIS. It is understood that such changes can lead to liability in  connection with the Site that will not be identified in the report. ARCADIS has reviewed  the information obtained in connection with the performance of the services as described  above, in keeping with existing applicable environmental consulting standards and  enforcement practices, but cannot predict what actions any given agency may take or  what standards and practices may apply in the future.   Phase I ESA report

Arcadis Page 9 of 32 BE0114.000521   Consultant Qualifications   The work was completed by personnel who meet the definition of “environmental  professional” as defined in ASTM E-1527-13. The Phase I ESA Update was conducted  by Domitille Delacroix, Environmental Consultant of ARCADIS Belgium, and reviewed by  Herwig Teughels, Senior Environmental Consultant of ARCADIS Belgium.   Phase I ESA report

Arcadis Page 10 of 32 BE0114.000521   2 SITE DESCRIPTION   2.1 Legal description  The postal address of the Site is Avenue du Parc Industriel 159 at 4041 Milmort (Herstal).  The Site is located in the Walloon Region, more especially in the Province of Liège within  the industrial zone “Parc d’activités économiques des Hauts-Sarts zone III” in Milmort,   Herstal, about 6 km Northeast of the city center of Liège. The entire surface of the  Industrial Zone 3 is app. 121 ha.  According to the regional zoning Plan, the Site area is classified as industrial economic   activities area allowing non-polluting industrial activities.  The reviewed Site consists of one main cadastral parcel (n°62112A0559/00E002) with a  footprint of 83 108 m² (“Lot II”). In addition, the project site overlaps two cadastral parcels  located to the North where the first two warehouses of Prologis are already constructed  (parcels n° 62064A0450/00E002 and 62064A0450/00G002) (“Lot I”). These overlap  areas are also considered in this assessment. The project site covers in total  approximately 9.19 ha. The two future buildings, DC1 -unit C and DC1 – unit D, have a  planned footprint of 24 425 m² and 24 309 m² respectively. They concern the extension  the two existing warehouses located to the North, along the Avenue du Parc Industriel.   The European highway E313 Liège-Hasselt exit “34” is located approx. 700 m northwest  of the Site and can be directly accessed via the Avenue du Parc Industriel.  Site location maps, cadastral map and regional zoning plan are attached in Appendices   A.1 – A.4.  2.2 Owner  The Site is currently owned by SPI (Service Promotion Initiatives en Province de Liège,  Rue du Vertbois 11 à 4000 LIEGE).   2.3 Zoning (noise/traffic)  The Site is located within the industrial zone “Parc d’activités économiques des Hauts- Sarts zone III” along the E313 highway Liège-Hasselt (Exit 34) and the A601 (see  Appendix A.1). The noise generated by current activities in the zoning is masked by the  traffic noise. Sound power levels that can be observed due to the highways traffic are as  follows: 55 dB(A) up to 65 dB(A) at day and 50 dB(A) up to 60 dB(A) at night (see  Appendix F.1).   According to the Municipality, there is no traffic problem within the zoning.   Phase I ESA report

Arcadis Page 11 of 32  BE0114.000521   2.4 Utilities (location and capacity)  2.4.1 Potable water  The potable water supply of the Site is partly provided by the S.W.D.E. (Société Wallonne  des eaux) and the C.I.L.E. (Compagnie Intercommunale Liégoise des eaux). One water  pipeline of 200 mm diameter is located along the street Avenue du Parc Industriel with  one connection point easily accessible at the west edge of the site.   2.4.2 Gas  Natural gas is supplied to the zoning and the Site by the regional energy supplier RESA,  part of TECTEO group. According to a plan1 from 2002 and information provided by  RESA in August 2014, a medium pressure line (15 bars) is located in the sidewalk of the  Avenue du Parc Industriel and runs along the edge of the site. The network is easily  accessible (<10 m).   2.4.3 Electricity  Electricity is supplied to the zoning and the Site by the regional energy supplier RESA,  part of TECTEO group.   According to a plan2 provided by RESA in August 2014, low and high voltage grids are  present in the sidewalk of the Avenue du Parc Industriel and run along the edge of the  site. .   There is a project of optical fiber placement on the road running along the future  extension, but no impact on the Site (nor on the construction footprint) is expected.   A high voltage transmission line operated by Elia crosses a small part of the Site at the  South East corner. One of the electric pylons is located within the parcel.   The presence of the high voltage power line and the pylon within the Site area implies the  following:   •  Elia must be consulted before any work is carried out within 100 meters of high- voltage facilities, certainly for DC1 -unit D.  •  Legal height restrictions apply to constructions in the vicinity of a high-voltage line  (depending on the nature of the connection, environmental factors and distance  between pylons). According to the contact centre of Elia, a minimal vertical distance of  4,5 m should be maintained between a line of 150 kV and any building underneath. A  horizontal safe clearance distance of at least 3,5 m must also be respected. The exact  distance has to be determined by Elia Engineers with respect to the specifications of  the power line (see appendix G.2).  1 Plan n°26 of the Association Liégeoise du Gaz  2 Plan n°59.992/417 of the Association Liégeoise d’Elecricité   Phase I ESA report

ARCADIS Page 12 of 32 BE0114.000521

Table 1 : Safe clearance distance for a power line of 150 kV

Vertical distance	Construction (roof, chimney, ,..) Luminaire, antenna, plantation	4,5 m
Horizontal distance	Construction	3,5 m
	Luminaire, antenna, plantation	4,0 m

- No construction is allowed within 15 m around the electric pylon. In case of earthmoving works and use of construction machinery in this perimeter, an authorization will be needed from Elia to ensure that there is no risk on the pylon stability.
- The pylon must be permanently accessible. A minimum 3 m wide access has to be maintained from the public road to the pylon.


DC1
unit A
DC1
unit B
DC1
unit C
DC1
unit D
Optical fiber
cable projected
Pylon
High voltage line

Considering the **construction footprint,** the impact of the high voltage line is however limited:

- Situated more than 80 meters away from the power line and more than 100 meters away from the pylon, the future building DC1 unit C is located outside the security

Phase I ESA report

Arcadis Page 13 of 32  BE0114.000521   perimeter determined by Elia (horizontal safe clearance distance of about 3,5 m from  the line). No restriction is expected except for the construction activities (e.g.  cranes,R).   •  Situated more than 60 meters away from the power line and the pylon, the future  building DC1 unit D is located outside the security perimeter determined by Elia  (horizontal safe clearance distance of about 3,5 m from the line). No restriction is  expected except for the construction activities (e.g. cranes,R).  •  No construction is foreseen within 15 m around the pylon. No authorization for  earthmoving works or use of construction machinery will be needed from Elia.  · There is a potential risk of construction restrictions (restricted rotation of the crane  nearby the overhead cables) during execution of construction works.  The risk has to be reassessed if the location of the projected buildings changes.   2.4.4 Sewage network  Based on the Public W ater Management Company map, a public sewer system is in  place along the Avenue du Parc Industriel and is connected to the local consortium  (AIDE) wastewater treatment plant of Liège Oupeye. The capacity of this wastewater  treatment plant is sufficient for additional waste water. However, storm water should be  managed on site (storm water basin) to prevent the saturation of the network (see  chapter 5.3).   2.5 Current use  At this moment the land is still used as arable ground (primarily cereals).   Phase I ESA report

Arcadis Page 14 of 32  BE0114.000521   3  REGIONAL DESCRIPTION   3.1 Topography  The Site is located at an elevation of approx. 179 meters (m) above the sea level. The  topography of the Site slopes from the West and South to the Northeast. Backfill soil is  present on the southern portion of the Site. This soil is originating from the construction of  the building of an adjacent property (building n°171 on the map in Appendix A.5). This  property was previously used for agricultural purpose, the risk that the backfill soil is  contaminated can be considered as low.   3.2 Surface water  The only surface water bodies of importance for the Site are the river called the “Meuse  (de Maas)” and the Albert canal, both located approximately 6 km to the east of the Site.   3.3 Floodplains  Flooding risk maps 3 do not indicate a potential flooding risk due to the overflow of  watercourses. However, in Wallonia, overland flows and mudflows are also included in  the flood hazard map. According to this map, a high risk area of overland flow crosses the  site. Nevertheless, the model used to build this map takes the natural topography of the  site (before the construction of the zoning) into account (when all the lands where used  for agricultural purpose). Since the construction of the industrial park and the  hardstanding, one can assume that the risk of mudflows is unlikely. Furthermore,  according to the Municipality, no flooding of the site and no mudflow occurred in the past  years. To conclude, the risk of flooding of the Site can be considered as low.   The present public sewer system along the Avenue du Parc Industriel is of “mixed” nature  and collect storm water as well. Obligations regarding storm water management are  discussed in chapter 5.3.   3.4 Geology  The geology of the location can be schematised in the following way:   •  The site of investigation is situated in the wide valley of the Meuse. Immediately below  surface, Quaternary river deposits occur. These can consist of gravel (Pleistocene  Meuse terraces) and a mixture of sand, silt and clay (Holocene Meuse deposits).  3 “Mapping of potential flooding due to the overflow of watercourses”, approved by the Walloon Government in December 2013   Phase I ESA report

Arcadis Page 15 of 32  BE0114.000521   •  Below these recent layers, the Paleozoic basis occurs. At the location the top is  formed by deposits of Westphalian and Namurian (late Carboniferous) age. These  layers consist of sandstone and schist, alternated with coal beds. Underneath, the  Visean and Tournesian limestones occur. The underlying Devonian beds consist of  alternating thick limestone and sandstone layers. The basis of the Paleozoic layers is  formed by metamorphous schist and kwartsite of Silurian and Cambrian age.  · Potential aquifers in the region are formed by the Meuse gravel deposits, and the  Paleozoic limestones in which secondary porosity was created by karstic phenomena.  Underground quarries of lime phosphate are present in the region. Two phosphate wells  were discovered during the geotechnical tests of June 2014 (Prologis investigation  performed by ARCADIS Belgium). The risk of setting should be identified and potentially  managed accordingly (see the geotechnical part of the due diligence process).   3.5 Hydrogeology  According to information of the hydrogeological map, two aquifers are present at the site  location:  -An upper sand aquifer (above creteacious aquifer);  -The aquifer of the creteaceous formation which is about 30 m below surface level.   The groundwater flow of the creteaceous aquifer is expected to be North directed.  In the geotechnical report performed in 2014, no groundwater was found until a depth of  10 m below surface level.    Eight groundwater abstraction wells (non-potable) are present within a distance of 1,5    km. The data are presented in Appendix C.2.  The site is not located in a drinking water protection area. A protection zone II is located  to the other side of the Avenue du Parc Industriel (< 10 m from the west border of the  site). A prevention zone is justified by the potential presence of any pollutant in the  aquifer that could reach the water catchment area without being degraded or sufficientely  dissolved and leaving no possibility to recover it efficiently. The presence of this zone  doesn’t affect the use of the site.    3.6 Surroundings Properties  Several enterprises, mostly related to logistics activities (as it is the case for the existing  buildings owned by Prologis “Lot I”) are located within the industrial zone. Some medium- size industries with manufacturing activities are also present in the vicinity of the site.   According to the Municipality, no environmental issues originating from the neighbouring  activities were ever reported.   Phase I ESA report

Arcadis Page 16 of 32  BE0114.000521   The surrounding companies are:   To the West   •  Skechers S.P.R.L (on property of Prologis)  Activity: Logistic (Shoes distribution centre).  Number on the Map presented in Appendix A.5: 176  •  TeamOne Employment Spec. S.A. (on property of Prologis)  Activity: interim services  Number on the Map presented in Appendix A.5: 176  To the East   •  Techspace Aero S.A.  Activity: Design, development and production of modules, equipment and  test benches for aeronautical and space engines. The activities have been  present for 40 years. No particular problems were ever noticed.  Techspace Aero falls under the Industrial Emission Directive (IED) for its   “Surface Treating Metals and Plastic Materials” activities.  The main building is located 150 m north-eastwards of the Site and 320 m  north-eastwards of the construction footprint. Regarding its hydraulically   downgradient location, the risk of migration of contaminant from this  company to the Site/construction footprint can be considered as low.  Number on the Map presented in Appendix A.5: 103a   •  Pratt and Whitney  Activity: Provider of engine maintenance, repairs, and overhaul services to  military and defence industries. The company is implemented in Herstal  since 2008.  The main building is located 15 m eastwards of the site and 200 m   eastwards of the construction footprint. Regarding the expected hydraulic  gradient and the water table depth (> 10 m), the risk of migration of  contaminant from this company to the Site/construction footprint can be  considered as low.   Number on the Map presented in Appendix A.5: 103b   To the South   · Galler Chocolatiers S.A.  Location: The main building is located 15 m eastwards of the site and 200 m  eastwards of the construction footprint   Phase I ESA report

Arcadis Page 17 of 32  BE0114.000521   Activity: Transport of chocolates   Regarding the type of activities carried out, no major impact on the  Site/construction footprint is expected.  Number on the Map presented in Appendix A.5: 171   •  Vincent Logistics S.A.  Activity: Logistics activities  Regarding the type of activities carried out, no major impact on the  Site/construction footprint is expected.  Number on the Map presented in Appendix A.5: 171    · SMIW S.A.  Activity: Logistics Company specialized in food products under controlled  temperature  Regarding the type of activities carried out, no major impact on the   Site/construction footprint is expected.  Number on the Map presented in Appendix A.5: 171    •  AGORA Liège (Floris S.P.R.L.)  Activity: Flower wholesaler  Regarding the type of activities carried out, no major impact on the  Site/construction footprint is expected.  Number on the Map presented in Appendix A.5: 242    · Blanchisserie Base Meuse (B&M) S.A.  Activity: Laundry facilities and rental laundry for HORECA  The main building is located 90 m southtwards of the site and 200 m south  eastwards of the construction footprint. Dry cleaners often uses hazardous  chemicals (solvents) and are a potential source of pollution (chlorinated  VOC). Even if these activities are located hydraulically upgradient, the risk  of migration of contaminants to the site is low considering the water table  depth (> 10 m) and the impermeability of soil in the upper 10 m (loam and  clay).   Number on the Map presented in Appendix A.5: 238   •  SNEL sa  Activity: Printing activities  Number on the Map presented in Appendix A.5: 217  Printing activities often use hazardous chemicals (solvents) and are a  potential source of pollution (chlorinated VOC). Even if these activities are  located hydraulically upgradient, the risk of migration of contaminant to the   Phase I ESA report

Arcadis Page 18 of 32  BE0114.000521   site is low considering the water table depth (> 10 m) and the impermeability  of soil in the upper 10 m (loam and clay).   Other important (in size) companies in the neighbourhood:   •  Air Liquide Belge S.A.  Activity: Filling up canisters with industrial gases  Number on the Map presented in Appendix A.5: 102  · ISPC  Activity: A wholesale business (+ transport) in horeca requirements (food,  cooking utensils, etc. ).  Number on the Map presented in Appendix A.5: 129    The closest SEVESO4 site is located more than 1,5 km to the North East. It concerns   Redermecker Interchimie S.A., a wholesaler of chemical products.  Based on the review available documentation, interview with the local authorities and the  site visit, the current use of the surrounding properties does not seem to represent any  risk of potential contamination of the Site.    4 The term « SEVESO » refers to the European « SEVESO » Directive which requires a.o. the identification of industrial establishments  with a potential major impact (environment, health & safety) towards surrounding receptors. A SEVESO company generally holds an  activity linked to handling, manufacturing, using or storing hazardous substances (i.e. refineries, petrochemical sites, oil depots or  explosives depots).   Phase I ESA report

Arcadis Page 19 of 32  BE0114.000521   4  SITE AND REGIONAL HISTORY   4.1 Aerial photographs  Based on information from the interpretation of historical aerial photographs and  interviews, the Site has been used as agricultural land until now. Its immediate  surroundings had the same land use and were progressively developed over the years.  Historical aerial photographs were available for the period 1994-2000 (Appendix B.3.1),  2006-2007 (Appendix B.3.2), 2009-2010 (Appendix B.3.3):   •  1994-2000 (exact year unknown): Almost all the zoning is free of construction and  used for agricultural purpose. In the vicinity of the Site, only Techspace Aero and  Galliker Transport Liège are constructed.  •  2006-2007: The zoning is partially developed and the first warehouse on the Lot 1 is  constructed (Prologis). The Air Liquide, SMIW and Snel’s buildings already exist.  •  2009-2010: Most of the zoning is developed. The first extension of the Prologis  warehouse (Lot I phase 2) is erected. The reviewed land is still an agricultural land. A  new private road is constructed to the East and gives access to Pratt and Whitney  building.  4.2 Topographic Maps  No historical topographical maps were available for the Site area.   4.3 Historic Maps  The consultation of historical maps provides the following information:   •  Ferraris map from 1777: the site vicinity is referred to be part of the “Rocour Plain”, a  battle field during the war of 1746 (see Appendix A.3-1).  •  Vander Maelen map from 1850 (see Appendix A.3-2): the site is marked as a farm  field.  From the archaeological point of view, the Site and the construction footprint are quite  sensitive as they are crossed by the former Roman track from Tongeren to Herstal  (Chaussée Brunehaut on the maps). This implies that every application for a building  permit will induce an assessment by the “Service de l’Archéologie, Direction de Liège”. If  something of archaeological importance is found this administration is empowered to stop  the excavation and construction works. For the construction of the first warehouse in  2001 (Lot I, phase 1), relicts from a Late Roman Empire site were discovered and  construction works were suspended for two weeks.   Phase I ESA report

Arcadis Page 20 of 32 BE0114.000521   According to the Service de l’Archéologie, there is a likely presence on site of relicts from  the old roman road or the late Roman Empire site. In its letter dated 25/06/2014 (see  appendix G.1), this administration required to be contacted by registered letter at the first  development stage of the building permit application.   The service de l’archéologie was already contacted for DC1 -unit C. A preliminary survey  was conducted on the construction footprint of this building, Given the first findings, an  agreement protocol was concluded between SPI, Prologis and the Service de  l’Archéologie allowing further archeological investigations. Investigation works have  started beginning of January 2015 and will be finished by July 2015.   Mr. Marchal, in charge of the archeological investigation for DC1 – unit C, was  interviewed in February 2015. According to him, a similar approach has to be followed for  DC1 – unit D construction footprint. Investigations will be done in two steps, a preliminary  survey followed by further investigations if relicts were discovered in the first stage. At this  moment, it is not possible to know if further investigations will be necessary. Once this is  finished, the Service de l’Archéologie will in principle declare the land free.   As for DC1 -unit C, it seems in the interest of both parties to have these investigations  performed as soon as possible before the beginning of the construction works. The  timeline will mainly depend on property rights (authorization to excavate and to damage  existing crops) and on the availability of the Service de l’Archéologie resources.   According to the Service de l’Archéologie (Mrs Bauwens, archaeologist), it is unlikely that  some relicts not found during the archaeological investigation will be discovered  afterwards, during construction works.   The risk that the archaeological value of the site impacts the project (imposition of  restrictions or cancelling the project) is also unlikely.   Historic Site Occupants   Based on interviews, historical maps and historical aerial photographs, one can deduct  that the site has been used for agricultural purpose (primarily cereals) until now. The use  of the Site for agricultural purposes does not affect the intended industrial use of the  property. ARCADIS does not recommend further assessment.   Phase I ESA report

Arcadis Page 21 of 32 BE0114.000521   Historic Site Ownership   In 2008, the site, already owned by SPI at this time, was purchased by Aannemingen  Janssen. After five years, the ownership went back to SPI.   Period Owner(s) of the site  31/07/2013 until now SPI  02/08/2008 – 31/07/2013 Warehouse and Industrial Properties SA  Aannemingen Janssen NV  21/05/2008-02/08/2008 Aannemingen Janssen NV  RRRR. – 21/05/2008 SPI   4.6 Environmental Liens or Use Limitations  Environmental liens searches are not possible in Belgium. No use limitations were  reported with regard to the subject Site.   4.7 Valuation Reductions for Environmental Issues  Actual knowledge of a valuation reduction for environmental issues in connection with the  Site does not exist.   4.8 Prior Assessments  A Phase I ESA report for the undeveloped Site area has been previously prepared by  ARCADIS/GEDAS in 2001 for Prologis and was considered in the preparation of the  present report. The land studied in 2000 covered approximately 15,8 ha. The whole Site  was at the time (2000) owned by S.P.I.+ and was free of construction.   In 2001, the site was divided in 2 major parts (Lot I and Lot II) of each app. 8 ha. Prologis  bought one of both sites in June 2001 (Lot I). The other part (Lot II) still remained the  property of S.P.I..The 2001 report did not identify any environmental concerns.   In August 2002, after the construction of the first warehouse, ARCADIS/GEDAS  performed an update of the Phase I Environmental Site Assessment (Phase I ESA) and a  soil investigation for a part of the Lot I (cadastral parcel 62064A0450/00E002). Three soil  samples were taken (two at a depth of 0.5-1.0 m and one at a depth 1.5-2.0 m) within the  current project Site and analysed for metals, mineral oil, Polycyclic Aromatic  Hydrocarbons (PAH) and EOX by a certified laboratory. No environmental concerns were  identified.   Phase I ESA report

Arcadis Page 22 of 32  BE0114.000521   If we compare the soil analysis results to the new Walloon soil decree dated 5 December  2008, no threshold and intervention values are exceeded.   Unexploded Ordinance   The site is close to two former military forts:   •  At 1,8 km to the North, the old Fort of Liers which was active during the first World  War  · At 4,5 km to the W est, the old Fort of Pontisse which was active during World Wars I  and II.  In addition, old underground bunkers were discovered in the region (the closest one  known is located about 2 km from the site).   No clearance investigation has been performed.  As there is no legal requirement for performing an clearance survey into unexploded  ordinance in Belgium, there is no information on presence of unexploded ordinance  readily available. Based on the local information of the city council administration, who  stated that no report on unexploded ordinance was ever made upon the development of  the industrial area in which the site is located, ARCADIS assesses the probability of  unexploded ordinance to be low.   Phase I ESA report

Arcadis Page 23 of 32  BE0114.000521   5  SITE INSPECTION AND INTERVIEWS   5.1 Interviews  Interviews were conducted in order to obtain information regarding recognized  environmental conditions in connection with the property.   5.1.1 Interview with the past owner  Mr Lenoir of the S.P.I.+ was contacted in June 2014. He provided us with more  information concerning the historic of the Site and the industrial economic park activities.   5.1.2 Interview with the local government official  In June 2014 information was asked to the municipality of Herstal. The 18th of June, Mr  Dosogne provided us with information considering the surrounding firms, obligations that  should be complied with, complains from inhabitants, etc. No problems were noted with  regard to these firms.   The local Urbanism Department (M. Bonini) was contacted regarding storm water  management – outcome is presented in section 6.3.   5.1.3 Interview with the contact centre of Elia  Information regarding safe clearances from power lines has been asked to the contact  centre of Elia – outcome is presented in section 3.4.3.   5.1.4 Interview with the service de l’archéologique (Walloon Region)  Mrs Bauwens was contacted in June 2014 regarding the site archaeological value and   the archaeological investigation process – outcome is presented in section 5.3.  Mr. Marchal, in charge of the archeological investigation for DC1 -unit C, was interviewed  in February 2015. He confirmed that investigation works on this construction footprint had  started at the end of January, as agreed in the agreement protocol.   For DC1 – unit D construction footprint, the same approach will be followed with a  preliminary survey followed by further investigations if relicts were discovered at the first  stage. At this stage, it is not possible to know if further investigations will be necessary.   5.2 Information asked by e-mail  Information was asked by e-mail to   •  The municipality of Herstal regarding surrounding properties – outcome is presented  in section 4.6.  •  The utilities operators: NATO, RESA, S.W.D.E., Elia, Belgacom regarding utilities –  outcome is presented in section 3.4.  Phase I ESA report

Arcadis Page 24 of 32 BE0114.000521   5.3 Storm Water  Currently, the site is not covered with any hardstanding and the major part of runoff water  infiltrates in the ground. In case of an urban permit demand, the Municipality of Herstal  will require the implementation of a storm water basin to compensate the loss of  infiltration area.   According to the site plan dated 19/01/2015, a storage capacity of 2 000 m³ is planned on  the project Site and will collect roof runoff water from the two warehouses already  constructed (DC1 -unit A and DC1 -unit B) as well as from the two new buildings (DC1 unit  C and DC1 -unit D). This retention volume was calculated based on information  provided by the local Urbanism Department.   5.4 Material and Waste Storage  During the walkover, three minor illegal waste disposal of about 2 m² each were observed  at the entrance of the site (see pictures 8 and 9 in Appendix B.1). It mainly consists in  rubbles and construction waste (including plaster, cement bags, etc.). No staining or  evidence of environmnental concern was noted. Due to the limited size of these deposits,  we can assume that the risk of contamination is low. ARCADIS does not recommend  further assessment.   5.5 Storage tanks  No evidence of AST/UST was observed.   5.6 Wastewater discharges  The Site is undeveloped, therefore there are currently no wastewater discharges.   5.7 Air Emissions  The Site is undeveloped, therefore there are currently no air emissions.   5.8 PCBs  The Site is undeveloped, therefore PCBs are not present and are not considered a  concern.   Phase I ESA report

Arcadis Page 25 of 32  BE0114.000521   5.9 Groundwater Wells  No groundwater wells were observed during the Site visit or are registered to the Walloon  administration.   6  ENVIRONMENTAL RECORD REVIEW   6.1 Contaminated Land Register  ARCADIS performed a regulatory database review to obtain information on potential  surrounding off-site sources of groundwater contamination. Therefore, the following  database has been reviewed:   •  WALSOLS: database of contaminated sites in Walloon Region maintained by  SPAQUE. (Please note that this database is not exhaustive).  The reviewed Site is not listed in the WALSOLS database.  The closest contaminated site registered is located 1,5 km South-East from the site and  is a former waste disposal site. No groundwater samples have been analysed. However,  a contamination of the Aquifer of the Creteaceous formation can not be excluded. The  groundwater flow is expected to be North directed (towards the site).    Based on the observation that this aquifer is at a depth of about 30 mbgl and the distance  of separation, consequences on the Site are not expected.   Phase I ESA report

Arcadis Page 26 of 32 BE0114.000521   7 SUPPLEMENTAL CONSIDERATIONS   7.1 Wetlands  According to the environmental map of the Walloon Region, the Site is not located in an  ecological area or protected zone. The closest Natura 2000 site, “Basse vallée du Geer”,  is located approximately 5,5 km to the north of the Site. No other sensitive or protected  areas (wetlands zones of biological interest, natural reserves, etc.) are identified within a  radius of 6 km of the project site.   7.2 Asbestos  The Site is undeveloped, therefore asbestos is not present and is not a concern.   7.3 Lead-In-Paint  The Site is undeveloped, therefore lead-in-paint is not present and is not a concern.   7.4 Lead-In-Drinking Water  The Site is undeveloped, therefore lead-in-drinking water is not present and is not a  concern.   7.5 Radon  The radon, a radioactive gas that ventilates naturally from the soil, is the main source of  exposure to natural radioactivity. According to the Federal Agency for Nuclear Control  (FANC), the average concentration of radon in Herstal is estimated at 75 Bq/m³. 75 % of  the measures were below 100 Bq/m³ and 25 % comprised between 100 and 200 Bq/m³.   The level of radon is then expected to be below the acceptable level of 200 Bq/m³  recommended for new constructions (annual average value).   7.6 Mold  The Site is undeveloped, therefore mold is not present and is not a concern.   Phase I ESA report

Arcadis Page 27 of 32 BE0114.000521   8 CONCLUSIONS AND RECOMMENDATIONS   Summary of Issues  1 Environmental  risk assessment  Conclusion  Based on the findings of the Site inspection, the interviews and data review, the  previous and actual site utilizations do not inhere environmental risks.  The Site is not listed in the Register of Contaminated Land.  Recommendation  · No Action required   2 Results of Walk- Over Inspection  Conclusion  During the walk-over inspection, no issues representing a relevant matter of  environmental concern or indicating the need for major rehabilitation-or corrective  measures have been identified  Recommendation  · No Action required   3. Site Utilization /  Easements /  History  Conclusion  The Site has always been used as agricultural land. A former Roman road is  historically present.  Site is located within the vicinity of several former Fortresses as used in second World  War. There is no clearance performed on unexploded ordinance. As there is no formal  legal requirement for performing an clearance survey into unexploded ordinance in  Belgium, there is no information on presence of unexploded ordinance readily  available. ARCADIS assesses the probability of unexploded ordinance to be low.  Legal height restrictions apply to buildings at a horizontal distance of about 3,5 m from  the high-voltage line 150 kV crossing the very south part of the site. Furthermore, no  construction is allowed within 15 m around the electric pylon. An access of 3 m wide to  the pylon should be ensured.  The construction footprint (DC1 -C and DC1 – unit D) is located more than 60 m from  the high voltage power line and the pylon. No restrictions are therefore directly to apply  to the current project.  Recommendation  · Obligation to let the “Service de l’Archéologie” perform archaeological  investigations on site. Duration to be defined in a mutual agreement protocol.  While a protocol has already been agreed for the DC1 -unit C construction   Phase I ESA report

Arcadis Page 28 of 32  BE0114.000521   footprint, contact with the “Service de l’Archéologie” has still to be made for  DC1 -unit D.   •  Check with ELIA on potential restrictions on construction works (e.g. limited  movement of cranes)  4. Planning  Applications / Site  Access and Traffic  /Utilities  Conclusion  The Site is located within the industrial zone “Parc d’activités économiques des Hauts- Sarts zone III” in Milmort. According to the regional zoning Plan, the Site area is  classified as industrial economic activities area allowing non-polluting industrial  activities, logistic companies included.  Site access is possible from the Avenue du parc industriel which directly connects to  the European highway E313 Liège-Hasselt via exit “34”. The industrial zone is well  developed; all necessary utilities are available along the Avenue du Parc Industriel.  Recommendation  · No Action required   Based on the results of this assessment, no RECs/CRECs/HRECs were identified and no  further environmental investigations or remediation are required.   Reviewed by:  Prepared by:   Herwig Teughels Domitille Delacroix  Senior project manager Environmental Consultant   Phase I ESA report

Arcadis Page 29 of 32 BE0114.000521   Appendices    Appendix A Figures   A.1 Site Location on topographical map  A.2 Cadastral Land Register Excerpt  A.3 Historical maps  A.4 Regional Zoning plan  A.5 Activities parc of Hauts Sarts zone III  Appendix B Color Photographic Log   B.1 Photographs from Site Visit  B.2 Aerial Photographs  B.3 Historical Aerial Photographs  Appendix C Database Record Search   C.1 Information from the Register of Contaminated Land  C.2 Groundwater abstraction within a 1,5 km radius  Appendix D Historic Research Documents (not applicable)   Appendix E References and Information Sources  Appendix F Environmental maps   F.1 Noise maps  F.2 Flooding areas  Appendix G Correspondences   G.1 Letter from the Service de l’Archéologie de la Région wallonne  G.2 Letter from Elia  Phase I ESA report

Arcadis Page 30 of 32 BE0114.000521   Phase I ESA report

Arcadis Page 31 of 32 BE0114.000521   Phase I ESA report

Arcadis Offices www.arcadisbelgium.be  Antwerp -Berchem Hasselt Ghent  Posthofbrug 12 Eurostraat 1 – bus 1 Kortrijksesteenweg 302  B-2600 Berchem B-3500 Hasselt B-9000 Ghent  T +32 3 360 83 00 T +32 11 28 88 00 T +32 9 242 44 44  F +32 3 360 83 01 F +32 11 28 88 01 F +32 9 242 44 45  Brussels Liège Charleroi  Koningsstraat 80 26, rue des Guillemins, 2ème étage 119, avenue de Philippeville  B-1000 Brussels B-4000 Liège B-6001 Charleroi  T +32 2 505 75 00 T +32 4 349 56 00 T +32 71 298 900  F +32 2 505 75 01 F +32 4 349 56 10 F +32 71 298 901  ARCADIS Belgium nv/sa  BTW BE 0426.682.709  RPR BRUSSELS  ING 320 0687053 72  IBAN BE 38 3200 6870 5372  SWIFT BIC BBRUBEBB  Main office:  Brussels  Koningsstraat 80  B 1000 Brussels    Consultancy, study and design of buildings, infrastructure, environment and environmental planning. Outsourcing of project staff on site.  This report has been printed on 100% recycled paper.   Phase I ESA report

VAT Lease Liège DC4 Unit D - Annexe 11 French translation	DLA Piper UK LLP

Convention d’entrepôt

Entre les soussignées:

1.

La société privée à responsabilité limitée Prologis Belgium III BVBA, dont le siège social est situé à 2850 Boom, Scheldeweg 1, inscrite à la Banque Carrefour des Entreprises sous le numéro 0472.435.629 (RPM Antwerp) et ayant comme numéro TVA 0472.435.629, représentée par Monsieur Bram Verhoeven, porteur de procuration,

ci-après dénommée « Prologis »,

ET

2.

La société privée à responsabilité limitée Skechers EDC SPRL, dont le siège social est situé à 4041 Milmort (Liège), avenue du Parc Industriel 3, inscrite à la Banque Carrefour des Entreprises sous le numéro 0478.543.758 (RPM Liège) et ayant comme numéro TVA 0478.543.758, représentée par Monsieur David Weinberg, gérant,

ci-après dénommée « Skechers »,

Prologis et Skechers sont désignés ci-après collectivement les « Parties » ou individuellement une « Partie »;

ET

3.

La société à responsabilité limitée selon les lois de l’Etat du Delaware (USA) Skechers USA Inc., dont le siège social est situé à CA 90266 Manhattan Beach (USA), Manhattan Beach Blvd. 228, et inscrite sous le Numéro de Dossier Commission 001-1429 avec comme numéro d’Identification Employeur I.R.S.95-437615, représentée par Monsieur David Weinberg, Directeur

ci-après dénommée « Garant »,

- 1/21 -

VAT Lease Liège DC4 Unit D - Annexe 11 French translation	DLA Piper UK LLP

IL EST PRECISE CE QUI SUIT:

1.

Skechers a conclu une « Convention pour la disponibilité d’Espace pour l’entreposage de biens et des Bureaux pour sa gestion » en date du 12 août 2002, telle qu’amendée, concernant le Prologis Park Liège Distribution Center I situé dans le Parc Industriel Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (la « Convention DC I »), une « Convention pour la disponibilité d’Espace pour l’entreposage de biens et des Bureaux pour sa gestion » en date du 20 mai 2008, telle qu’amendée, concernant le Prologis Park Liège Distribution Center II situé dans le Parc Industriel Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (la « Convention DC II ») et une « Convention de dépôt » en date du 19 septembre 2014, concernant le Prologis Park Liège Distribution Center III situé dans le Parc Industriel Hauts-Sarts, Milmort, Liège, avenue du Parc Industriel (la « Convention DC III »).

2.

Prologis négocie actuellement l’acquisition d’une parcelle de terrain additionnelle située dans le Parc Industriel Hauts-Sarts, Milmort, Liège, Avenue du Parc Industriel (le « Terrain », tel que plus amplement décrit dans la Partie I - Article 1.1, dernier alinéa de la présente Convention).

3.

Sur ce Terrain et sur une portion de terrain sur laquelle Prologis Park Liège Distribution Centers II et III a construit respectivement est en train de construire (ensemble ci-après le « Site »), Prologis a l’intention de construire des entrepôts additionnels, une mezzanine et des bureaux, à savoir le Prologis Park Liège Distribution Center IV (les « Lieux », tels que plus amplement décrits dans la Partie I - Article 1.1, premier alinéa de la présente Convention).

4.	Skechers souhaite développer des activités de stockage, de manutention, de transport et de distribution dans les Lieux qui seront construits sur le Site.
5.

Les Parties et le Garant souhaitent dorénavant conclure une convention par laquelle les Lieux seront conçus et construits par Prologis et mis à la disposition de Skechers aux termes et conditions tels que déterminés et convenus de commun accord dans la présente convention (désigné ci-après la « Convention »).

IL EST CONVENU CE QUI SUIT:

Partie préliminaire - Conditions Suspensives

1. La conception et la construction des Lieux et leur mise à disposition au profit de Skechers seront subordonnées à la réalisation cumulative des conditions suspensives suivantes (« Conditions Suspensives »):

1.1.

L’obtention d’un (de) permis d’urbanisme et d’environnement (le cas échéant « permis unique ») ne pouvant plus faire l’objet de contestation, étant exécutoire et final conformément à la demande de permis mentionnée à la Partie I - Article 2.1, et de toutes autres autorisations et de tous autres consentements requis pour la conception et la construction des Lieux; et

1.2.

Moyennant la réalisation de la condition suspensive mentionnée à l’Article 1.1 ci- dessus, l’acquisition par Prologis du Terrain auprès des Services Promotion Initiatives en Province de Liège (SPI) SCRL pour un prix d’achat ne dépassant par € 48.00 / m² de terrain, ce qui en plus implique qu’un accord soit trouvé entre Prologis et Services Promotion Initiatives en Province de Liège (SPI) SCRL concernant les travaux de nivellement du sol requis. Prologis est toutefois autorisé (mais n’est pas contraint) de renoncer à la présente Condition Suspensive pour ce qui concerne le prix d’achat et/ou l’accord sur les travaux de nivellement du sol.

2. Prologis fera ses meilleurs efforts afin que les Conditions Suspensives soient réalisées cumulativement dès que possible. Si la condition suspensive indiquée à l’Article 1.1 n’est pas réalisée à la date mentionnée ci-dessus ou si les Conditions Suspensives ne sont pas réalisées cumulativement pour le 30 septembre 2015 (ce jour inclus) au plus tard, chacune des Parties est autorisée à considérer la présente Convention comme nulle, moyennant une notification préalable par la Partie concernée à l’autre Partie, sans indemnité ou coût au profit d’une Partie ou du Garant à charge d’une autre Partie ou du Garant, étant toutefois convenu que s’il devait être, de l’opinion des deux Parties, raisonnablement évident que toutes les Conditions Suspensives peuvent être réalisées rapidement après le 30 septembre 2015, sans impact sur la Date de Délivrance prévue à l’Article 4 de la Partie I ci- dessous, les Parties mèneront des négociations de bonne foi afin d’étendre la date susmentionnée du 30 septembre 2015. Dans ce cas, un addendum spécifique à la Convention sera joint.

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3. Pour éviter tout doute et sans préjudice de ce qui précède, il est précisé que Prologis sera à tout moment autorisé à procéder à l’acquisition du Terrain à des termes et conditions à convenir avec Services Promotion Initiatives en Province de Liège (SPI) SCRL, malgré - le cas échéant - la non- réalisation de la condition suspensive indiquée à l’Article 1.1 ci-dessus.

Partie I – Conception et construction des Lieux

Article 1 - Conception et construction

1.1 Moyennant la réalisation des Conditions Suspensives, Prologis s’engage à délivrer à Skechers un immeuble industriel renseigné comme le « Prologis Park Liège Distribution Center IV », conçu et construit conformément au concept propre à Prologis, moyennant le respect des Spécifications Descriptives des Lieux, jointes en Annexe 3, ayant une surface approximative de 26.451 m² et comprenant :

•	approximativement 24.309 m² d’entrepôts (ci-après désignés les « Entrepôts »);
•	approximativement 1.792 m² de mezzanine (ci-après désignée la « Mezzanine »);
•	approximativement 350 m² de bureaux (ci-après désignés les « Bureaux »).

à savoir les « Lieux ».

Les Entrepôts, la Mezzanine, les Bureaux et les emplacements de parking s’y rapportant sont indiqués sur le plan de situation des Lieux qui est joint à la présente Convention en Annexe 2. Le plan de situation des Lieux peut être modifié moyennant l’accord écrit mutuel des Parties et conformément au(x) permis obtenu(s) par Prologis conformément à l’Article 2.1 ci-dessous.

Les Lieux seront construits sur une parcelle de terrain située dans le Parc Industriel Hauts-Sarts, Milmort, Liège (Herstal), avenue du Parc Industriel, ayant comme références cadastrales Herstal, 6e Division (Vottem, A La Chaussée), Section A, numéro 559/E/2 (partie), avec une surface totale approximative de 40.372 m² (ci-après désigné le « Terrain ») et sur une portion de terrain sur laquelle Prologis Park Liège Distribution Centers II et III a construit respectivement est en train de construire (ensemble ci-après désigné le « Site »). Un plan du Site est joint en Annexe 1 à la présente Convention.

1.2. Prologis sera responsable de la production du concept provisoire, du concept technique, du concept final et des spécifications du bâtiment, basés sur la description ci-dessus et les Spécifications Descriptives des Lieux jointes en Annexe 3.

1.3. Prologis peut, en consultation avec Skechers, réaliser des modifications ou substituer des matériaux alternatifs d’une couleur similaire et d’une qualité ou d’un critère de performance ne pouvant être inférieur au sein des Standards Belges (i) pour autant qu’il ne modifie pas de manière importante le concept, la présentation et la nature des Lieux, ou (ii) si les changements sont nécessaires pour se conformer aux exigences planologiques ou réglementaires.

1.4. Skechers remettra à Prologis tous les documents et informations raisonnablement nécessaires à temps. Le défaut d’y satisfaire, si ce défaut est attribuable (du moins en partie) à Skechers, donnera lieu à un report de la période de construction à concurrence du nombre de jours ouvrables dans le secteur de la construction égal au nombre de jours ouvrables dans le secteur de la construction pendant lesquels Skechers n’a pas remis les documents ou informations concernés, sauf si Prologis peut démontrer de manière raisonnable que le délai mis par Skechers a des conséquences additionnelles sur la période de construction.

1.5. Durant les travaux de construction, les meilleurs efforts seront mis en œuvre pour minimiser les nuisances à l’activité dans et l’utilisation par Skechers du Distribution Center I, du Distribution Center II et du Distribution Center III qui sont voisins du Terrain, étant compris que Skechers ne sera pas autorisé à réclamer des dommages et intérêts pour quelque nuisance que ce soit durant les travaux.

1.6 Pour éviter tout doute, les Parties confirment que les articles 7.2 et 7.3 de la Partie I de la Convention DC III restent d’application, à l’exception, cependant, des sections de ces deux articles où il est fait référence à la possibilité de louer le Distribution Center IV (ou d’octroyer d’autres droits à son égard) à des tiers. Pour éviter tout doute, il est compris que le Distribution Center IV sera construit pour et loué (au moyen d’une « mise à disposition ») à Skechers uniquement, et qu’aucun droit en rapport avec le Distribution Center IV ne sera octroyé à des tiers.

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Article 2 - Permis et autorisations (phase de construction)

2.1. Prologis veillera à solliciter le(s) permis d’urbanisme et d’environnement requis et les autres consentements et autorisations requis pour la construction des Lieux, dès que possible.

Prologis remettra à Skechers un projet de demande(s), Skechers étant autorisée à formuler des remarques techniques raisonnables. Aussi vite que possible et en tout état de cause endéans les 8 jours ouvrables à compter de la réception du projet de demande(s), Skechers soit confirmera que cette(ces) demande(s) est/sont entièrement satisfaisante(s) soit communiquera à Prologis des remarques techniques raisonnables. Tant la(les) demande(s) que les remarques techniques raisonnables, s’il y en a, seront pleinement conformes aux Annexes 1, 2 et 3 de la présente Convention, et à toutes modifications convenues, le cas échéant conformément à l’article 3 « Demande de modifications » ci- dessous. Si Skechers ne répond pas dans le délai de 8 jours ouvrables, il sera considéré avoir accepté le projet de demande(s).

Une copie de la demande(s) telle qu’introduite(s) sera jointe en tant qu’Annexe 5 à la présente Convention.

Prologis informera Skechers de manière régulière sur la progression de la demande (et répondra aux demandes spécifiques de Skechers à cet égard sans délai), et informera aussi Skechers immédiatement de toutes circonstances qui peuvent affecter la Date de Délivrance ou l’exécution d’autres obligations de Prologis. Skechers sera invité à toutes les réunions avec les autorités compétentes et pourra y participer.

2.2. Pour éviter tout doute, il est précisé que si un permis d’environnement ou d’exploitation, une autorisation ou notification est (sont) requis pour les activités de Skechers, Skechers sera responsable, à ses seuls risques et frais, pour leur demande et leur obtention. Le défaut d’obtenir à temps de tels permis ou autorisations ne donnera cependant pas lieu à un report ou une annulation de la Délivrance ou de la Date de Début, comme définis ci-après. Prologis sera tenu indemne dans ce cadre.

Article 3 - Demandes de modifications

3.1. Prologis offrira à Skechers ou ses représentants l’opportunité d’apprécier les documents de conception et les spécifications à temps, dès que ces documents seront disponibles.

3.2. Skechers est autorisé à introduire à temps des demandes de modifications à apporter aux spécifications du bâtiment, pour autant qu’elles soient (i) toujours techniquement faisables, (ii) conformes aux Spécifications Descriptives des Lieux jointes en Annexe 3, et (iii) permises par les permis sollicités et obtenus conformément à l’article 2 ci-dessus.

Prologis apportera de tels changements aux spécifications du bâtiment, sauf si ceci ne peut être raisonnablement demandé à Prologis pour des raisons de mise en location ou de disposition future des Lieux, ou sauf s’il n’est pas satisfait au premier alinéa.

3.3. Dès que cela est pratiquement possible après réception et avant de réaliser le changement aux spécifications, Prologis informera Skechers par écrit sur les conséquences en résultant, le cas échéant, sur la période de construction et/ou sur la Redevance due à Prologis.

3.4. La période estimée de construction sera reportée à concurrence de la période de temps communiquée par Prologis, requise pour exécuter les changements aux spécifications du bâtiment requis par Skechers conformément au présent Article 3, pour autant que Prologis ait informé Skechers par écrit sur l’impact de ces changements conformément à l’Article 3.3 ci-dessus et pour autant que Skechers ait marqué son accord par écrit endéans les cinq jours ouvrables à compter de la réception de la réponse de Prologis, de réaliser ces changements.

Si Skechers ne répond pas par écrit endéans ce délai, il sera considéré avoir refusé la nouvelle date de délivrance et les conséquences financières avancées par Prologis, auquel cas - pour éviter tout doute - les modifications réclamées ne seront pas exécutées.

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Article 4 - Délai

4.1. La date visée pour la Délivrance des Lieux conformément à l’Article 5 ci-dessous est le 1er avril 2016. Cette date est basée sur le début des travaux de construction le 1er mai 2015, ce qui implique qu’un permis d’urbanisme irrévocable est disponible à ce moment et qu’aucune autre circonstance ne s’est produite ou se produit qui empêche le début des travaux de construction à cette date. Prologis veillera à mettre en œuvre ses meilleurs efforts pour atteindre cette date visée.

Un aperçu des étapes est joint en Annexe 4, à titre informatif.

4.2. La date visée sera reportée en cas de survenance d’un ou de plusieurs des événements suivants:

-

survenance de circonstances qui doivent être considérées comme force majeure ou cas fortuit, incluant la guerre, les hostilités, le terrorisme, la rébellion, la radiation ionique, la contamination radioactive, l’émeute, le trouble, les grèves ou désordres, le tremblement de terre, la tempête, l’inondation et la foudre, le mauvais temps, et/ou les circonstances relatives à la présence de faune sauvage ou de fragilité environnementale ; la date visée sera reportée à concurrence du nombre de jours ouvrables dans le secteur de la construction égal au nombre de jours ouvrages dans le secteur de la construction durant lesquels une ou plusieurs des circonstances ci-dessus se produit(sent) ou persiste(nt), sauf si Prologis peut démontrer de manière raisonnable que la(les) circonstances dont question a (ont) des conséquences additionnelles sur la période de construction.

-	en cas de modifications conformément aux Articles 3.3 et 3.4; le report de la date visée sera égal au nombre de jours calendrier convenus entre Skechers et Prologis conformément à l’Article 3.4.
-

tout délai ou retard attribuable au non-respect par Skechers de ses obligations aux termes de la présente Convention; la date visée sera reportée à concurrence du nombre de jours ouvrables dans le secteur de la construction égal au nombre de jour ouvrables dans le secteur de la construction durant lesquels Skechers est en défaut, sauf si Prologis peut démontrer de manière raisonnable que ce défaut a des conséquences additionnelles sur la période de construction.

-

tout délai ou retard causé par le droit de Skechers de revoir conformément à la Partie II, Article 4.4 ou par les discussions des Parties conformément à la Partie II, Article 4.5; la date visée sera reportée à concurrence du nombre de jours ouvrables dans le secteur de la construction égal au nombre de jours ouvrables dans le secteur de la construction entre la notification par Prologis et l’accord de Skechers conformément à la Partie II, Article 4.4 respectivement égal au nombre de jours ouvrables dans le secteur de la construction des discussions conformément à la Partie II, Article 4.5, sauf si Prologis peut démontrer de manière raisonnable qu’un tel délai a des conséquences additionnelles sur la période de construction.4.3 Les Parties sont conscientes de la possible présence d’artéfacts archéologiques sur le Site, qui peuvent avoir un impact sur le timing des travaux de construction. Prologis fera ses meilleurs efforts afin de conclure une convention (« protocole ») avec les autorités archéologiques wallonnes, si requis par ces autorités, concernant les fouilles archéologiques du Terrain et leur timing. Le cas échéant, les différentes étapes (et timing) des fouilles archéologiques seront décrites dans cette convention. Prologis fera ses meilleurs efforts pour obtenir cette convention basée sur le protocole tel que convenu pour les fouilles archéologiques de DC III.

Si requis, la date visée précisée ci-dessus sera ajustée sur base du timing requis pour les fouilles archéologiques. Ce timing peut - le cas échéant - être précisé dans le protocole à convenir avec les autorités archéologiques wallonnes. Si les autorités ne se conforment pas ou ne se conforment pas à temps à leurs obligations en vertu de ladite convention, Prologis s’engage à prendre toutes les actions qui sont raisonnablement dans ses pouvoirs, vis-à-vis des autorités aux fins d’assurer l’exécution de leurs obligations en vertu de la convention.

Article 5 - Achèvement - Délivrance

5.1. L’achèvement aura lieu conformément aux Spécifications Descriptives des Lieux, jointes en Annexe 3.

L’approbation de l’achèvement interviendra conformément aux principes suivants (la « Délivrance »):

-	Les Lieux seront agréés par Skechers dans son intégralité (non par phase), conformément à l’Article 5.3 ci-dessous.
-	Cependant, dans les rapports distincts avec chacun de ses entrepreneurs, Prologis est autorisé à réaliser des procédures d’agréation par phase.

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Avant d’agréer les travaux réalisés par les entrepreneurs (individuels), Prologis invitera Skechers à inspecter les travaux concernés et à transmettre, endéans les cinq jours ouvrables, des remarques techniques pertinentes, dûment motivées. De telles remarques techniques pertinentes de Skechers seront comprises dans les remarques de Prologis à l’attention de ses entrepreneurs.

-	Si Skechers ne transmet pas ses remarques endéans les cinq jours ouvrables mentionnés ci-dessus de son inspection des travaux, il sera considéré avoir agréé les travaux concernés.
-

L’agréation des Lieux par Skechers ne peut être refusée qu’en cas de non-respect des Spécifications Descriptives des Lieux, jointes en Annexe 3 dans la mesure où ce non- respect entraverait l’usage normal des Lieux par Skechers pour les buts tels que décrits à la Partie II - Articles 2 et 3 de la présente Convention.

5.2. Skechers ou ses représentants et/ou consultants sont autorisés à inspecter les Lieux en tout temps de même qu’ils seront invités aux réunions de chantier et recevront une copie des procès- verbaux de réunion de chantier. Prologis et Skechers conviennent que les procès-verbaux de réunion de chantier ne seront donnés que pour la commodité des participants présents et/ou absents. Aucun droit, aucune obligation, aucun amendement ni aucune décision ne peuvent être tirés de ces procès- verbaux.

5.3. Prologis informera Skechers par écrit au moins dix (10) jours ouvrables à l’avance de la date à laquelle les Lieux seront prêts pour la Délivrance, prenant en compte et sans préjudice des principes énoncés à l’Article 5.1 ci-dessus. Il communiquera à Skechers les descriptifs techniques tels que disponibles à ce moment (comme, mais non limité à, en ce qui concerne le béton utilisé). Si Skechers n’est pas présent à la réunion de Délivrance, malgré avoir été dûment invité et avoir été mis en possession des descriptifs techniques disponibles, la Délivrance sera considérée avoir été agréée.

Durant la réunion de Délivrance, les Parties dresseront et signeront la liste des défauts véniels restants, s’il en existe, à savoir tout défaut ou non-conformité qui n’empêche pas l’exploitation des Lieux et, de fait, la Délivrance. Les Parties conviendront d’un délai pour réaliser les travaux de réparation relatifs aux défauts véniels.

En tout état de cause, un désaccord concernant ces défauts véniels n’empêchera pas la Délivrance d’avoir lieu.

La Délivrance sera considérée comme octroyée par Skechers une fois que les Parties sont tombées d’accord et ont exécuté les procès-verbaux de Délivance, auxquels - le cas échéant - une liste de défauts véniels peut être jointe. Skechers ne sera plus autorisée à introduire des plaintes pour des défauts apparents qui ne sont pas mentionnés sur la liste des défauts véniels.

5.4. Une copie complète du dossier As-Built sera remise à Skechers dès que disponible.

Article 6 - Travaux d’aménagement client

6.1. Prologis fera ses meilleurs efforts pour rendre les Lieux disponibles pour les travaux d’aménagement client un mois avant la date prévue de Délivrance. A partir de ce moment, Skechers aura accès aux Lieux mais uniquement pour réaliser les travaux d’aménagement client dans les Lieux. Skechers réalisera rapidement et avec soin les travaux d’aménagement client.

6.2. Les travaux d’aménagement client seront réalisés par Skechers à ses propres risques et frais.

6.3. La prise en compte des travaux d’aménagement client dans le planning de construction sera coordonnée par Prologis, et Skechers accepte qu’en conséquence tant Prologis que l’entrepreneur de Prologis peut donner des instructions contraignantes à(aux) l’entrepreneur(s) de Skechers concernant l’exécution des travaux d’aménagement client. Skechers se conformera, et veillera à ce que les entrepreneurs se conforment, aux instructions raisonnables données par Prologis et/ou l’entrepreneur de Prologis.

6.4. Skechers exécutera les travaux d’aménagement client (i) d’une manière professionnelle et sans violation du permis unique délivré pour la construction, ou de toute législation civile ou publique ou de toute réglementation, (ii) en utilisant des matériaux de bonne qualité, (iii) d’une manière qui cause le moins de troubles et d’inconvénients possibles à Prologis ou aux locataires, propriétaires ou usagers des parcelles adjacentes, si applicable, et (iv) conformément aux instructions raisonnables données par Prologis et/ou l’entrepreneur de Prologis, le cas échéant.

6.5. Skechers s’assurera en tout temps que les travaux de construction réalisés par Prologis ou un entrepreneur ne sont pas empêchés par les (l’exécution) des travaux d’aménagement client et Skechers ne causera aucun retard, aucun inconvénient ou aucune augmentation des coûts pour les travaux de construction. Skechers laissera en tout temps Prologis et ses entrepreneurs accéder aux Lieux.

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Pour la période entre le moment où Skechers a accès aux Lieux pour exécuter les travaux d’aménagement client dans les Lieux et la Date de Début (telle que définie à la Partie II - Article 6), les coûts d’utilisation (gaz, eau, électricité, etc.) pour les Lieux, seront répartis de manière égale entre Skechers et Prologis (ou son entrepreneur). Durant la même période, Skechers se conformera à toutes les obligations (sauf les obligations de paiement) aux termes de la présente Convention.

6.6. Skechers notifiera immédiatement à Prologis l’achèvement des travaux d’aménagement client et communiquera à Prologis deux (2) exemplaires des plans as-built relatifs aux travaux d’aménagement client, et ceci endéans les trois (3) semaines après l’achèvement des travaux d’aménagement client.

Partie II – Location d’entrepôt soumis à TVA (« Mise à disposition »)

Article 1 - Lieux

1.1. Prologis met les Lieux à la disposition de Skechers, qui accepte.

1.2. Skechers est parfaitement familier avec les Lieux et n’en réclame pas de description additionnelle. En signant le procès-verbal de Délivrance tel que mentionné à l’Article 5 de la Partie I de la présente Convention, Skechers reconnaît que les Lieux sont adaptés à l’usage tel que plus amplement décrit aux Articles 2 et 3 de la Partie II de la présente Convention.

1.3. Les Parties renoncent à leurs droits en cas de différence entre la(les) mesures totale(s) réelle(s) des Lieux et la(les) mesures mentionnées ci-dessus.

Article 2 - Destination des Lieux

2.1. Les Lieux ne peuvent être utilisés par Skechers que pour les activités décrites à l’article 18, §1, section 2, 9° du Code belge de la TVA (décision des autorités TVA datée du 29 septembre 1995 ayant pour références E.T. 84.364, telle que complétée par la décision des autorités TVA datée du 13 janvier 2005 ayant pour références E.T. 108.597).

2.2. La destination convenue - à savoir l’utilisation des Lieux comme centre de distribution et de logistique par Skechers dans le but d’entreposer des biens conformément aux dispositions de l’article 44, §3, 2°, a), second tiret du Code de TVA belge - constitue une condition essentielle de la présente Convention, sans laquelle Prologis n’aurait jamais conclu la présente Convention. Si, en raison de l’usage des Lieux pendant la durée de la présente Convention qui n’est pas conforme aux termes de la présente Convention, les paiements en vertu de la présente Convention ne sont plus soumis à la TVA, soit en partie soit en totalité, Skechers indemnisera Prologis et tiendra Prologis indemne de toute perte subie par ce dernier de ce chef, en ce compris les intérêts et amendes et en ce compris la perte subie par Prologis du fait qu’il ne peut récupérer la TVA qui a déjà été payée.

2.3. Les Parties conviennent en outre expressément que les Lieux ne peuvent aucunement être utilisés par Skechers pour exercer des activités qui pourraient être qualifiées de commerce ou d’artisan en lien direct avec le public, sur base desquelles la présente Convention serait gouvernée par la loi belge du 30 avril 1951 sur les baux commerciaux.

2.4. En aucun cas, la destination et l’usage des Lieux ne peuvent être modifiés par Skechers sans l’accord préalable, écrit et exprès de Prologis, qui peut toujours refuser, pour autant qu’il le fasse pour des motifs justifiés.

Article 3 - Usage des Lieux

3.1. Sans préjudice de l’Article 2 ci-dessus, Skechers utilisera les Lieux exclusivement pour l’entreposage de biens en général et pour des activités se rapportant à la manutention, l’entreposage, le transport, la distribution et la réparation de biens ou produits (de consommation) (sec) normaux en particulier. Les Bureaux auxiliaires dont la surface est actuellement - et devrait toujours être - inférieure à 10 % de la surface totale des Entrepôts et des Bureaux, ne peuvent être utilisés que par les magasiniers et / ou les employés de Skechers en charge de la gestion des Entrepôts.

3.2. En outre, Skechers utilisera et exploitera les Lieux conformément à toutes les exigences légales, réglementaires, administratives, de secteur, d’aménagement et autres applicables. Skechers se conformera à toutes les réglementations et exigences en matière de sécurité incendie et d’installations techniques, telles qu’imposées par tous les avis ou rapports du service incendie, les permis

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concernés, le règlement général pour la protection du travail (« RGPT » ou « Règlement général pour la protection du travail » / « ARAB » ou « Algemeen Reglement voor Arbeidsbescherming »), le règlement général sur les installations électriques (« RGIE » ou « Règlement général des installations éléctriques » / « AREI » ou « Algemeen Reglement voor Elektrische Installaties »), les dispositions applicables de la législation sur le bien-être au travail, ou par toute autre réglementation applicable. En outre, Skechers sera seul responsable à la décharge de Prologis, pour maintenir les Lieux en conformité avec les permis d’urbanisme et d’environnement et avec toutes législations, réglementations, normes, décrets ou avis de toute autorité compétente qui pourraient devenir applicables pendant la durée de la présente Convention, dans la mesure où ces législations ou ces réglementations s’appliquent aux activités de Skechers dans les Lieux.

3.3. Skechers ne peut exercer aucune activité dans les Lieux, ni installer aucun objet ou équipement qui pourrait générer des charges excessives sur les planchers ou une pression extrême sur la structure des Lieux. Dans ce cadre, Skechers se conformera aux charges maximales de plancher permises sur les planchers des Lieux, à savoir 5.000 kg/m² en ce qui concerne le plancher des Entrepôts et 400 kg/m² en ce qui concerne le plancher des Bureaux (poids du cloisonnement inclus).

3.4. Skechers sera seul responsable pour obtenir toutes les licences, toutes les autorisations et/ou tous les permis qui pourraient être requis en vertu des lois et réglementations applicables et futures fédérales, régionales ou locales en ce qui concerne l’usage et l’exploitation par Skechers des Lieux comme décrit au présent Article, sans obligation pour Prologis d’intervenir, ni recours contre Prologis dans ce cadre.

3.5. Skechers s’engage à user des Lieux en bonus pater familias (soit une personne normalement prudente placée dans les mêmes circonstances) et à n’exercer aucune activité dont il peut être raisonnablement attendu que pareille activité perturberait fortement les occupants des parcelles adjacentes et voisines.

3.6. Skechers accepte et consent que pendant la durée de la présente Convention, la surface du toit des Lieux soit utilisée par Prologis ou par un tiers désigné par Prologis pour l’installation et l’exploitation d’une installation photovoltaïque. Dans ce cas :

•

Prologis se chargera de toutes les obligations et responsabilités additionnelles (en ce compris pour ce qui concerne la maintenance et les réparations) en rapport avec le toit des Lieux, à savoir ces obligations et responsabilités en rapport avec le toit des Lieux qui n’existeraient pas si une installation photovoltaïque n’avait pas été installée ;

•

Prologis  conclura  une  assurance  distincte  (ou  complémentaire)  en  rapport  avec l’installation photovoltaïque, qui comprendra un abandon de recours contre Skechers et les primes en rapport avec cette police ne seront pas mises à charge de Skechers ;

•

L’accès au toit pour quelque raison que ce soit (mise en place, connexion et maintenance de l’installation photovoltaïque) sera réalisé de manière autonome et sera distinct de l’accès de Skechers aux Lieux, dans la mesure où cela est possible dans les faits ;

•

Prologis tiendra Skechers indemne pour et contre tous dommages survenant en raison de ou en rapport avec l’immeuble, la mise en place, la connexion, l’exploitation, ou la maintenance de l’installation photovoltaïque ;

•

Prologis s’engage à inclure les obligations mentionnées ci-dessus du présent Article 3.6 dans tout contrat qu’il pourrait conclure avec un tiers en vue d’exploiter une installation photovoltaïque sur le toit, et il s’engage à et garantit (au moyen d’une « convention deporte-fort » visée à l’article 1120 du Code civil belge) que ce tiers se conformera à ces obligations ;

•

Skechers ne plantera aucune plantation ni n’installera aucune installation sur le Site qui peut ombrager en tout ou en partie l’installation photovoltaïque installée sur le toit des Lieux, sauf si cela est strictement nécessaire pour que Skechers exerce ses activités dans les Lieux.

Prologis s’engage à ce que l’installation et l’exploitation d’une telle installation photovoltaïque n’entraîne aucun coût additionnel pour Skechers. En outre, les Parties feront leurs meilleurs efforts afin d’identifier et de mettre en œuvre les possibilités pour Skechers de bénéficier de cette installation photovoltaïque.

3.7. Un aperçu des servitudes et des obligations grevant le Site et les Lieux sera joint en Annexe 9. Skechers s’engage à se conformer pleinement à ces servitudes et obligations, telles que modifiées au fil du temps, et tiendra Prologis indemne pour tout dommage et/ou coût qui pourrait en résulter, sans préjudice de l’Article 18 ci-dessous.

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Article 4 - Redevance

4.1. La redevance annuelle de base consiste en :

-	€ 42.40 / m² / an pour les Entrepôts, soit un montant total de € 1.030.701,60 / an;
-	€ 23.00 / m² / an pour la Mezzanine, soit un montant total de € 41,216,00 / an;
-	€ 85.00 / m² / an pour les Bureaux, soit un montant total de € 29.750,00 / an;

et a été fixée à un montant de € 1.101.667,60 par an respectivement € 275.416,90 par trimestre, toujours à majorer de la TVA, et excluant les Services tels que définis à l’Article 8.3 ci-dessous et d’autres dépenses, et est soumise à un ajustement annuel tel que décrit à l’Article 5 ci-dessous (ci- après désigné respectivement la « Redevance Annuelle », la « Redevance Trimestrielle » et en général la « Redevance »).

4.2. La Redevance Trimestrielle est payable par anticipation au plus tard le premier jour des mois de janvier, avril, juillet et octobre de chaque année. Si la Date de Début ne correspond pas au 1er janvier, 1er avril, 1er juillet ou 1er octobre, la Redevance Trimestrielle due pour le premier trimestre sera calculée prorata et sera due à la Date de Début, sans préjudice des Articles 4.4 et 4.5.

Les paiements de la Redevance Trimestrielle seront crédités en EURO sur le numéro de compte de Prologis qui sera communiqué en temps voulu. Tous les coûts de transfert bancaire sont à charge de Skechers.

4.3. Les Redevances impayées produiront automatiquement un intérêt au taux d’intérêt déterminé conformément à la Loi du 2 août 2002 relative au retard de paiement dans les transactions commerciales applicable à la date de paiement par année, à compter de la date d’échéance des paiements, et ceci sans mise en demeure et sans préjudice du droit de Prologis de poursuivre la résolution de la présente Convention.

4.4. Les montants de la Redevance à l’Article 4.1 sont basés (parmi d’autres paramètres) au depart des hypothèses suivantes :

•

travaux de nivellement du sol pour réaliser le même sol / niveau que Prologis Park Liège Distribution Center I, Prologis Park Liège Distribution Center II et Prologis Park Liège Distribution Center III ;

•	fondations égales au niveau des fondations du Prologis Park Liège Distribution Center II et Prologis Park Liège Distribution Center III ;
•

les équipement pour les Lieux seront connectés à l’infrastructure existante du Prologis Park Liège Distribution Center I, du Prologis Park Liège Distribution Center II et du Prologis Park Liège Distribution Center III.

Si une ou plusieurs de ces hypothèses n’est pas correcte ou confirmée, le coût additionnel sera inconditionnellement et exclusivement supporté par Skechers. Sans préjudice de ce qui précède, les Parties s’accorderont sur les termes de cette compensation additionnelle par Skechers, et Skechers se verra offrir l’opportunité de revoir en détail les coûts de dépassement. Prologis ne devra pas supporter ces coûts de dépassement, sauf si Skechers, après les avoir revus, a marqué son accord sur ces coûts, étant compris que Skechers ne retiendra ni ne retardera son accord de manière déraisonnable.

4.5. En outre, les montants de la Redevance à l’Article 4.1 sont également basés (parmi d’autres paramètres) sur l’hypothèse de l’acquisition par Prologis du Terrain auprès de Services Promotion Initiatives en Province de Liège (SPI) SCRL pour un prix d’achat n’excédant pas € 30.00 / m².

En cas de prix d’achat excédant € 30.00 / m² mais n’excédant pas € 48.00 / m² pour l’acquisition du Terrain (cf. Condition Suspensive à la Partie I, Article 1.2), les Parties conviennent que la première partie du coût additionnel pour acquérir le Terrain à un prix excédant € 30.00 / m² mais n’excédant pas € 48.00 / m², pour un montant de € 250.000 sera en toute hypothèse supporté par Prologis, alors que le reste sera supporté par Skechers.

Si le coût additionnel pour acquérir le Terrain à un prix excédant € 30.00 / m² est inférieur à € 250.000, le montant total de ce coût additionnel inférieur sera supporté par Prologis.

Ce qui précède implique que si le Terrain est acquis à € 48.00 / m², le coût additionnel pour acquérir le Terrain s’élève à € 726.696, un montant de € 250.000 étant supporté par Prologis et un montant de € 476.696 étant supporté par Skeckers.

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Les droits d’enregistrements et les coûts notariés additionnels liés au coût additionnel pour acquérir le Terrain au prix excédant € 30,00 / m² seront supportés par Prologis.

Le montant dû par Skechers en application de cet Article 4.5 est à considérer comme Redevance et sera payé sur base d’une facture par Prologis, au plus tard au moment de l’acquisition du Terrain (et du paiement du prix d’achat y relatif) par Prologis. La Condition Suspensive visée à la Partie I, Article 1.1 ne s’applique pas à cette obligation de Skechers.

En cas d’un prix d’achat excédant € 48,00 / m² pour l’acquisition du Terrain (et une renonciation de Prologis à la Condition Suspensive visée à la Partie I, Article 1.2, in fine), les Parties s’engagent à continuer à négocier de bonne foi.

Il est expressément convenu que cet Article 4.5 n’aura aucun impact quelconque sur le droit de Prologis de faire appel à la Condition Suspensive visée à la Partie I, Article 1.2 in fine (ou pas).

Article 5 - Ajustement de la Redevance

5.1. La Redevance Annuelle est liée à l’indice santé tel que publié mensuellement au Moniteur belge.

5.2. La Redevance Annuelle sera ajustée automatiquement et de plein droit chaque année le 1er janvier (pour la première fois le 1er janvier 2018) et ceci conformément à la formule suivante :

Nouvelle Redevance Annuelle =	Redevance Annuelle X Nouvel indice
Indice de base

dans laquelle

-	Redevance Annuelle = la Redevance Annuelle dont question à l’Article 4 de la Partie II de la présente Convention;
-	indice de base = l’indice santé du mois précédant le mois durant lequel les Parties ont signé la présente Convention, à savoir l’indice de janvier 2015, soit 100,61 (avec 2013 = 100);
-	nouvel indice = l’indice santé du mois précédant le mois de l’ajustement de la Redevance (décembre).

Cependant, la Redevance Annuelle nouvelle ne sera jamais inférieure à la Redevance Annuelle due pendant l’année précédant l’ajustement de la Redevance Annuelle.

5.3. Si le calcul et la publication de l’indice santé viennent à être interrompus ou à cesser, la Redevance Annuelle sera liée à l’indice des prix à la consommation. Si le calcul et la publication de l’indice des prix à la consommation viennent à être interrompus ou à cesser, la Redevance Annuelle sera liée au nouvel indice publié par le gouvernement belge qui remplacera le cas échéant l’indice des prix à la consommation. Si aucun indice officiel n’est publié et les Parties ne parviennent pas à s’accorder sur une nouvelle méthode d’ajustement de la Redevance Annuelle, la méthode d’ajustement sera déterminée par un expert désigné par la Justice de Paix compétente sur base de la localisation des Lieux.

5.4. Il est expressément convenu que Prologis ne pourra renoncer au droit d’ajuster la Redevance Annuelle résultant du présent Article que par confirmation écrite, signée par Prologis.

Article 6 - Début et durée

6.1. Le droit d’occuper et d’utiliser les Lieux en vertu de la présente Convention commencera à la date de Délivrance conformément à la Partie I, Article 5, à savoir la « Date de Début », pour une période initiale et irréductible de 15 années consécutives, qui par conséquent prendra fin 15 ans après la Date de Début, nonobstant toutefois l’Article 6.2 ci-dessous.

6.2. A l’expiration de la période mentionnée à l’Article 6.1 ci-dessus, la présente Convention sera automatiquement prolongée pour des périodes subséquentes de 5 années, sauf si une des Parties met fin expressément à la présente Convention par lettre recommandée ou par exploit d’huissier de justice notifié pas moins de (i) 12 mois avant la fin de la période mentionnée à l’Article 6.1 ci-dessus ou (ii) 12 mois avant la fin de la période concernée de prolongation de cinq ans.

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Les notifications dans ce cadre seront considérées avoir été données et être effectives conformément à l’Article 2.2 de la Partie III de la présente Convention.

Article 7 - Transfert de droits et mise à disposition au profit de tiers

7.1. Skechers peut mettre les Lieux (totalement ou partiellement) à la disposition de tiers (« sous- louer ») et/ou transférer ses droits (totalement ou partiellement) moyennant l’autorisation préalable et écrite de Prologis. Cette autorisation préalable et écrite ne sera pas requise, cependant, en cas de mise à disposition (« sous-location ») à une société liée à Skechers (« société liée » ayant la signification renseignée à l’article 11 du Code des sociétés belge). En cas de mise à disposition des Lieux à un tiers (autre qu’une société liée à Skechers), une telle autorisation ne sera pas refusée de manière déraisonnable par Prologis dans la mesure où les Articles de la présente Convention sont respectés. En cas de transfert de droits à un tiers, il sera raisonnable pour Prologis de refuser son accord dans les cas suivants :

i)	l’identité ou la réputation commerciale du candidat est de nature, selon l’appréciation de bonne foi de Prologis, à porter atteinte au goodwill ou à la réputation des Lieux ;
ii)	le crédit du candidat n’est pas suffisant selon jugement équitable de Prologis ;
iii)	le transfert à un autre client de Prologis sur le Site se fait à un taux inférieur au taux réclamé par Prologis pour des espaces comparables sur le Site ;
iv)	les termes et conditions du contrat de transfert ne sont pas les mêmes que les termes et conditions de la présente Convention ;
v)	la durée du contrat de transfert excède la durée restante de la présente Convention ;
vi)	le transfert n’est pas soumis à TVA pendant toute sa durée.

Même si le transfert de droits est approuvé par Prologis parce qu’il est satisfait aux critères ci-dessus ou par accord de Prologis, Skechers n’est pas autorisé à mettre sur le marché les Lieux pour un prix inférieur à la Redevance en vertu de la présente Convention. Tout transfert de droit approuvé sera expressément soumis aux termes et conditions de la présente Convention.

Skechers communiquera à Prologis toutes les informations concernant le tiers auquel les Lieux sont mis à disposition ou à qui les droits sont transférés, et ceci à la première demande de Prologis.

7.2. Si Prologis autorise la mise à disposition des Lieux à un tiers, Skechers restera indivisiblement et solidairement responsable vis-à-vis de Prologis pour toutes les obligations résultant de la présente Convention, et en particulier pour les coûts additionnels résultant d’une telle mise à disposition à un tiers.

7.3. Si Prologis autorise la mise à disposition des Lieux ou le transfert de la présente Convention à un tiers, une telle autorisation sera conditionnée à la remise par Skechers à Prologis d’une déclaration émanant de la banque de ce tiers selon laquelle en cas de transfert effectif de la Convention ou de mise à disposition des Lieux, le cas échéant, cette banque émettra une garantie bancaire équivalente à six (6) mois de Redevance plus la TVA applicable, sans préjudice de l’Article 20.

Article 8 - Taxes et charges

8.1. Taxes

8.1.1. Toutes les taxes, tous les droits et toutes les impositions de quelque nature que ce soit concernant les Lieux en ce compris mais non limité à le précompte immobilier au profit de l’Etat, la Région, la Commune, la Province, ou toute autre autorité publique, doivent être supportés exclusivement par Skechers pendant la durée de la présente Convention. Cette énumération n’est pas limitative.

Dans la mesure où ces taxes, droits et impositions sont réclamés à Prologis, ce dernier facturera immédiatement (et dans la mesure du possible pas plus tard que 10 jours ouvrables à compter de la réception de la première demande de paiement de l’autorité compétente) le montant à Skechers (toujours en joignant une copie de la première demande de paiement de l’autorité compétente). Prologis s’engage à procéder rapidement au paiement de toutes taxes à l’autorité concernée, immédiatement sur réception du paiement correspondant de Skechers.

8.1.2. En outre, toutes les taxes, tous les droits et toutes les impositions se rapportant aux activités de Skechers dans les Lieux et, en général, se rapportant à l’occupation et l’usage des Lieux par Skechers, doivent être supportés exclusivement par Skechers.

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8.1.3. Si une loi prescrit que le précompte immobilier doit être supporté en tout ou en partie par Prologis, ce dernier se réserve le droit d’adapter la Redevance de manière à ce qu’elle soit égale au moment de la Redevance actuelle augmentée du montant des nouvelles taxes à supporter par Skechers.

8.1.4. En sus de l’obligation sous l’article 8.1.1. ci-dessus, Prologis s’engage à faire le nécessaire et à corriger les demandes ou notifications des autorités de manière à s’assurer que les autorités sont en mesure de calculer les taxes, les droits et les impositions sur base de données correctes. Prologis, à l’exclusion de toute responsabilité de Skechers dans ce cadre, supportera tous les coûts, amendes, ou taxes supplémentaires, droits ou contributions, qui résultent du défaut de Prologis d’introduire ou du défaut de Prologis d’introduire à temps les demandes ou notifications nécessaires et correctes, mentionnées ci-dessus.

8.1.5. Skechers indemnisera Prologis pour toute perte (tels que le paiement d’intérêts de retard et les amendes) que Prologis peut supporter en raison des paiements tardifs des taxes, des droits et des impositions susmentionnés, le cas échéant pourvu que ces retards de paiement soient la conséquence du défaut de Skechers de payer à temps les factures mentionnées ci- dessus sous l’article 8.1.1 Dans la mesure où le défaut de paiement est imputable au non- respect par Prologis de l’Article 8.1.1. alinéa 2, les intérêts de retard et les amendes causés par ce défaut seront supportés par Prologis.

8.2. Charges individuelles

8.2.1. Skechers supportera tous les coûts liés à l’utilisation de l’eau, du gaz, de l’électricité, du téléphone, du télex, etc. ou se rapportant à tous autres services ou toutes autres installations des Lieux. En outre, Skechers paiera également toutes les charges facturées par les compagnies de services pour les appareils de mesurage, les systèmes, les câbles, les tuyaux, les canalisations, etc.

8.2.2. Skechers ne peut réclamer aucune indemnité à Prologis en cas d’interruption, quelle que soit la durée de cette interruption, de la fourniture d’eau, de gaz et d’électricité, du téléphone, du télex, etc., ou de tous autre services ou de toutes autres fournitures tels que le chauffage, la ventilation, etc. se rapportant aux Lieux, pour quelque raison que ce soit, sauf si cette interruption peut être imputée à un manquement sérieux de Prologis à prendre les mesures raisonnables pour assurer la continuité de telles fournitures et de tels services.

8.3. Services

8.3.1. Skechers prendra soin de tous les services, de tous les équipements et de toute la maintenance des Lieux conformément aux spécifications communiquées par Prologis aux frais de Skechers, jointes à la présente Convention en Annexe 7 (ci-après désignés les « Services »).

8.3.2. Skechers s’engage pendant toute la durée de la présente Convention, en tant que bonus pater familias et en conformité avec les exigences de bonne gestion, à conclure toutes les conventions qui, selon Skechers, sont nécessaires pour les Services. Skechers informera Prologis de la conclusion de ces conventions. Skechers sera responsable, à l’exclusion de Prologis, de la parfaite exécution de ces conventions. Skechers indemnisera intégralement et tiendra Prologis indemne pour tous dommages ou toutes demandes qui pourraient résulter des contrats pour les Services conclus par Skechers.

8.3.3. Prologis a le droit d’inspecter et d’examiner les Lieux. Si Skechers ne réalise pas les Services proprement, Prologis sollicitera de Skechers par écrit qu’il y satisfasse endéans les trente (30) jours calendrier. A défaut pour Skechers d’y satisfaire, Prologis est en droit de reprendre toutes les fournitures, tous les services et la maintenance des Lieux. Des factures seront adressées en conséquence à Skechers.

8.3.4. Pour éviter tout doute, les Parties confirment que l’article 8.3.4 de la Partie II de la Convention DC III ne sera plus applicable.

Article 9 - Assurance

9.1. Prologis s’engage à souscrire une assurance concernant les Lieux (couvrant l’incendie et le dégât des eaux, la responsabilité civile ainsi que toutes les vitres dans les Lieux) à leur valeur de reconstruction. Les primes d’assurance s’y rapportant seront mises à charge de Skechers.

9.2. Skechers s’engage à souscrire et à maintenir pendant toute la durée de la présente Convention une assurance tous risques auprès d’une compagnie d’assurances réputée se rapportant aux biens meubles et aux effets personnels de Skechers en ce compris les équipements situés dans les Lieux, couvrant les risques de feu, de perte due à des défauts électriques, les dégâts des eaux, les tempêtes, les dégâts de grêle, et la responsabilité civile. Skechers fournira la preuve de cette assurance à Prologis à se première demande.

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La police d’assurance de Skechers comprendra en outre la clause selon laquelle la compagnie d’assurances notifiera à Prologis par lettre recommandée au moins 15 jours à l’avance la résiliation ou la suspension de la police d’assurance de Skechers pour quelque raison que ce soit.

9.3. Moyennant l’intervention effective de la (des) compagnie(s) d’assurance précitée(s) et dans la mesure de leur intervention effective, les Parties et le Garant renoncent mutuellement à tous recours qu’ils pourraient exercer l’un contre l’autre, ainsi que contre le propriétaire, l’emphytéote, les locataires, les sous-locataires, les cédants, les cessionnaires, les occupants et les gérants des Lieux, ainsi que contre ceux à leur service et les agents autorisés, pour tout dommage qu’ils pourraient encourir en raison de la survenance de risques assurés, sauf en cas de perte résultant d’une faute lourde ou intentionnelle. Skechers garantit que l’obligation d’abandon de recours sera acceptée par l’occupant / le client tiers et son assureur sauf en cas de perte résultant d’une faute lourde ou intentionnelle.

9.4. Skechers renonce expressément et inconditionnellement à tout droit de recours qu’il pourrait avoir sur pied des articles 1382 à 1386 du Code civil. En outre, Skechers renonce par analogie à l’application des articles 1719, 1720 et 1721 du Code civil.

9.5. Les dommages aux Lieux causés en cas de vol ou de tentative de vol, ou par vandalisme seront toujours supportés exclusivement par Skechers.

9.6. Si les activités de Skechers dans les Lieux entraînent une augmentation de la prime d’assurance à payer par Prologis dont question à l’Article 9.1 ci-dessus, cette prime augmentée sera à la charge exclusive de Skechers.

Article 10 - Enseignes publicitaires et antennes paraboliques

10.1. Des enseignes publicitaires et/ou antenne(s) parabolique(s) sur ou autour des Lieux ne peuvent être installées par Skechers que si ce dernier a obtenu le consentement exprès, préalable et écrit de Prologis, qui est autorisé à imposer des conditions se rapportant aux dimensions, couleurs et contenu de ces enseignes publicitaires et antenne(s) parabolique(s). Exposer ou faire de la publicité pour quelque marque que ce soit et/ou noms de société qui sont (également) des marques et/ou noms de société de - ou se référant à des - sociétés ou parties qui ont des activités similaires aux activités de Prologis est également interdit.

10.2. Sans préjudice de ce qui précède, le placement et l’enlèvement d’enseignes publicitaires et d’antenne(s) parabolique(s) se font aux coûts et risques de Skechers qui sera seul responsable pour obtenir toutes les autorisations et tous les permis nécessaires, sans aucune obligation pour Prologis d’intervenir ni de recours contre Prologis dans ce cadre.

10.3. Dans le cadre de l’entretien des Lieux, Skechers enlèvera temporairement à ses frais et à la première requête de Prologis les enseignes publicitaires et antenne(s) parabolique(s) sur et autour des Lieux si cela est raisonnablement nécessaire.

10.4. Forer dans la brique de façade et la pierre bleue seront en toutes circonstances strictement interdits.

Article 11 - Etat des Lieux à la Date de Début

11.1. Avant que Skechers commence son occupation des Lieux, un rapport d’« Etat de Délivrance » sera convenu entre les Parties, décrivant l’état actuel des Lieux ainsi que la manière dont les Lieux devraient être délivrés à la fin de la Convention, en ce compris une liste des améliorations qui doivent et ne doivent pas être restituées par Skechers, conformément aux conditions de l’Article 13 ci-dessous. Toute amélioration par Skechers doit être maintenue par Skechers sans aucune compensation ou paiement dû à Skechers.

11.2. Ce rapport d’ « Etat de Délivrance » sera signé par Skechers et Prologis à la date de Délivrance des Lieux et sera alors joint à la présente Convention en Annexe 6.

Article 12 - Réparations et entretien des Lieux

12.1. Skechers occupera les Lieux avec soin. Il s’engage à maintenir les Lieux à ses propres frais dans un bon état constant d’entretien et de réparation pendant toute la durée de la présente Convention.

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12.2. En plus des obligations incombant à Skechers en vertu des règles générales du Code civil belge (applicable le cas échéant par analogie), Skechers sera, entre autres, responsable pour ce qui suit (sans préjudice du caractère non-limitatif de cette énumération) :

-	entretenir, réparer et renouveler les peintures intérieures et la décoration intérieure des Lieux.
-	entretenir, réparer et, si nécessaire, remplacer les installations sanitaires, les robinets d’eau et toutes installations et équipements similaires.
-	entretenir correctement les conduites d’eau, les points d’eau et les conduites d’égouts, vider les collecteurs de graisses et les protéger contre le gel et, si nécessaire, les débloquer.
-	réparer tout dommage qui n’est pas directement le résultat de la vétusté ou d’un état défectueux et, si nécessaire, les remplacer.
-	réparer et, si nécessaire, remplacer le recouvrement des murs, les planchers, toutes les serrures et les équipements électriques.
-	remplacer toute vitre brisée, pour quelque raison que ce soit (les coûts en resultant seront, cependant, couverts par l’assurance mentionnée au premier alinéa de l’Article 10 ci-dessus).
-	entretenir le système de chauffage et de ventilation et réparer tout dommage qui n’est pas directement le résultat de la vétusté ou d’un état défectueux.
-	nettoyer les conduits de ventilation et faire ramoner les cheminées.
-	être responsable pour l’entretien du carrelage des sols faisant partie des Lieux et le maintenir à son niveau initial.
-	assurer et entretenir correctement le toit des Lieux.

Skechers s’engage à remettre à Prologis un état annuel concernant l’entretien du chauffage et du système de sprinklage ESFR, ainsi qu’un état annuel du ramonage des cheminées par un ramoneur agréé.

Afin de maintenir la validité du certificat du système de sprinklage, Skechers fera démarrer au moins toutes les deux semaines le moteur des pompes de sprinklage. Les résultats de ce test devront être ajoutés au registre faisant partie du système de sprinklage.

12.3. Prologis est, pour son propre compte, seulement responsable des travaux structurels et des réparations mentionnés aux articles 605 et 606 du Code civil, à savoir les travaux d’entretien et de réparation relatifs à la structure, aux fondations et au sol (à l’exclusion du revêtement des planchers), au toit et aux murs extérieurs des Lieux. Si cependant les travaux structurels (ou défauts), qui devraient normalement être supportés par Prologis sont la conséquence du défaut de Skechers d’exécuter ses obligations d’entretien ou de tout abus ou usage inadmissible par Skechers ou de toute autre raison qui peut être imputée à Skechers, ce dernier sera également responsable pour ces travaux ou défauts.

12.4. Prologis peut demander à Skechers de réaliser toutes les réparations nécessaires et tous les travaux d’entretien et de les terminer endéans les deux (2) semaines de la réception par Skechers de la notification (comprenant un devis des travaux). A défaut pour Skechers de satisfaire à ces obligations, Prologis est autorisé à faire réaliser les travaux afin de maintenir et de remettre les Lieux en bon état aux frais et risques de Skechers en défaut. Dans ce cas, Skechers remboursera tous les coûts des travaux, sans préjudice de tout autre droit ou de toute autre action de Prologis.

12.5. Skechers tolérera, sans indemnité ou réduction de Redevance, l’exécution de tous les travaux structurels, réparations ou améliorations qui pourraient devenir nécessaires pendant la durée de la présente Convention et ceci indépendamment de la durée de ces travaux structurels, réparations ou améliorations.

12.6. Skechers informera Prologis au si vite que raisonnablement possible de la découverte de toutes réparations structurelles incombant à Prologis. Si Skechers n’informe pas Prologis à ce sujet à temps, Skechers sera responsable pour les coûts des réparations structurelles nécessaires.

12.7. Pendant toute la durée de la présente Convention, les Parties devront se conformer à toutes les réglementations légales, administratives ou autres applicables. Elles seront responsables l’une à l’égard de l’autre pour toutes les conséquences résultant du défaut de se conformer à ces réglementations.

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Article 13 - Altération et modification des Lieux

13.1. Skechers est autorisé à placer des cloisons et des systèmes d’éclairage dans les Lieux et à réaliser de petits travaux et améliorations nécessaires pour ou utiles à ses activités. A la fin de la présente Convention, Prologis peut, à son choix, conserver les cloisons, les systèmes d’éclairage, les petits travaux et améliorations sans aucune indemnité ou paiement à Skechers, ou contraindre Skechers à enlever les cloisons, les systèmes d’éclairage, les petits travaux et améliorations et à remettre les Lieux dans leur état d’origine, aux frais de Skechers.

13.2. Si requis Skechers remettra à Prologis au plus vite une copie des dossiers d’intervention ultérieure relatifs à de tels travaux.

13.3. Des modifications ou travaux importants, en particulier qui affectent la structure des Lieux, ne sont pas permis, sauf accord préalable et écrit de Prologis. Prologis devra donner les raisons de ne pas donner cette autorisation. Si Prologis donne cette autorisation, il informera de même immédiatement Skechers, s’il décide ou non, à la fin de la présente Convention, de conserver les modifications ou travaux importants soumis à son autorisation. En l’absence de décision de Prologis, les modifications ou travaux importants doivent être enlevés à la charge de Skechers.

13.4. Les dépenses résultant de toute transformation, modification ou extension des Lieux, requis par ou en vertu de prescriptions et réglementations de tout type légales, administratives, professionnelles ou autres devenant applicables pendant la durée de la présente Convention, doivent être supportées par Skechers.

Article 14 - Restitution des Lieux

14.1. A la fin de la durée de la présente Convention comme stipulé à l’Article 6 ci-dessus ou en cas de fin anticipée, Skechers restituera les Lieux en bon état et propres.

Les Parties conviennent que le rapport d’ « Etat de Délivrance », dont question à l’Article 11 ci-dessus, constituera le document directeur et constituera la base pour un nouveau rapport d’inspection des Lieux. Dès que Skechers a terminé sa libération des Lieux et en tout état de cause le dernier jour de la durée de la présente Convention comme précisé à l’Article 6 ci-dessus, Prologis, en présence de Skechers, établira un nouveau rapport d’inspection des Lieux. Le rapport d’inspection indiquera les dégâts dans les Lieux pour lesquels Skechers est responsable (étant compris que Skechers ne sera jamais responsable de la détérioration des Lieux résultant de l’usure normale), ainsi que la durée d’indisponibilité des Lieux en raison de la réalisation des travaux de réparation.

En cas de désaccord entre les Parties sur le contenu du rapport d’inspection, les Parties adresseront ce désaccord aussi vite que possible à un expert indépendant spécialisé en immobilier. Cet expert sera désigné par les Parties ou, à défaut d’accord entre les Parties, à la requête de chaque Partie, par le Président du Tribunal de Commerce de Liège. La décision de l’expert sera obligatoire pour les Parties et le Garant et les coûts seront répartis de manière égale entre les Parties.

14.2. Skechers sera responsable pour tout dommage aux lieux, causé par un acte ou une omission de sa part ou causé par un acte ou une omission de la part de ses représentants, ses employés ou de toutes autres personnes en général pour qui Skechers est responsable en vertu de la loi ou conformément à la présente Convention.

Outre les coûts pour la réalisation des travaux de réparation, Skechers paiera aussi une indemnité pour l’indisponibilité des Lieux résultant du dommage aux Lieux causé par un acte ou une omission pour laquelle Skechers est responsable en vertu de l’alinéa précédent ou causé par le fait que Skechers n’a pas libéré les Lieux à temps. Cette indemnité d’indisponibilité des Lieux sera égale au montant de la Redevance en vigueur couvrant toute la période d’indisponibilité des Lieux, telle que déterminée entre les Parties ou par l’expert dans son rapport d’inspection.

14.3. La remise des clés, sous quelque forme ce que soit, au départ ou après le départ de Skechers ne libèrera ni ne déchargera d’aucune manière Skechers de ses obligations, en partie ou totalement aux termes de la Convention, et en particulier en ce concerne les possibles travaux de réparation à réaliser par Skechers et/ou l’indisponibilité des Lieux après la fin (anticipée) de la présente Convention.

Article 15 - Expropriation

En cas d’expropriation totale ou partielle des Lieux, Skechers n’aura aucun droit de recours contre Prologis. Les droits que Skechers pourrait faire valoir contre l’autorité expropriante n’affecteront en aucune manière les droits que Prologis aura contre l’autorité expropriante.

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Article 16 - Fin de la Convention - Visites des Lieux

16.1. Prologis, ses agents et ses représentants sont autorisés à visiter les Lieux avec une personne désignée par Skechers, à chaque fois que cela est nécessaire, moyennant une notification préalable (au moins 24 heures à l’avance) à Skechers.

16.2. Durant les six (6) mois précédant la fin de la Convention ou en cas de vente des Lieux, Prologis est autorisé à fixer des panneaux et des annonces publicitaires nécessaires sur les Lieux, annonçant la mise à disposition ou en vente des Lieux.

Article 17 - Environnement et sol

17.1. Skechers fera en tout temps ses meilleurs efforts pour minimiser l’impact de ses activités sur l’environnement et la santé humaine comme requis en vertu des législations et réglementations applicables.

17.2. Tant  pendant  la  durée  de  la  présente  Convention  qu’après,  Skechers  indemnisera complètement Prologis et tiendra Prologis indemne pour tous dommages et coûts résultant du rejet par Skechers de substances nocives dans l’air, l’eau, le sol et les eaux souterraines, ou d’activités qui sont nocives pour l’environnement ou la santé humaine, en ce compris mais non limité à (i) les frais et dépenses pour les études de sol ou autres études, les mesures préventives ou curatives et pour les programmes de suivi, (ii) la diminution de la valeur du Site, (iii) la perte de bénéfice d’exploitation du Site, (iv) les responsabilités vis-à-vis des tiers et/ou des autorités publiques, (v) les pénalités, intérêts, procédures et frais d’experts techniques, légaux ou financiers.

17.3. Avant la Date de Début, Prologis aura réalisé une Phase I d’Evaluation Environnementale du Site et une Investigation Géotechnique de Site sur le Site, pour son propre compte. L’Evaluation et l’Investigation Géotechnique de Site seront jointes à la présente Convention en Annexe 8.

17.4. Avant la fin de la présente Convention, Skechers ordonnera à ses propres frais à un expert agréé de réaliser une étude de reconnaissance du sol sur le Site. Si les résultats de cette étude de reconnaissance du sol indiquent qu’il y a des concentrations de substances dans le sol et/ou dans les eaux souterraines du Site excédant les standards qui s’appliquent à cette date et/ou qui doivent donner lieu à d’autres mesures d’investigations et/ ou à une décontamination du sol, Skechers fera procéder à ces investigations et à cette décontamination du sol pour son propre compte.

Skechers compensera de même Prologis pour tout dommage que ce dernier pourrait souffrir du fait de toute contamination du sol et/ou des eaux souterraines excédant la contamination mesurée dans l’Evaluation et l’Investigation Géotechnique de Site qui seront jointes en Annexe 8 ou résultant des investigations et mesures de décontamination réalisées par Skechers pour cette contamination, sauf si et dans la mesure où Skechers peut prouver que cette contamination est due aux activités de tiers.

Skechers fera un effort raisonnable pour assurer que les investigations et les mesures de décontamination soient réalisées avant la fin de la présente Convention et interfèrent aussi peu que possible avec l’usage du Site.

Article 18 - Conditions du Titre de Propriété

18.1. Dès que Prologis a acquis le Terrain des Services Promotion Initiatives en Province de Liège (SPI) SCRL, Prologis communiquera un extrait contenant les dispositions du titre de propriété qui sont pertinentes pour Skechers. Cet extrait sera aussi joint en Annexe 10 à la présente Convention. Skechers s’est vu remettre un projet de convention (ou du moins, un extrait reprenant le projet de dispositions du titre de propriété qui sont pertinentes pour Skechers), afin de permettre à Skechers de vérifier si ces dispositions ne sont pas matériellement plus contraignantes que celles prévues dans le titre de propriété relatif au terrain sur lequel le Distribution Center I, le Distribution Center II et le Distribution Center III sont construits.

18.2. Skechers s’engage à se conformer aux termes du titre de propriété et s’engage, pour lui-même, chacun de ses ayants droit et chacun de ses successeurs et cessionnaires, à se conformer consciencieusement aux dispositions pertinentes du titre de propriété, dans la mesure où ces dispositions sont ou peuvent être appliquées à Skechers, et à assurer que ces dispositions sont consciencieusement respectées par tout tiers qui pourrait acquérir un droit de bail, d’usage ou tout autre droit sur les Lieux ou le Site.

18.3. Skechers indemnisera et tiendra pleinement indemne Prologis pour tous dommages et/ou coûts qui pourraient résulter du non-respect des dispositions pertinentes du titre de propriété.

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Article 19 - Faillite - Manquement

19.1. En cas de défaillance, de faillite et de liquidation, volontaire ou involontaire ou en cas de réorganisation de Skechers, en cas de saisie des biens de Skechers ou en cas de défaut de Skechers de satisfaire à ses obligations en vertu de la présente Convention ou d’autres conventions importantes, Prologis sera autorisée à mettre fin à la présente Convention, sans être redevable de dommages et intérêts. Dans ce cas, Skechers devra cependant payer en tant qu’indemnité à Prologis la Redevance, indexée, pour la durée restante de la présente Convention telle que mentionnée à l’Article 6.1, ou en cas d’extension conformément à l’Article 6.2.

19.2. L’indemnité mentionnée ci-dessus a été expressément convenue sur la base du fait que les Lieux sont préfinancés et construits par Prologis à la demande et sur instruction de Skechers et que, par conséquent, la faculté de Prologis de recevoir la Redevance convenue durant au moins 15 ans constitue un élément essentiel de la présente Convention, sans lequel Prologis n’aurait jamais conclu la présente Convention.

Article 20 - Garantie bancaire

20.1. En cas de changement important dans la liquidité, la solvabilité et les résultats financiers de Skechers et/ou du Garant ou de menace de tel changement, par rapport à la liquidité, la solvabilité et les résultats financiers de Skechers et/ou du Garant au moment de la conclusion de la présente Convention, Skechers remettra à Prologis, à la première demande de ce dernier, en tant que sûreté pour la bonne exécution par Skechers de ses obligations en vertu de la présente Convention ainsi qu’en vertu de la Convention DC I, de la Convention DC II et de la Convention DC III (et leurs amendements respectifs), une garantie bancaire abstraite, cessible et appelable à première demande, irrévocable et inconditionnelle en faveur de Prologis et de Prologis Belgium II sprl (et de tout autre futur propriétaire des lieux respectifs) par une banque importante de bon standing (A rating) disposant d’un siège social en Belgique (sous une forme approuvée par Prologis à l’avance à sa seule discrétion), égale au montant total de trois (3) mois de Redevance en vertu de la présente Convention ainsi qu’en vertu la Convention DC I, de la Convention DC II et de la Convention DC III (ci-après la « Garantie Bancaire »).

La Garantie Bancaire, le cas échéant, sera valide pour la durée de la présente Convention, de la Convention DC I, de la Convention DC II et de la Convention DC III, en ce compris leurs éventuelles extensions, plus six (6) mois.

20.2. Le cas échéant, à la fin de chaque période de cinq ans de la présente Convention, le montant de la Garantie Bancaire sera adapté de sorte qu’il corresponde toujours à trois (3) mois de Redevance en vertu de la Convention DC I plus la TVA applicable due à ce moment.

20.3. Le cas échéant, si un ou plusieurs des bénéficiaires de la Garantie Bancaire exécutent partiellement ou totalement la Garantie Bancaire pendant la durée de la présente Convention, Skechers s’engage à remettre aux bénéficiaires (endéans une période postulée par ces derniers) une Garantie Bancaire de remplacement (ou un amendement à la Garantie Bancaire qui a déjà été partiellement ou intégralement réalisée) qui s’élève à trois (3) mois de Redevance due à ce moment en vertu de la Convention DC I plus la TVA applicable.

20.4. Le cas échéant, les bénéficiaires de la Garantie Bancaire seront autorisés à faire appel à la Garantie Bancaire afin de, sans limitation, (i) couvrir les coûts de restitution des Lieux en vertu de la présente Convention ainsi qu’en vertu de la Convention DC I, de la Convention DC II et de la Convention DC III (et leurs amendements respectifs) dans l’état tel que décrit dans les rapports d’inspection respectifs conformément aux dispositions respectives de la présente Convention et des Conventions DC III, DC II et DC I ; et/ou (ii) compenser tous montants dus par Skechers à un ou plusieurs bénéficiaires en vertu de ces Conventions ; et/ou (iii) compenser tous dommages, toutes pertes, tous coûts et toutes dépenses encourus par les bénéficiaires de la Garantie Bancaire suite à toute violation de ces Conventions par Skechers, sans préjudice de tout autre remède fourni par ces Conventions ou fourni par la loi. Le recouvrement par un ou plusieurs des bénéficiaires de la Garantie Bancaire de tout ou partie des montants de la Garantie Bancaire ne libèrera pas Skechers de l’exécution de ses obligations en vertu de la présente Convention et des Conventions DC III, DC II et DCI.

20.5. La présente clause est convenue sans préjudice de l’application et de la mise en œuvre de l’article 21 ci-dessous.

Article 21 - Garantie de la société mère (« hoofdelijke borgtocht/caution solidaire »)

21.1. Le Garant sera indivisiblement et solidairement responsable avec Skechers vis-à-vis de Prologis pour la bonne exécution par Skechers de ses obligations et engagements en vertu de la présente Convention.

21.2. Le Garant renonce à ses droits aux termes des articles 2026 et 2037 du Code civil.

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21.3. Le Garant accepte de ne pas réclamer à Skechers le remboursement de tout paiement fait à Prologis en vertu du présent Article 21 ou de ne pas accepter de paiement ou de sûreté de Skechers, lorsque un tel remboursement ou paiement au Garant pourrait mettre à mal la bonne exécution par Skechers de ses obligations en vertu de la présente Convention.

21.4. Skechers remettra à la première demande de Prologis les états financiers annuels du Garant. En cas de survenance d’un changement négatif important dans la la situation financière du Garant, Skechers obtiendra qu’une autre société acceptable pour Prologis fournisse une garantie de remplacement aux termes décrits dans le présent Article et Skechers obtiendra que cette autre société conclue un avenant à la présente Convention à la demande écrite de Prologis.

21.5. Les coûts relatifs à la présente garantie, sa mise en œuvre devant les tribunaux ou devant un officier public, et son exécution seront supportés exclusivement par le Garant.

21.6. Le Garant déclare que le fait de fournir la garantie mère telle que décrite au présent Article, est conforme à son objet social.

21.7. La présente clause est convenue sans préjudice de l’application et de la mise en œuvre de l’article 20 ci-dessus.

Article 22 - Enregistrement

22.1. Skechers est responsable de l’enregistrement de la présente Convention et en paiera tous les coûts, toutes les charges et toutes les amendes.

22.2. Vu que la présente Convention doit être considérée comme une convention par laquelle les Lieux sont à la disposition de Skechers pour des activités décrites à l’article 18, § 1er, seconde section, 9° du Code de TVA belge, la présente Convention sera enregistrée au droit fixe de € 50.

Partie III – Clauses générales et finales

Article 1 - Langue

1.1. Les Parties et le Garant reconnaissent qu’ils ont requis que la présente Convention soit rédigée en français et en anglais. La version française sera utilisée à des fins d’enregistrement. La version anglaise sera jointe à la version française en tant qu’Annexe 11. En cas de divergences la version anglaise prévaudra.

1.2. Les Parties et le Garant reconnaissent qu’ils ont requis que toutes les notifications et les procédures légales dont question ci-dessous ou s’y rapportant soient rédigées en anglais, dans la mesure permise par les règles d’ordre public se rapportant directement ou indirectement à ces procédures.

Article 2 - Election de domicile - Notifications

2.1. Pour les besoins de la présente Convention, les Parties et le Garant font élection de domicile à leur siège social respectif.

2.2. Toute notification en vertu de la présente Convention sera faite par exploit d’huissier de justice ou par lettre recommandée. Les notifications seront considérées avoir été remises et être effectives (i) si remises par un huissier au moment de la remise, ou (ii) si envoyées par lettre recommandée dans les deux (2) jours ouvrables du dépôt au bureau de poste.

Article 3 - Clauses diverses

3.1. La présente Convention, en ce compris ses Annexes, contient l’intégralité de l’accord des Parties s’y rapportant et du Garant en ce qui concerne l’objet auquel elle se réfère et contient tout ce que les Parties et le Garant ont négocié et convenu dans le cadre de la présente Convention.

Aucun amendement ou modification à la présente Convention ne prendra effet à moins d’avoir été convenu par écrit et d’avoir été signé par les représentants valablement autorisés des Parties et - le cas échéant - du Garant.

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Les Annexes à la présente Convention en font partie intégrante et toute référence à la présente Convention inclura une référence aux Annexes et vice versa.

La présente Convention remplace et annule tout accord, toute communication, toute offre, toute proposition, ou toute correspondance, orale ou écrite, échangée précédemment ou conclue entre les Parties et le Garant et se référant au même objet.

3.2. Nonobstant toute clause contraire de la présente Convention, aucune Partie ne sera responsable du retard ou du défaut d’exécution de ses obligations en vertu de la présente Convention résultant d’une cause échappant à son contrôle raisonnable ou résultant de grèves, blocages, arrêts de travail ou conflits sociaux collectifs, dans la mesure où la Partie invoquant la force majeure informe l’autre Partie dès que raisonnablement possible de la survenance et de la durée estimée et de sa fin, ainsi qu’une description précise des causes. Si la situation de force majeure a une durée de plus de deux (2) mois, l’autre Partie est autorisée à terminer la présente Convention conformément aux termes de la présente Convention.

3.3. Si une ou plusieurs dispositions de la présente Convention sont déclarées invalides, illégales ou inexécutables en vertu du droit applicable, la validité, la légalité et le caractère exécutoire des dispositions restantes ne seront en aucune manière affectées. Dans l’hypothèse où une telle invalidité, illégalité ou inexécution d’une clause affecte l’entièreté de la présente Convention, chacune des Parties et - le cas échéant - le Garant feront leurs meilleurs efforts pour négocier immédiatement et de bonne foi une disposition de remplacement valide qui est économiquement égale à la clause affectée.

3.4. Le défaut ou le retard d’une Partie d’exercer un droit ou un remède en vertu de la présente Convention ne sera pas considéré comme une renonciation à s’en prévaloir, et l’exercice unique ou partiel de quelque droit ou remède que ce soit n’empêchera aucun autre ou ultérieur exercice. Les droits et remèdes résultant de la présente Convention sont cumulables et n’excluent pas les droits ou remèdes résultant de la loi.

Article 4 -Droit applicable et juridiction

4.1. La présente Convention est gouvernée par le droit belge.

4.2. Les tribunaux de commerce de Liège sont seuls et exclusivement compétents pour régler tout litige concernant la conclusion, la validité, l’exécution ou l’interprétation de la présente Convention.

*

*         *

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Fait à […], le […] , en quatre exemplaires originaux, chaque Partie et le Garant déclarant avoir reçu un exemplaire original, et un exemplaire étant destiné aux fins d’enregistrement.

Prologis

Nom:	Bram Verhoeven
Qualité:	Porteur de procuration

Skechers

Nom:	Monsieur David Weinberg
Qualité:	Gérant

Garant

Nom:	Monsieur David Weinberg
Qualité:	Directeur

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Annexes:

1.	Plan du Site (incluant le Terrain et le terrain adjacent au Terrain)
2.	Plan de situation des Lieux
3.	Spécifications Descriptives des Lieux
4.	Etapes
5.	Copie de la demande de permis unique - à ajouter quand disponible
6.	Rapport d’état de délivrance - à ajouter quand réalisé
7.	Liste des équipements et des services
8.	Etude de sol du Site - à ajouter quand réalisée
9.	Servitudes et obligations - à ajouter quand disponible
10.	Extrait du titre de propriété - à ajouter quand disponible
11.	Version [anglaise] de la présente Convention
12.	Convention de nivellement du sol

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Ground levelling DC4 Liège

Agreement

Between the undersigned:

1.

The limited liability company Prologis Belgium III BVBA, having its registered office at 2850 Boom, Scheldeweg 1, registered with the Crossroads Bank for Enterprises under the number 0472.435.629 (RLE Antwerp) and with VAT number 0472.435.629, represented by Mr. Bram Verhoeven, holder of a special proxy,

hereinafter referred to as "Prologis",

AND

2.

The limited liability company Skechers EDC Sprl, having its registered office at 4041 Milmort (Liège), avenue du Parc Industriel 3, registered with the Crossroads Bank for Enterprises under the number 0478.543.758 (RLE Liège) and with VAT number 0478.543.758, represented by Mr. David Weinberg, Business Manager,

hereinafter referred to as "Skechers",

Prologis and Skechers hereinafter jointly referred to as “Parties” or individually as a “Party”;

AND

3.

The limited liability company under the laws of the State of Delaware (USA) Skechers USA Inc., having its registered office at CA 90266 Manhattan Beach (USA), Manhattan Beach Blvd. 228, and registered under the Commission File Number 001-1429 with I.R.S. Employer Identification No. 95-437615, represented by Mr. David Weinberg, Director

hereinafter referred to as "Guarantor",

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Ground levelling DC4 Liège

WHEREAS:

1.

Parties and the Guarantor have executed, at present, a conditional agreement (the "Warehouse Agreement") with respect to the design, construction and putting at the disposal by Prologis to Skechers, of warehouses, mezzanine and offices, i.e. the Prologis Park Liège Distribution Center IV, on a parcel of land located in the Industrial Park Hauts-Sarts, Milmort, Liège, Avenue du Parc Industriel (the "Land") and on a portion of the land on which Prologis Park Liège Distribution Centers II and III has been, respectively is being constructed (together referred to as the "Site"), as further described in Article 1.1, last paragraph of Part I of the Warehouse Agreement.

2.	The Land is currently owned by Services Promotion Initiatives en Province de Liège (SPI) SCRL. Prologis is negotiating terms and conditions of the acquisition of the Land.
3.

The Warehouse Agreement is conditional to both (i) obtaining the required building and environmental permit(s) and other consents and authorisations for the design and construction of the Prologis Park Liège Distribution Center IV, and (ii) acquisition of the Land.

4.	Given the timing constraints for Skechers, Skechers has nevertheless requested Prologis to start ground levelling works on the Site.

THE FOLLOWING HAS BEEN AGREED:

1.

Prologis shall use best efforts in order to obtain the prior approval of Services Promotion Initiatives en Province de Liège (SPI) SCRL in order to start ground levelling works on the Site in view of the construction of the Prologis Park Liège Distribution Center IV, as further detailed in Appendix 1, i.e. prior to the acquisition of the Land by Prologis.

2.

Subject to obtaining the approval by Services Promotion Initiatives en Province de Liège (SPI) SCRL to start the ground levelling works ahead of the acquisition of the Land, Prologis shall apply for the required building and environmental permit(s) and other consents and authorisations for the ground levelling works on the Site as further detailed in Appendix 1. To the extent possible Prologis shall apply for such permits and authorisations separately from and in advance of the application for the building and environmental permit(s) and other consents and authorisations for the actual design and construction of the Prologis Park Liège Distribution Center IV.

3.

As from reception of the confirmation of the undisputable, executable and final approvals, permits and consents referred to sub 1 and 2 above, Prologis shall use best efforts in order to start ground levelling works on the Site in view of the construction of the Prologis Park Liège Distribution Center IV, as further detailed in Appendix 1, as soon as reasonably and technically possible.

4.

In the event the Conditions Precedent, as defined in the Warehouse Agreement, are not cumulatively fulfilled in accordance with the Warehouse Agreement, and provided this non-fulfilment is not exclusively attributable to Prologis, any and all costs incurred and paid by Prologis to third parties with respect to the present Agreement and the works referred to therein, including but not limited to the costs for any actual ground levelling works on the Site and reinstatement of the Site, shall be entirely and unconditionally reimbursed by Skechers, at the first request of Prologis and Prologis shall be held harmless by Skechers with respect hereto.

5.

The Guarantor shall be jointly and severally liable with Skechers vis-à-vis Prologis for the good performance by Skechers of its obligations and undertakings under present Agreement. Article 21 "Parent Company Guarantee ("hoofdelijke borgtocht/caution solidaire")" of Part II of the Warehouse Agreement applies accordingly.

6.	For the avoidance of doubt, the present Agreement is not conditional to the Conditions Precedent, as defined in the Warehouse Agreement.
7.

The present Agreement is governed by Belgian law. The commercial courts of Liège will have sole and exclusive jurisdiction with respect to any dispute relating to the conclusion, validity, the implementation or the interpretation of this Agreement.

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Ground levelling DC4 Liège

Done in                                             , on                                           2015, in three original counterparts, each Party and the Guarantor acknowledging receipt of a fully executed original copy.

Prologis

Name:	Bram Verhoeven
Capacity:	Holder of a special proxy

Skechers

Name:	David Weinberg
Capacity:	Business Manager

Guarantor

Name:	David Weinberg
Capacity:	Director

Appendices

1.	Ground levelling works - technical description

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